Exhibit 10.23

                                                             EXECUTION COPY






                              CREDIT AGREEMENT


                                dated as of


                             February 14, 2001


                                   among


                          ALAMOSA HOLDINGS, INC.,

                         ALAMOSA (DELAWARE), INC.,

                           ALAMOSA HOLDINGS, LLC,

                         The Lenders Party Hereto,

                      EXPORT DEVELOPMENT CORPORATION,
                         as Co-Documentation Agent,

                         FIRST UNION NATIONAL BANK,
                          as Documentation Agent,

                      TORONTO DOMINION (TEXAS), INC.,
                           as Syndication Agent,

                                    and

                            CITICORP USA, INC.,
                as Administrative Agent and Collateral Agent

                        ---------------------------

                     EXPORT DEVELOPMENT CORPORATION and
                       FIRST UNION SECURITIES, INC.,
                             as Lead Arrangers,

                                    and

                       SALOMON SMITH BARNEY INC. and
                         TD SECURITIES (USA) INC.,
              as Joint Lead Arrangers and Joint Book Managers


=============================================================================







                             TABLE OF CONTENTS

                                                                       Page



                                 ARTICLE I

                                Definitions

        SECTION 1.01.  Defined Terms........................................3
        SECTION 1.02.  Classification of Loans and
                         Borrowings........................................39
        SECTION 1.03.  Terms Generally.....................................39
        SECTION 1.04.  Accounting Terms; GAAP..............................40

                                 ARTICLE II

                                The Credits

        SECTION 2.01.  Commitments.........................................40
        SECTION 2.02.  Loans and Borrowings................................41
        SECTION 2.03.  Requests for Borrowings.............................42
        SECTION 2.04.  Letters of Credit...................................43
        SECTION 2.05.  Funding of Borrowings...............................48
        SECTION 2.06.  Interest Elections..................................49
        SECTION 2.07.  Termination and Reduction of
                         Commitments.......................................51
        SECTION 2.08.  Repayment of Loans; Evidence of
                         Debt..............................................52
        SECTION 2.09.  Automatic Commitment Reductions;
                         Amortization of Term Loans........................53
        SECTION 2.10.  Prepayment of Loans.................................55
        SECTION 2.11.  Fees................................................57
        SECTION 2.12.  Interest............................................58
        SECTION 2.13.  Alternate Rate of Interest..........................59
        SECTION 2.14.  Increased Costs.....................................60
        SECTION 2.15.  Break Funding Payments..............................61
        SECTION 2.16.  Taxes...............................................62
        SECTION 2.17.  Payments Generally; Pro Rata
                         Treatment; Sharing of Set-offs....................63
        SECTION 2.18.  Mitigation Obligations; Replacement
                         of Lenders........................................65


                                ARTICLE III

                       Representations and Warranties

        SECTION 3.01.  Organization; Powers................................67
        SECTION 3.02.  Authorization; Enforceability.......................67
        SECTION 3.03.  Governmental Approvals; No
                         Conflicts.........................................67
        SECTION 3.04.  Financial Condition; No Material
                         Adverse Change....................................68
        SECTION 3.05.  Properties..........................................69
        SECTION 3.06.  Litigation and Environmental
                         Matters...........................................69
        SECTION 3.07.  Compliance with Laws and Agreements ................70
        SECTION 3.08.  Investment and Holding Company Status ..............70
        SECTION 3.09.  Taxes...............................................70
        SECTION 3.10.  ERISA...............................................71
        SECTION 3.11.  Disclosure..........................................71
        SECTION 3.12.  Restricted Subsidiaries.............................71
        SECTION 3.13.  Absence of Non-Permitted Obligations................72
        SECTION 3.14.  Licenses............................................73
        SECTION 3.15.  Insurance...........................................73
        SECTION 3.16.  Labor Matters.......................................73
        SECTION 3.17.  Solvency............................................74
        SECTION 3.18.  Use of Proceeds.....................................74
        SECTION 3.19.  FCC Compliance......................................74
        SECTION 3.20.  Security Documents..................................75
        SECTION 3.21.  Copyrights, Trademarks, etc.........................76
        SECTION 3.22.  Federal Regulations.................................76
        SECTION 3.23.  Total Borrower Capital..............................76


                                 ARTICLE IV

                                 Conditions

        SECTION 4.01.  Effective Date......................................77
        SECTION 4.02.  Each Credit Event...................................82


                                 ARTICLE V

                           Affirmative Covenants

        SECTION 5.01.  Financial Statements and Other Information..........83
        SECTION 5.02.  Notices of Material Events..........................86
        SECTION 5.03.  Information Regarding Collateral....................87
        SECTION 5.04.  Existence; Conduct of Business......................88
        SECTION 5.05.  Payment of Obligations..............................88
        SECTION 5.06.  Maintenance of Properties...........................88
        SECTION 5.07.  Insurance...........................................88
        SECTION 5.08.  Casualty and Condemnation...........................89
        SECTION 5.09.  Books and Records; Inspection and Audit Rights......89
        SECTION 5.10.  Compliance with Laws................................89
        SECTION 5.11.  Use of Proceeds and Letters of Credit...............89
        SECTION 5.12.  Additional Subsidiaries.............................90
        SECTION 5.13.  Further Assurances..................................90
        SECTION 5.14.  Interest Rate Protection............................91
        SECTION 5.15.  Post-Closing Matters................................91


                                 ARTICLE VI

                             Negative Covenants

        SECTION 6.01.  Indebtedness; Certain Equity Securities ............92
        SECTION 6.02.  Liens...............................................95
        SECTION 6.03.  Fundamental Changes.................................96
        SECTION 6.04.  Investments, Loans, Advances, Guarantees
                         and Acquisitions..................................98
        SECTION 6.05.  Asset Sales.........................................99
        SECTION 6.06.  Sale and Leaseback Transactions....................101
        SECTION 6.07.  Hedging Agreements.................................101
        SECTION 6.08.  Restricted Payments; Certain Payments of
                         Indebtedness.....................................101
        SECTION 6.09.  Transactions with Affiliates.......................103
        SECTION 6.10.  Restrictive Agreements.............................103
        SECTION 6.11.  Amendment of Material Documents....................104
        SECTION 6.12.  Certain Financial Covenants........................105
        SECTION 6.13.  Liabilities of Special Purpose Subsidiaries........109
        SECTION 6.14.  Designation of Unrestricted Subsidiaries...........109


                                ARTICLE VII

                             Events of Default



                                ARTICLE VIII

                          The Administrative Agent



                                 ARTICLE IX

                               Miscellaneous

        SECTION 9.01.  Notice.............................................118
        SECTION 9.02.  Waivers; Amendments................................118
        SECTION 9.03.  Expenses; Indemnity; Damage Waiver.................120
        SECTION 9.04.  Successors and Assign..............................122
        SECTION 9.05.  Survival...........................................126
        SECTION 9.06.  Counterparts; Integration; Effectiveness...........126
        SECTION 9.07.  Severability.......................................127
        SECTION 9.08.  Right of Setoff....................................127
        SECTION 9.09.  GOVERNING LAW; JURISDICTION; CONSENT TO
                         SERVICE OF PROCESS...............................127
        SECTION 9.10.  WAIVER OF JURY TRIAL...............................128
        SECTION 9.11.  Headings...........................................129
        SECTION 9.12.  Confidentiality....................................129
        SECTION 9.13.  Interest Rate Limitation...........................130
        SECTION 9.14.  Release of Subsidiaries............................130
        SECTION 9.15.  Roberts Term Loans and WOW Term Loans..............131



SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.14 -- Network Area/Licenses
Schedule 3.15 -- Insurance
Schedule 3.22 -- Mortgaged Property
Schedule 4.01 -- Consents and Approvals
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.10 -- Existing Restrictions


EXHIBITS:

Exhibit A     -- Form of Assignment and Acceptance
Exhibit B-1   -- Form of Opinion of Borrower's Counsel
Exhibit B-2   -- Opinion of Sprint's Counsel
Exhibit B-3   -- Form of Opinion of Local Counsel
Exhibit C     -- Form of Guarantee Agreement
Exhibit D     -- Form of Indemnity, Subrogation and
                 Contribution Agreement
Exhibit E     -- Form of Pledge Agreement
Exhibit F     -- Form of Security Agreement
Exhibit G     -- Form of Consent and Agreement






                             CREDIT AGREEMENT dated as of February 14,
                      2001, among ALAMOSA HOLDINGS, INC., a Delaware corporation ("Superholdings"), ALAMOSA (DELAWARE), INC., a Delaware corporation formerly known as Alamosa PCS Holdings, Inc. ("Alamosa Delaware"), ALAMOSA HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), the LENDERS party hereto, EXPORT DEVELOPMENT CORPORATION, as Co-Documentation Agent (the "Co-Documentation Agent"), FIRST UNION NATIONAL BANK, as Documentation Agent (the "Documentation Agent"), TORONTO DOMINION (TEXAS), INC., as Syndication Agent (the "Syndication Agent"), and CITICORP USA, INC. as Administrative Agent and Collateral Agent (the "Administrative Agent").

               Pursuant to or in connection with: (A) an agreement and plan of reorganization (the "Roberts Agreement") entered into among Alamosa Delaware, Superholdings, Alamosa Sub I, Inc., a Delaware corporation formed by Superholdings ("Merger Sub") and Roberts Wireless Communications L.L.C., a Delaware limited liability company ("Roberts") and the members thereof,
(a) the members of Roberts formed a new limited liability company ("RW Holdings") that owns all the outstanding equity interests in Roberts, and
(b) RW Holdings will merge with and into Superholdings, with Superholdings surviving the merger, in a transaction in which the members of RW Holdings receive merger consideration consisting of common stock of Superholdings and up to $4,000,000 in cash (such transactions being referred to herein collectively as the "Roberts Merger"); and (B) an agreement and plan of reorganization (the "WOW Agreement") entered into among Alamosa Delaware, Superholdings, Merger Sub and Washington Oregon Wireless, LLC, a Delaware limited liability company ("WOW" and together with Roberts, the "Targets") and certain of the members thereof, (a) the members of WOW formed a new limited liability company ("WOW Holdings") that owns all the outstanding equity interests in WOW, and (b) WOW Holdings will merge with and into Superholdings with Superholdings surviving the merger, in a transaction in which the members of WOW Holdings receive merger consideration consisting of common stock of Superholdings and up to $12,500,000 in cash (such transactions being referred to herein collectively as the "WOW Merger"). In connection with the foregoing and immediately following the consummation of the Roberts Merger and the WOW Merger (i) pursuant to an agreement and plan of reorganization (the "Alamosa Delaware Agreement" and together with the Roberts Agreement and the WOW Agreement, the "Merger Agreements") among Alamosa Delaware, Alamosa PCS Holdings, Inc., a Delaware corporation ("APCS"), Superholdings and Merger Sub, APCS will merge with and into Merger Sub with APCS surviving the merger as a wholly owned subsidiary of Superholdings in a transaction in which the shareholders of APCS receive merger consideration consisting of common stock of Superholdings (the "APCS Merger") and (ii) Superholdings will become a publicly held corporation. The transactions described in this paragraph are referred to herein as the "Merger Transactions".

               In addition, in connection with the Merger Transactions and immediately following the consummation thereof, (a) Superholdings will contribute 100% of its ownership interests in Roberts and WOW to APCS, (b) APCS will contribute 100% of such ownership interests in Roberts and WOW to Alamosa Delaware, (c) Alamosa Delaware will contribute 100% of such ownership interests in Roberts and WOW to the Borrower (the "Roberts/WOW Contribution"), (d) Alamosa Delaware will contribute 100% of the equity interests in Alamosa PCS, Inc. ("Alamosa") to the Borrower (the "Alamosa Contribution"), (e) on or prior to the date hereof, Alamosa Delaware or a subsidiary thereof will make an equity contribution (the "Alamosa Delaware Contribution" and, together with the Roberts/WOW Contribution and the Alamosa Contribution, the "Contributions") to the Borrower of not less than $150,000,000, provided that the full amount thereof shall be available to the Borrower on the date hereof, by (i) contributing to the Borrower (or its subsidiaries) outstanding loans theretofore made by Alamosa Delaware or a subsidiary thereof to Roberts or its Affiliates and WOW and/or by (ii) making a direct or indirect cash contribution to the equity of the Borrower, in an amount equal to the amount, if any, by which the required equity contribution exceeds the principal amount plus accrued interest thereon of such contributed loans, (f) on or prior to the date hereof, Alamosa Delaware will contribute (the "Senior Notes Contribution") to the Borrower and/or one or more subsidiaries thereof an amount equal to $178,500,000 of the net proceeds from the issuance of the 12 1/2% Senior Notes due 2011 of Alamosa Delaware; provided that the full amount thereof shall be available to the Borrower on the date hereof, (g) the existing $175,000,000 bank credit facility of Alamosa with the Export Development Corporation (the "EDC Facility") will be terminated, all commitments thereunder will be terminated and all outstanding indebtedness thereunder will be repaid, (h) the Borrower will obtain the senior secured credit facilities provided for under this Agreement and (i) fees and expenses in connection with the Transactions (as defined below) in an aggregate amount of approximately $17,800,000 (the "Transaction Costs") will be paid. The transactions described in this paragraph, together with the Merger Transactions are collectively referred to herein as the "Transactions".

               Superholdings, Alamosa Delaware and the Borrower have requested the Lenders to extend credit in the form of (a) Term Loans during the Term Availability Period in an aggregate principal amount not in excess of $240,000,000, including $20,000,000 of Roberts Term Loans and $10,000,000 of WOW Term Loans, and (b) Revolving Loans during the Revolving Availability Period in an aggregate principal amount not in excess of $40,000,000. The proceeds of (i) the Roberts Term Loans are to be used solely to refinance an equivalent principal amount of Existing Roberts Indebtedness, (ii) the WOW Term Loans are to be used solely to refinance an equivalent principal amount of Existing WOW Indebtedness and (iii) the remaining Term Loans made on the Effective Date, together with proceeds from the Alamosa Delaware Contribution, are to be used solely to (a) pay the cash portion of the merger consideration of the Targets, (b) refinance the EDC Facility, (c) refinance existing indebtedness of the Targets and
(d) pay fees and expenses related to the Transactions. The proceeds of the remaining Term Loans and Revolving Loans made after the Effective Date are to be used for general corporate purposes of the Borrower and the Subsidiaries, including funding capital expenditures, subscriber acquisition and marketing costs, purchases of spectrum and working capital needs.

               The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                 ARTICLE I

                                Definitions

               SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

               "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

               "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

               "Administrative Agent" means Citicorp USA, Inc., in its capacity as administrative agent for the Lenders hereunder.

               "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

               "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

               "Agents" means the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent.

               "Aggregate Service Revenue" means for any period, total revenues less revenues from equipment sales of Alamosa Delaware and its Restricted Subsidiaries.

               "Alamosa" means Alamosa PCS, Inc., a Delaware corporation and a wholly owned subsidiary of the Borrower.

               "Alamosa Delaware" means Alamosa (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of APCS.

               "Alamosa Delaware Indentures" means (i) the 127/8% Senior Discount Notes Indenture and (ii) the 12 1/2% Senior Notes Indenture.

               "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Citibank Base Rate in effect on such day,
(b) the Base CD Rate in effect on such day plus 1/2 of 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Citibank Base Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

               "Annualized EBITDA" means, in respect of any fiscal quarter, Consolidated EBITDA for the two consecutive fiscal quarters ending on the last day of such fiscal quarter, multiplied by two.

               "APCS" means Alamosa PCS Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Superholdings.

               "Applicable Commitment Fee Rate" means, with respect to the commitment fee payable pursuant to Section 2.11(a), a rate per annum equal to (x) 1.50% for each day on which Usage is less than or equal to 33.33%,
(y) 1.25% for each day on which Usage is greater than 33.33% but less than or equal to 66.66% and (z) 1.00% for each day on which Usage is greater than 66.66%. For purposes of the foregoing, "Usage" means, on any date, the percentage obtained by dividing (i) the sum of the aggregate outstanding Term Loans and the aggregate Revolving Exposure on such date by (ii) the sum of the aggregate outstanding Term Loans, unutilized Term Commitments and Revolving Commitments on such date.

               "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

               "Applicable Rate" means, for any day with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until September 30, 2002 the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 1:

============================================================================
                                      ABR                 Eurodollar
        Leverage Ratio:             Spread                  Spread
        ---------------             ------                ----------

        Category 1
        ----------
      Initial Spread                3.00                   4.00

        Category 2
        ----------
 Greater than or equal to
         10.0:1.0                   2.75                   3.75

        Category 3
        ----------
 Greater than or equal to
          8.0:1.0
       and less than
         10.0:1.0                   2.50                   3.50

        Category 4
        ----------
 Greater than or equal to
          6.0:1.0
       and less than
          8.0:1.0                   2.25                   3.25

        Category 5
        ----------
 Greater than or equal to
          5.0:1.0
       and less than
          6.0:1.0                   2.00                   3.00

        Category 6
        ----------
     Less than 5.0:1.0              1.75                   2.75
============================================================================


               For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 at the option of the Administrative Agent or at the request of the Required Lenders if (A) an Event of Default has occurred and is continuing, during the period of time such Event of Default is continuing, or (B) the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or
(b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

               "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

               "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

               "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

               "Borrower" means Alamosa Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Alamosa Delaware.

               "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

               "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

               "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Alamosa Delaware and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Alamosa Delaware and the Restricted Subsidiaries during such period.

               "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

               "Change in Control" means (a) the acquisition of ownership beneficially or of record, by any Person other than (i) Superholdings of any Equity Interest in APCS, (ii) APCS of any Equity Interest in Alamosa Delaware or (iii) Alamosa Delaware of any Equity Interest in the Borrower;
(b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Persons (or Affiliates thereof) owning capital stock of Superholdings on the Effective Date, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Superholdings; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Superholdings by Persons who were neither (i) nominated by the board of directors of Superholdings nor (ii) appointed by directors so nominated.

               "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

               "Citibank" means Citicorp USA, Inc., a New York banking corporation.

               "Citibank Base Rate" means the rate of interest publicly announced by Citibank, N.A. in New York from time to time as its Citibank Base Rate.

               "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Co-Documentation Agent" has the meaning set forth in the preamble of this Agreement.

               "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

               "Collateral and Guarantee Requirement" means the requirement that:

               (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of each of the Security Documents duly executed and delivered on behalf of all Loan Parties thereto (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to each Security Document, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

               (b) all outstanding Equity Interests of the Borrower and each Restricted Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

               (c) all Indebtedness of Superholdings, APCS, Alamosa Delaware, the Borrower and any subsidiary of any of the above that is owing to Alamosa Delaware, the Borrower or any Subsidiary Loan Party shall have been pledged pursuant to the Security Documents and, to the extent evidenced by a promissory note, the Administrative Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

               (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

               (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

               (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

               "Commitment" means a Revolving Commitment, Term Commitment, or any combination thereof (as the context requires).

               "Communications Act" means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

               "Consent and Agreement" means the Consent and Agreement among Sprint Spectrum L.P., Sprintcom, Inc., Sprint Communications Company, L.P., Cox Communications PCS, L.P., Cox PCS License, LLC, Wirelessco, L.P. and the Administrative Agent, substantially in the form of Exhibit G.

               "Consolidated Cash Interest Expense" means, for any period, the excess of (a) without duplication, the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Alamosa Delaware and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of Alamosa Delaware or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(y) below that were amortized or accrued in a previous period, minus (b) without duplication, the sum of (x) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (y) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. For purposes of the foregoing, cash interest expense shall be determined taking into account any net payments made or received by Alamosa Delaware or any Restricted Subsidiary with respect to interest rate Hedging Agreements.

               "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary charges or non-cash charges for such period (provided, that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBIDTA during the period in which such cash payment is made) and (v) other charges to the extent solely attributable to SFAS 133, and minus (b) the sum of (i) interest income of Alamosa Delaware and the Restricted Subsidiaries for such period and (ii) without duplication and to the extent included in determining such Consolidated Net Income, any non-cash gains or extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

               "Consolidated Fixed Charges" means, for any period, the sum of (a) Consolidated Cash Interest Expense for such period, (b) the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of Alamosa Delaware and the Restricted Subsidiaries (other than payments made by Alamosa Delaware or any Restricted Subsidiary to Alamosa Delaware or a Restricted Subsidiary), (c) Capital Expenditures for such period (other than Capital Expenditures made with the Net Proceeds of Prepayment Events referred to in clause (a) of the definition of Prepayment Event) and (d) the aggregate amount of income Taxes paid in cash by Alamosa Delaware and the Restricted Subsidiaries during such period.

               "Consolidated Net Income" means, for any period, the net income or loss of Alamosa Delaware and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect, without duplication, any charge, tax or expense incurred or accrued by Superholdings or APCS during such period as though such charge, tax or expense had been incurred by Alamosa Delaware, to the extent that Alamosa Delaware has made any payment to or for the account of Superholdings or APCS in respect thereof); provided that there shall be excluded (a) the income of any Person (other than Alamosa Delaware) in which any other Person (other than Alamosa Delaware or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Alamosa Delaware or any of the Restricted Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Alamosa Delaware or any Restricted Subsidiary or the date that such Person's assets are acquired by Alamosa Delaware or any Restricted Subsidiary.

               "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or to which it or any of its property is bound.

               "Contributed Borrower Equity" means on any date, the sum of
(a) the aggregate amount of cash which shall have been received by the Borrower on or prior to such date as common equity contributions, plus (b) the aggregate principal amount of outstanding loans made by Alamosa Delaware or a Subsidiary thereof to each of Roberts and WOW that have been contributed to the Borrower or any of its subsidiaries on the date hereof minus (c) the cumulative aggregate amount of Restricted Payments that are Permitted Equity Proceeds Uses paid or made by Alamosa Delaware or the Restricted Subsidiaries during the period from the date hereof through such date.

               "Contributed Equity" means on any date, the aggregate amount of cash which shall have been received by Alamosa Delaware on or prior to such date as common equity contributions, minus the cumulative aggregate amount of Restricted Payments that are Permitted Equity Proceeds Uses paid or made by Alamosa Delaware or the Restricted Subsidiaries during the period from the date hereof through such date.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

               "Covered Pops" means the aggregate number of Pops within each geographic area for which a System owned by Alamosa Delaware or the Restricted Subsidiaries that provides coverage of such geographic area has commenced service.

               "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

               "Documentation Agent" has the meaning set forth in the preamble of this Agreement.

               "dollars" or "$" refers to lawful money of the United States of America.

               "EDC Facility" means the second amended and restated credit agreement dated June 23, 2000 (as amended, supplemented or otherwise modified from time to time) by and among Alamosa, as borrower, Alamosa Delaware, Texas Telecommunications LP, Alamosa Wisconsin Limited Partnership, Alamosa Delaware GP, LLC, Alamosa Wisconsin GP, LLC, Alamosa Finance LLC, Alamosa Limited LLC, as guarantors, Export Development Corporation, as administrative agent and the lenders named therein.

               "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

               "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

               "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Alamosa Delaware, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

               "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Alamosa Delaware or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Alamosa Delaware or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Alamosa Delaware or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Alamosa Delaware or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Alamosa Delaware or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

               "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               "Event of Default" has the meaning assigned to such term in
Article VII.

               "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

               (a) the consolidated net income (or loss) of Alamosa Delaware and its Restricted Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

               (b) the excess, if any, of the Net Proceeds received during such fiscal year by Alamosa Delaware and its consolidated
        Restricted Subsidiaries in respect of any Prepayment Events over the aggregate principal amount of Term Loans prepaid pursuant to
        Section 2.10(c) in respect of such Net Proceeds; plus

               (c) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

               (d) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Alamosa Delaware and its consolidated Restricted Subsidiaries increased (other than as a result of purchase accounting adjustments) during such fiscal year plus (iii) the net amount, if any, by which the consolidated accrued long-term asset accounts of Alamosa Delaware and the Restricted Subsidiaries decreased (other than as a result of purchase accounting adjustments) during such fiscal year; minus

               (e) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues and other consolidated accrued long-term liability accounts of Alamosa Delaware and its consolidated Restricted Subsidiaries decreased during such fiscal year plus (iv) the net amount, if any, by which the consolidated accrued long-term asset accounts of Alamosa Delaware and the Restricted Subsidiaries increased during such fiscal year; minus

               (f) the sum of (i) Capital Expenditures made in cash for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) plus (ii) cash consideration paid by Alamosa Delaware and the Restricted Subsidiaries during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness); minus

               (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by Alamosa Delaware and the Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans (except to the extent the Revolving Commitments are permanently reduced in the amount of and at the time of any such payment other than pursuant to Section 2.10(c) or
        (d)) and Letters of Credit, (ii) Term Loans prepaid pursuant to
        Section 2.10(c) or (d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

               "Excluded Assets" means, at any time, the collective reference to all assets of Alamosa Delaware or any Restricted Subsidiary then subject to a Lien permitted by sub-Section 6.02(iii) through (v).

               "Excluded Real Property Assets" means Real Property Assets which constitute Excluded Assets.

               "Excluded Real Property-Related Equipment" means Real Property-Related Equipment which constitutes Excluded Assets.

               "Excluded Taxes" means, with respect to the Administrative Agent, the Documentation Agent, the Co-Documentation Agent, the
Syndication Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

               "Existing Roberts Indebtedness" means indebtedness of Roberts existing on the date hereof under the Roberts Credit Agreement in an aggregate principal amount of $56,000,000.

               "Existing WOW Indebtedness" means indebtedness of WOW existing on the date hereof under the WOW Credit Agreement in an aggregate principal amount of $30,060,318.

               "FCC" means the Federal Communications Commission, or any other similar or successor agency of the Federal government administering the Communications Act.

               "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Financial Covenants" means the covenants set forth in
Section 6.12.

               "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or Alamosa Delaware, as applicable.

               "Financing Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

               "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

               "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

               "Funded Debt" means, as of any date, the sum of all Indebtedness for borrowed money of Alamosa Delaware and the Restricted Subsidiaries, determined on a consolidated basis, which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

               "Guarantee Agreement" means the Guarantee Agreement with respect to the Obligations, substantially in the form of Exhibit C, made by Superholdings, APCS, Alamosa Delaware and the Subsidiary Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

               "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               "Hedging Agreement" means any interest rate swap, cap or collar agreement or similar arrangement dealing with interest rates or currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies or any arrangement otherwise documented under an ISDA master agreement.

               "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "Indemnified Taxes" means Taxes other than Excluded Taxes.

               "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among Superholdings, APCS, Alamosa Delaware, the Borrower and the Subsidiary Loan Parties.

               "Information Memorandum" means the Confidential Information Memorandum dated January 2001 relating to the Borrower and the Transactions, as supplemented by Exhibits A and B thereto, the revised sources and uses table dated January 26, 2001, the revised capitalization tables dated January 26, 2001, the revised model dated January 26, 2001 the revised term sheet dated January 30, 2001.

               "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.06.

               "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

               "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

               "Investment" means purchasing, holding or acquiring (including pursuant to any merger with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or making or permitting to exist any loans or advances (other than commercially reasonable extensions of trade credit) to, guaranteeing any obligations of, or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment (including any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary in connection with any Investment and any Indebtedness assumed in connection with any acquisition of assets), plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash or property as a repayment of principal or a return of capital (including pursuant to any sale or disposition of such Investment), as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment or repayment involving a transfer of any property other than cash, such property shall be valued at its fair market value at the time of such transfer.

               "Issuing Bank" means Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

               "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

               "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

               "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Certain Lenders reflected on Schedule 2.01 as having no Term Commitments are becoming Lenders on the Effective Date by purchasing, pursuant to an Assignment and Acceptance, Term Loans in the amounts indicated for such Lenders on
Schedule 2.01 which are initially being made by other Lenders on the Effective Date, and such Lenders are executing this Agreement but shall not be deemed to have any Term Commitments hereunder.

               "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

               "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Annualized EBITDA of Alamosa Delaware and the Restricted Subsidiaries in respect of the fiscal quarter ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Alamosa Delaware most recently ended prior to such date).

               "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "License" means any license issued by the FCC that is used in connection with the operation of a System by Alamosa Delaware or a Restricted Subsidiary.

               "License Subsidiary" means Washington Oregon Wireless Licenses, LLC, a Delaware limited liability company and/or any other Wholly Owned Subsidiary of the Borrower designated as a License Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by
Section 3.13, (ii) all the Capital Stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Pledge Agreement and (iii) the Borrower and such Subsidiary have entered into a Special Purpose Funding Agreement.

               "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "Loan Documents" means this Agreement and the Security
Documents.

               "Loan Parties" means Superholdings, APCS, Alamosa Delaware, the Borrower and the Subsidiary Loan Parties.

               "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

               "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

               "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their material obligations under the Loan Documents or (c) any material rights of or benefits available to the Lenders under any Loan Document.

               "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

               "Moody's" means Moody's Investors Service, Inc.

               "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

               "Mortgaged Property" means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement under Section 4.01 or Section
5.12 or 5.13.

               "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees (including any underwriting fees, discounts and commissions) and out-of-pocket expenses paid by Alamosa Delaware, the Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Alamosa Delaware, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and
(iii) the amount of all taxes paid (or reasonably estimated to be payable, provided that such amounts withheld or estimated for tax payments shall, to the extent not utilized for the payment of taxes, be deemed to be Net Proceeds) by Alamosa Delaware, the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by Alamosa Delaware, the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable (provided that any reversal of any such reserves will be deemed to be Net Proceeds received at the time and in the amount of such reversal), in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

               "Net Property, Plant and Equipment" means net property, plant and equipment of Alamosa Delaware and the Restricted Subsidiaries as determined in accordance with GAAP.

               "Net Working Capital" means, at any date, (a) the consolidated current assets of Alamosa Delaware and its Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of Alamosa Delaware and its Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

               "Obligations" has the meaning assigned to such term in the Guarantee Agreement.

               "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

               "Perfection Certificate" means a certificate in the form of Annex I of the Security Agreement or any other form approved by the Collateral Agent.

               "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes, assessments or other governmental charges that are not delinquent or are being contested in compliance with Section 5.05;

               (b) carriers', warehousemen's, mechanics', materialmen's, landlords', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.05;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liabilities to insurance carriers or in connection with self insurance arrangements;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of
        Article VII;

               (f) easements, zoning restrictions, rights-of-way and other encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Alamosa Delaware or any Restricted Subsidiary;

               (g) restrictions on the transfer of assets contained in any License or imposed by the Communications Act or comparable state legislation enacted after the date hereof;

               (h) leases or subleases granted to others not interfering in any material respect with the business of Alamosa Delaware and the Restricted Subsidiaries, taken as a whole, and any interest or title of a lessor under any lease (other than a Capital Lease Obligation) not prohibited by this Agreement;

               (i) ground leases in respect of real property on which facilities owned or leased by Alamosa Delaware or any Restricted Subsidiary are located;

               (j) the filing of financing statements regarding leases (other than a Capital Lease Obligation) not prohibited by this Agreement, which financing statements shall not have the effect of creating, evidencing or perfecting any Lien on any property or asset of Alamosa Delaware or any of its Restricted Subsidiaries but shall be, in effect, for informational purposes only;

               (k) with respect to each Mortgaged Property, the exceptions listed in the title insurance policy relating to such Mortgaged Property; and

               (l) minor defects in title that do not interfere with the ability to conduct business in the ordinary course or to utilize properties for their intended purposes;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

               "Permitted Equity Proceeds Use" means the application of cash proceeds of the equity contributions made by Alamosa Delaware to the Borrower on or prior to the Effective Date to any of the following: (i) Investments pursuant to Sections 6.04(d)(ii) and (l) and (ii) Restricted Payments pursuant to Sections 6.08(a)(v) and (vi); provided, however, that the aggregate amount of such Restricted Payments plus the aggregate amount of such Investments at any time outstanding does not exceed $50,000,000.

               "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or better or P-1 or better from S&P or from Moody's, respectively;

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

               (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

               (e) investments in money market funds substantially all of whose assets consist of securities of the types described in clauses (a) through (d) above.

               "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which Alamosa Delaware or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit E, among Alamosa Delaware, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, for the benefit of the Secured Parties.

               "Pops" means, as of any date, with respect to any BTA, MTA, MSA or RSA, as applicable, the population of such BTA, MTA, MSA, or RSA, as applicable, as such number is most recently published in the "PCS Atlas and Data Book" by Paul Kagen Associates, Inc.

               "Prepayment Event" means:

               (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Alamosa Delaware or any Restricted Subsidiary, other than
        (i) dispositions described in clauses (a), (b) and (c) of Section
        6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of Alamosa Delaware; or

               (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Alamosa Delaware or any Restricted Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 270 days after such event; or

               (c) the incurrence by Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01.

               "Pro Forma Debt Service" means, as of the last day of any fiscal quarter, the sum of (a) projected Consolidated Cash Interest Expense for the period of four fiscal quarters immediately following such fiscal quarter and (b) the aggregate amount of scheduled principal payments to be made during such period of four fiscal quarters in respect of Long-Term Indebtedness of Alamosa Delaware and the Restricted Subsidiaries outstanding on such date. For purposes of the foregoing, (i) interest with respect to floating rate Indebtedness shall be deemed to accrue during such period of four fiscal quarters at the same rates in effect on the determination date, giving effect to interest rate Hedging Agreements in effect on the determination date to the extent applicable to such period and (ii) except for then-scheduled amortization payments, all Indebtedness outstanding on the determination date shall be assumed to remain outstanding during such period of four fiscal quarters.

               "Public Information Memorandum" means the Information Memorandum dated January 2001 relating to the Borrower and the Transactions and containing only publicly available information.

               "Real Property Assets" means all interests (including leasehold interests) of Alamosa Delaware and its Restricted Subsidiaries in real property.

               "Real Property Subsidiary" means each of (a) Roberts Wireless Properties, LLC, (b) Washington Oregon Wireless Properties, LLC,
(c) Alamosa (Wisconsin) Properties, LLC and (d) Alamosa Properties, LP and/or any Wholly Owned Subsidiary of the Borrower designated by the Borrower as a Real Property Subsidiary by notice to the Administrative Agent; provided, however, that (i) such Subsidiary has no obligations or liabilities other than as permitted by Section 3.13, (ii) the stock of such Subsidiary is pledged to the Collateral Agent for the benefit of the Lenders in accordance with the terms of the Pledge Agreement and (iii) the Borrower and such Subsidiary have entered into a Special Purpose Subsidiary Funding Agreement.

               "Real Property-Related Equipment" means all equipment (as defined in the UCC) of Alamosa Delaware or any Restricted Subsidiary that constitutes a fixture (as defined in the UCC) on Real Property Assets.

               "Register" has the meaning set forth in Section 9.04.

               "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

               "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

               "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws, the partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination, judgment, writ, injunction, decree or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary.

               "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

               "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

               "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $40,000,000.

               "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

               "Revolving Lender" means a Lender with a Revolving
Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

               "Revolving Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

               "Revolving Maturity Date" means February 14, 2008.

               "Roberts" means Roberts Wireless Communications L.L.C., a Missouri limited liability company and a wholly owned subsidiary of the Borrower.

               "Roberts Credit Agreement" means the Credit Agreement, dated as of September 8, 1999 (as amended, supplemented or otherwise modified from time to time), among Roberts, the lenders party thereto, State Street Bank and Trust Company, as Collateral Agent, and Lucent Technologies Inc., as Administrative Agent.

               "Roberts Term Loans" means $20,000,000 principal amount of Term Loans made on the Effective Date the proceeds of which (together with the proceeds of other Term Loans) were utilized to repay Existing Roberts Indebtedness under the Roberts Credit Agreement.

               "S&P" means Standard & Poor's.

               "Secured Parties" has the meaning assigned to such term in the Security Agreement.

               "Secured Real Property Assets" means all Real Property Assets (including Mortgaged Properties) in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected Mortgage or other first priority perfected security interest pursuant to the Security Documents.

               "Secured Real Property-Related Equipment" means Real Property-Related Equipment in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected security interest pursuant to the Security Documents.

               "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F, among Alamosa Delaware, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, for the benefit of the Secured Parties.

               "Security Documents" means the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section
5.12 or 5.13 to secure any of the Obligations.

               "Senior Borrower Debt" means, on any date, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries, other than unsecured Indebtedness subordinated to the obligations of the Borrower and its Restricted Subsidiaries under the Loan Documents in a manner satisfactory to the Required Lenders, that would be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP; provided that any such Indebtedness attributable solely to the application of SFAS 133 shall not be included as Senior Borrower Debt.

               "Senior Debt" means, on any date, Total Indebtedness on such date less (without duplication) the outstanding amount on such date of any unsecured Indebtedness of Alamosa Delaware and the Restricted Subsidiaries that is subordinated to the obligations of Alamosa Delaware and the Restricted Subsidiaries under the Loan Documents in a manner satisfactory to the Required Lenders.

               "Senior Leverage Ratio" means, on any date, the ratio of (a) Senior Borrower Debt as of such date to (b) Annualized EBITDA in respect of the fiscal quarter ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of Alamosa Delaware most recently ended prior to such date).

               "Service Regions" means (i) the BTAs, MSAs and RSAs listed on Schedule 3.14 (excluding any areas in which Alamosa Delaware and its Restricted Subsidiaries have ceased to provide service with the consent of the Required Lenders) and (ii) any other geographic areas with respect to which Alamosa Delaware or its Restricted Subsidiaries acquire Licenses (or rights to exploit Licenses substantially equivalent to the rights granted in the Sprint Agreements) after the date hereof in accordance with the terms of this Agreement.

               "Special Purpose Subsidiary" means each License Subsidiary and each Real Property Subsidiary.

               "Special Purpose Subsidiary Funding Agreement" means an agreement between the Borrower and each Special Purpose Subsidiary whereby
(i) such Special Purpose Subsidiary agrees to provide to the Borrower and its operating Subsidiaries the benefit of the use of such Special Purpose Subsidiary's assets, (b) the Borrower and its operating Subsidiaries agree to pay to such Special Purpose Subsidiary an amount equal to all liabilities of such Special Purpose Subsidiary less any amounts contributed by the Borrower or any operating Subsidiary to the equity of such Special Purpose Subsidiary for the purpose of paying such liabilities, (c) the Borrower and its operating Subsidiaries agree to cause all Contractual Obligations of such Special Purpose Subsidiary to be performed and all Requirements of Law of such Special Purpose Subsidiary to be complied with and (d) the Borrower and such Special Purpose Subsidiary agree, for the benefit of the Administrative Agent and the Secured Parties, to the assignment by each of its rights thereunder to the Administrative Agent for the benefit of the Secured Parties.

               "Sprint Agreements" means the Management Agreements, the Sprint PCS Services Agreements, the Sprint Spectrum Trademark and Service Mark License Agreements and the Sprint Trademark and Service Mark License Agreements entered into by (i) Texas Telecommunications, LP as of December 23, 1999, (ii) Alamosa Wisconsin Limited Partnership as of December 6, 1999, (iii) Roberts Wireless Communications, L.L.C. as of June 8, 1998 and
(iv) Washington Oregon Wireless LLC as of January 25, 1999.

               "Sprint PCS" means any one or more of the parties, other than the Borrower or its subsidiaries, who are signatories to the Sprint Agreements, including, without limitation, the following: Sprint Spectrum L.P., Sprintcom, Inc., Sprint Communications Company, L.P., Cox Communications PCS, L.P., Cox PCS License, LLC and Wirelessco, L.P.

               "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               "Subscribers" means, as of any date, all customers then receiving Wireless Services from Alamosa Delaware or any of its Restricted Subsidiaries, none of the subscriber payments (other than those disputed in good faith by such customer) of which are, as of such date, past due for such period as Sprint PCS may have established for terminating such customer's service.

               "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

               "Subsidiary" means any subsidiary of Alamosa Delaware. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Targets and their subsidiaries.

               "Subsidiary Loan Party" means any wholly owned Restricted Subsidiary that is not a Foreign Subsidiary.

               "Superholdings" means Alamosa Holdings, Inc., a Delaware corporation.

               "Syndication Agent" has the meaning set forth in the preamble of this Agreement.

               "System" means, as to any Person, assets consisting of a radio communications system authorized under the rules of the FCC for wireless communications services (including any owned license and the network, marketing, distribution, sales, customer interface and operating functions relating to the provision of such services) owned or leased and operated by such Person.

               "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "Term Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the date the Term Commitments are terminated and (b) the Term Commitment Termination Date.

               "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $240,000,000.

               "Term Commitment Termination Date" means the date that is twelve months after the Effective Date.

               "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

               "Term Loan" means a loan made pursuant to clause (a) of
Section 2.01.

               "Term Maturity Date" means February 14, 2008.

               "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York received at approximately 10:00 a.m., New York time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

               "Total Borrower Capital" means at any date, the sum of (a) the sum on such date of all Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, which by its terms matures more than one year after such date, and any such Indebtedness for borrowed money maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date, that would, in each case, be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, plus (b) the aggregate amount on such date of Contributed Borrower Equity.

               "Total Capital" means at any date, the sum of (a) Funded Debt on such date plus (b) Contributed Equity on such date.

               "Total Indebtedness" means, as of any date, the aggregate principal amount of Indebtedness of Alamosa Delaware and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a consolidated balance sheet of Alamosa Delaware and the Restricted Subsidiaries prepared as of such date in accordance with GAAP; provided that any such Indebtedness attributable solely to the application of SFAS 133 shall not be included in Total Indebtedness.

               "12 1/2% Senior Notes" means the 12 1/2% Senior Notes due 2011 of Alamosa Delaware issued under the 12 1/2% Senior Notes Indenture in an aggregate principal amount equal to $250,000,000.

               "12 1/2% Senior Notes Indenture" means the Indenture dated as of January 31, 2001, between Alamosa Delaware, the subsidiary guarantors party thereto and Wells Fargo Bank Minnesota, N.A., as trustee.

               "12 7/8% Senior Discount Notes" means the 127/8% Senior Discount Notes due 2010 of Alamosa Delaware issued under the 127/8% Senior Discount Notes Indenture in an aggregate principal amount equal to $350,000,000.

               "12 7/8% Senior Discount Notes Indenture" means the Indenture dated as of February 8, 2000, between Alamosa Delaware and Norwest Bank Minnesota, N.A. as trustee.

               "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

               "UCC" means the Uniform Commercial Code of the State of New
York.

               "Unrestricted Subsidiary" means any Subsidiary of Alamosa Delaware that has been designated as an Unrestricted Subsidiary by Alamosa Delaware pursuant to and in compliance with Section 6.14. No Unrestricted Subsidiary may own any Capital Stock of a Restricted Subsidiary.

               "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which Securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

               "Wireless Services" means broadband personal communications services or cellular services provided in one or more Systems.

               "Wireless Telecommunications Business" means (a) the ownership, design, construction, development, acquisition, installation or management of one or more Systems to provide Wireless Services as part of an affiliation program with Sprint PCS, (b) the delivery or distribution of Wireless Services as part of an affiliation program with Sprint PCS or (c) any business or activity reasonably related to the activities described in clauses (a) or (b) of this definition, including, without limitation, the acquisition, holding or exploitation of any license relating to the activities described in clauses (a) or (b) of this definition.

               "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

               "WOW" means Washington Oregon Wireless, LLC, an Oregon limited liability company and a wholly owned subsidiary of the Borrower.

               "WOW Credit Agreement" means the Credit Agreement dated as of April 12, 2000 (as amended, supplemented or otherwise modified from time to time), among WOW, CoBank, ACB, as Administrative Agent and the lenders party thereto.

               "WOW Term Loans" means $10,000,000 principal amount of Term Loans made on the Effective Date the proceeds of which (together with the proceeds of other Term Loans) were utilized to repay Existing WOW
Indebtedness under the WOW Credit Agreement.

               SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

               SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                 ARTICLE II

                                The Credits

               SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make Term Loans to the Borrower from time to time during the Term Availability Period in a principal amount not exceeding its Term Commitment, (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment; provided, no Revolving Loans shall be made until all Term Commitments have been borrowed; provided further, that, on the Effective Date, the Borrower must borrow a minimum aggregate principal amount of $150,000,000 of Term Loans. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

               SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective unutilized Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.13, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, or Term Maturity Date, as applicable.

               SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

               (ii) the aggregate amount of such Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR
        Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Such terms and conditions of any such application shall not, in any event, contain any operating covenants or restrictions, provide for any collateral not provided under the Loan Documents or provide for the imposition of fees (other than customary charges).

               (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

               (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

               (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York time, on
(i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York time, on the day of receipt, or
(ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10(b) and no Event of Default shall have occurred and be continuing.

               SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

               (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

               SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

               (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under
Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

               SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York time, on the Term Commitment Termination Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

               (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

               (c) If any prepayment of Term Borrowings is required pursuant to Section 2.10 but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Borrowings, then, on the date that such prepayment is required, the Revolving Commitments shall be reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be.

               (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

               SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof; provided that so long as any Roberts Term Loans or WOW Term Loans remain outstanding, the Administrative Agent shall maintain accounts in which it will separately reflect in respect of the Roberts Term Loans and the WOW Term Loans from time to time outstanding the information set forth in clauses (i), (ii) and (iii) above.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) It is the intention of the parties hereto that no promissory notes be issued to evidence Loans hereunder; provided, however, that any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender three promissory notes, reflecting such Lender's Roberts Term Loans, WOW Term Loans and Term Loans other than Roberts Term Loans and WOW Term Loans, in each payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.09. Automatic Commitment Reductions; Amortization of Term Loans. (a) The aggregate amount of the Lenders' Revolving Commitments shall automatically and permanently reduce in 15 consecutive quarterly reductions commencing on May 14, 2004 and a sixteenth and final reduction on the Revolving Maturity Date, in each case in the amount set forth opposite such reduction date below:


May 14, 2004.......................................       $1,500,000
August 14, 2004....................................       $1,500,000
November 14, 2004..................................       $1,500,000
February 14, 2005..................................       $1,500,000
May 14, 2005.......................................       $2,500,000
August 14, 2005....................................       $2,500,000
November 14, 2005..................................       $2,500,000
February 14, 2006..................................       $2,500,000
May 14, 2006.......................................       $2,500,000
August 14, 2006....................................       $2,500,000
November 14, 2006..................................       $2,500,000
February 14, 2007..................................       $2,500,000
May 14, 2007.......................................       $3,500,000
August 14, 2007....................................       $3,500,000
November 14, 2007..................................       $3,500,000
Revolving Maturity Date............................       $3,500,000

Any voluntary reduction of the Revolving Commitments shall be applied to reduce the subsequent scheduled reductions of the Revolving Commitments to be made pursuant to this Section in inverse order of maturity.

               (b) If on the six month anniversary of the Effective Date the aggregate unused Term Commitments exceed $40,000,000, the aggregate Term Commitments will be automatically reduced on such date by the amount of such excess. Any remaining unused Term Commitments shall automatically expire on the Term Commitment Termination Date.

               (c) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Term Borrowings outstanding on the Term Commitment Termination Date in 15 consecutive quarterly installments of principal, the first of which will be due and payable on May 14, 2004, and a sixteenth and final repayment on the Term Maturity Date, in each case in the amount (expressed as a percentage of the aggregate amount of Term Loans outstanding on the Term Commitment Termination Date) set forth opposite each quarterly installment date below:

                  Date                                  Amount

May 14, 2004.....................................       3.75%
August 14, 2004..................................       3.75%
November 14, 2004................................       3.75%
February 14, 2005................................       3.75%
May 14, 2005.....................................       6.25%
August 14, 2005..................................       6.25%
November 14, 2005................................       6.25%
February 14, 2006................................       6.25%
May 14, 2006.....................................       6.25%
August 14, 2006..................................       6.25%
November 14, 2006................................       6.25%
February 14, 2007................................       6.25%
May 14, 2007.....................................       8.75%
August 14, 2007..................................       8.75%
November 14, 2007................................       8.75%
Term Maturity Date...............................       8.75%

Any repayment of Term Borrowings pursuant to this paragraph shall be applied ratably to reduce any outstanding Roberts Term Loans and WOW Term Loans prior to being applied to other Term Loans.

               (d) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

               (e) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably, in the case of any mandatory prepayment, and in inverse order of maturity, in the case of any optional prepayment; provided that any such prepayment shall be applied ratably to reduce all the subsequent scheduled repayments of any outstanding Roberts Term Loans and WOW Term Loans prior to being applied to other Term Loans; and provided further that upon an Event of Default, proceeds of Collateral shall be applied in accordance with the provisions of the Security Agreement. If no Term Borrowings are outstanding, any mandatory prepayment required hereunder shall be applied to permanently reduce the Lenders' Revolving Commitments.

               (f) Prior to any repayment of any Term Borrowings, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing; provided that any such repayment of a Term Borrowing shall be applied ratably to any outstanding Roberts Term Loans and WOW Term Loans prior to being applied to other Term Loans. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

               SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

               (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

               (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Alamosa Delaware, the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 270-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

               (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2003, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

               (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

               (f) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing; provided that any such prepayment of a Term Borrowing shall be applied ratably to any outstanding Roberts Term Loans and WOW Term Loans prior to being applied to other Term Loans. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

               SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

               (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

               SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

               (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

               (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

               SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

               SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent; provided, however, that in no case shall the Borrower be required to deliver documentation not normally issued by such Governmental Authority.

               (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

               SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Two Penns Way, New Castle, Delaware, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15,
2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future, (ii) will not violate any law, rule or regulation and (iii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                ARTICLE III

                       Representations and Warranties

               Each of Superholdings, Alamosa Delaware and the Borrower represents and warrants to the Lenders that:

               SECTION 3.01. Organization; Powers. Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

               SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Superholdings, Alamosa Delaware and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Superholdings, Alamosa Delaware, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, material registration or filing with, or any other material action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, statute, rule or regulation (other than any violation that does not result in any significant adverse economic or other effect) or the charter, by-laws or other organizational documents of Superholdings and its subsidiaries, including APCS, Alamosa Delaware, the Borrower or any of its subsidiaries or any order of any Governmental Authority, (c) will not violate, result in a default under, or require any repurchase offer under any material indenture, agreement or other instrument binding upon Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries, except Liens created under the Loan Documents.

               SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Alamosa Delaware has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1999, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2000, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Alamosa Delaware and its consolidated Subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

               (b) Alamosa Delaware has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of September 30, 2000, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Each of such pro forma consolidated balance sheets (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are, as of the Effective Date, believed by Superholdings, Alamosa Delaware and the Borrower to be reasonable), (ii) is based on the best information available to Superholdings, Alamosa Delaware and the Borrower, as of the Effective Date, after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of Superholdings and its consolidated subsidiaries, Alamosa Delaware and its consolidated Subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, as of such date as if the Transactions had occurred on such date.

               (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Superholdings, APCS, Alamosa Delaware, the Borrower or the Restricted Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

               (d) Since December 31, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries, taken as a whole.

               SECTION 3.05. Properties. (a) Each of Alamosa Delaware, the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business (including its Mortgaged Properties) of Alamosa Delaware and the Restricted Subsidiaries, except for Permitted Encumbrances.

               (b) Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (c) Schedule 3.05 identifies all real property that is owned or leased by Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries as of the Effective Date after giving effect to the Transactions.

               SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Superholdings, Alamosa Delaware or the Borrower, threatened against or affecting Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Superholdings, APCS, Alamosa Delaware, the Borrower nor any of the Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

               SECTION 3.07. Compliance with Laws and Agreements. Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries is in compliance with (a) all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) the terms of the Sprint Agreements, and all other indentures, agreements and instruments binding upon it or its property, except, in the case of agreements, indentures and instruments other than the Sprint Agreements, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

               SECTION 3.08. Investment and Holding Company Status. Neither Superholdings, APCS, Alamosa Delaware, the Borrower nor any of the Restricted Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

               SECTION 3.09. Taxes. Each of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

               SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum, the Public Information Memorandum nor any of the other reports, financial statements, certificates or other information, taken as a whole, furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Superholdings, Alamosa Delaware and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

               SECTION 3.12. Restricted Subsidiaries. (a) Schedule 3.12 sets forth the name of, and the ownership interest of Alamosa Delaware in, each Restricted Subsidiary and identifies each Restricted Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date. Each of the License Subsidiary and each Real Property Subsidiary is a Wholly Owned Subsidiary, and all the Capital Stock of each such Person is directly or indirectly owned by the Borrower free and clear of any Lien (other than Liens created by the Security Documents).

               (b) As of the date hereof, there is not any issued or outstanding Capital Stock of Alamosa Delaware or other interest of or in Alamosa Delaware or any of its Restricted Subsidiaries other than as described in subsection (a). All outstanding Capital Stock of each Restricted Subsidiary of Alamosa Delaware which is owned, directly or indirectly, by Alamosa Delaware or another Restricted Subsidiary is free and clear of all Liens whatsoever (other than Liens under the Security Documents).

               (c) All Licenses which are directly or indirectly held by Alamosa Delaware or any of its Restricted Subsidiaries are owned, beneficially and of record free and clear of all Liens (other than Liens under the Security Documents or under the Communications Act).

               (d) All Real Property Assets and Real Property-Related Equipment (other than Excluded Real Property Assets, Excluded Real Property-Related Equipment, Secured Real Property Assets and Secured Real Property-Related Equipment) which are directly or indirectly owned by the Borrower or any other Loan Party are owned free and clear of all Liens (other than Liens under the Security Documents or Permitted Encumbrances). The Real Property Assets of Alamosa Delaware and its Restricted Subsidiaries (excluding Secured Real Property Assets and Secured Real Property-Related Equipment) with respect to at least 90% of the number of towers of Alamosa Delaware and the Restricted Subsidiaries are owned, beneficially and of record, free and clear of all Liens (other than the Liens under the Security Documents or Permitted Encumbrances) by the Real Property Subsidiaries.

               SECTION 3.13. Absence of Non-Permitted Obligations. None of the Special Purpose Subsidiaries has any obligations or liabilities other than (a) under the Guarantee Agreement and the Security Agreement, (b) subordinated Guarantees in respect of the Alamosa Delaware Indentures, (c) in the case of each Real Property Subsidiary, under any lease of real property or equipment which it has entered into in the ordinary course of business and for taxes incurred in the ordinary course of business which are incident to being the owner or lessee of real property and equipment,
(d) under the Special Purpose Subsidiary Funding Agreements, (e) franchise and corporate taxes incurred in the ordinary course in order for it to continue to maintain its existence and (f) as otherwise permitted under
Section 6.13.

               SECTION 3.14. Licenses. (i) Pursuant to the Sprint Agreements, Alamosa Delaware and its Restricted Subsidiaries have the use and benefit of all PCS Licenses necessary to operate a System in the Service Regions and each other area in which Alamosa Delaware or any of its Restricted Subsidiaries conducts broadband personal communications operations and (ii) Alamosa Delaware and its Restricted Subsidiaries (x) hold all point-to-point microwave Licenses, if any, necessary to operate the Systems in the Service Regions and each other area in which Alamosa Delaware or any of its Restricted Subsidiaries conducts broadband personal communications operations, each of which has been duly issued by the FCC, is held by the License Subsidiary and is in full force and effect, and (y) are in compliance in all material respects with all of the provisions of each such microwave License.

               SECTION 3.15. Insurance. Schedule 3.15 sets forth a description of all insurance maintained by or on behalf of Alamosa Delaware and its Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Superholdings, Alamosa Delaware and the Borrower believe that the insurance maintained by or on behalf of Alamosa Delaware and its Restricted
Subsidiaries is adequate.

               SECTION 3.16. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary pending or, to the knowledge of Holding, Alamosa Delaware or the Borrower, threatened. All significant payments due from Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, or for which any claim may be made against Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary is bound.

               SECTION 3.17. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

               SECTION 3.18. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only for the purposes specified in the preamble of this Agreement.

               SECTION 3.19. FCC Compliance. (a) Alamosa Delaware and each Restricted Subsidiary are in compliance in all material respects with the Communications Act.

               (b) None of Superholdings, Alamosa Delaware or the Borrower has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) of or before the FCC, which could reasonably be expected to have a Material Adverse Effect.

               (c) No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which could reasonably be expected to have a Material Adverse Effect or
(ii) affects or could reasonably be expected in the future to affect any of the rights of Alamosa Delaware, the Borrower or the License Subsidiary under any License held by Alamosa Delaware, the Borrower or the License Subsidiary in any respect which could reasonably be expected to have a Material Adverse Effect.

               (d) Each of Alamosa Delaware, the Borrower and the License Subsidiary has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all material respects.

               (e) Alamosa Delaware has no reason to believe that each License of Alamosa Delaware or any of its Restricted Subsidiaries will not be renewed in the ordinary course.

               SECTION 3.20. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Administrative Agent, the Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person.

               (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, as updated by the Borrower from time to time in accordance with Section 5.03, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

               (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the filing of the financing statements referred to in paragraph (b) above, the Security Agreement and such financing statements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

               (d) The Mortgages, if any, are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of Alamosa Delaware's right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.22, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Alamosa Delaware in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by
Section 6.02.

               SECTION 3.21. Copyrights, Trademarks, etc. Alamosa Delaware and the Restricted Subsidiaries own, or are licensed to use, all copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing that are used in or necessary for the conduct of their respective businesses as currently conducted unless the failure to obtain such item could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of any Loan Party, the use of such copyrights, trademarks, trade names, patents, technology, know-how and processes, service marks and rights with respect to the foregoing by Alamosa Delaware and the Restricted Subsidiaries does not infringe in any material respect on the rights of any Person.

               SECTION 3.22. Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would result in a violation of Regulation U or X of the Board as now and from time to time hereafter in effect or to buy or carry "margin stock" (as defined thereunder) or to refinance any Indebtedness incurred for such purpose.

               SECTION 3.23. Total Borrower Capital. As of the Effective Date, Total Borrower Capital is equal to at least $596,500,000.


                                 ARTICLE IV

                                 Conditions

               SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

               (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Crenshaw, Dupree and Milam, LLP, counsel for the Borrower, substantially in the form of Exhibit B-2,
        (iii) Axley Brynelson, LLP, special Wisconsin counsel for the Borrower, Duncan, Tiger, Tabor & Niegel, special Oregon and Washington counsel for the Borrower, Armstrong Teasdale LLP, special Missouri counsel for the Borrower, Sutin, Thayer & Browne, special New Mexico counsel for the Borrower, Titus, Brueckner & Berry, PC, special Arizona counsel for the Borrower, and Holland & Hart, special Colorado counsel for the Borrower, substantially in the form of Exhibit B-3, and (iv) Vonya B. McCann, counsel to Sprint PCS, as to validity of Licenses, in form and substance satisfactory to the Administrative Agent, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of Superholdings, Alamosa Delaware and the Borrower hereby requests such counsel to deliver such opinions.

               (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

               (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and
        (c) of Section 4.02.

               (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

               (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

               (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

               (h) As of the Effective Date, Alamosa Delaware shall, on a pro forma basis, be in compliance with the Financial Covenants.

               (i) The Lenders shall have received an 8-year business plan of each of Alamosa Delaware and the Borrower, with quarterly projections for the five-year period following the Effective Date, which shall be satisfactory to the Lenders.

               (j) Except as set forth in Schedule 4.01, all material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Merger Transactions and the other Transactions (including, without limitation, FCC approval) shall have been obtained, and all applicable waiting periods and appeal periods shall have expired (or the Agents shall be reasonably satisfied that there is no significant risk of an appeal being made prior to the expiration of any such appeal period), in each case without the imposition of any burdensome conditions. The Merger Transactions shall have been consummated immediately prior to, and the other Transactions shall be consummated substantially simultaneously with, the initial funding of Loans on the Effective Date in accordance with the Merger Agreements and applicable law, without any amendment to or waiver of any material terms or conditions of the Merger Agreements adverse to the Lenders not approved by the Required Lenders. The Administrative Agent shall have received copies of the Merger Agreements and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

               (k) The Borrower shall have received the Alamosa Delaware Contribution and the Borrower and/or one or more of its subsidiaries shall have received the Senior Notes Contribution. The terms and conditions of the Alamosa Delaware Contribution and the Senior Notes Contribution and the provisions of the related documents of each shall be reasonably satisfactory to the Lenders. The Administrative Agent shall have received copies of the documents related to each of the Alamosa Delaware Contribution and the Senior Notes Contribution, in each case certified by a Financial Officer as complete and correct.

               (l) The Lenders shall have received (i) pro forma consolidated balance sheets of Alamosa Delaware, as of September 30, 2000, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheets shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither Superholdings, APCS, Alamosa Delaware, the Borrower nor any of the Restricted Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents, (ii) $350,000,000 of Indebtedness in respect of the 12 7/8% Senior Discount Notes, (iii) $250,000,000 of Indebtedness in respect of the 12 1/2% Senior Notes. The aggregate amount of the Transaction Costs shall not exceed $17,800,000 and (iv) Capital Lease Obligations in an aggregate amount not in excess of $1,500,000.

               (m) The Administrative Agent shall have received a solvency letter, in form and substance satisfactory to the Lenders, from the chief financial officer of Superholdings, with respect to the solvency of the Loan Parties after giving effect to the Transactions.

               (n) The Administrative Agent shall have received evidence reasonably satisfactory to it that all existing indebtedness of the Targets and and all existing indebtedness under the EDC Facility substantially simultaneously with the initial funding of the Loans on the Effective Date shall be repaid, that all commitments in connection therewith shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, terminated and all Liens securing any Indebtedness thereunder shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, released.

               (o) There shall have been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Superholdings, APCS, Alamosa Delaware, the Borrower and the Restricted Subsidiaries, taken as a whole, and the Targets since December 31, 1999.

               (p) The Sprint Agreements shall be in full force and effect and no Loan Party shall be aware of any default in any significant respect by any party thereto in the performance of its obligations thereunder. Sprint PCS, affiliates of Sprint PCS that are party to or bound by the Sprint Agreements and Alamosa Delaware and its Restricted Subsidiaries (including the Targets) shall have executed and delivered a Consent and Agreement with the Administrative Agent, acting for the Lenders, and the Consent and Agreement shall be in full force and effect.

               (q) Alamosa Delaware shall have transferred to (i) the Real Property Subsidiaries all Real Property Assets and Real Property-Related Equipment other than (A) Real Property Assets constituting rights under leases that as of the date hereof prohibit such transfer (without regard to any such prohibition which contains exceptions if Alamosa Delaware or any Restricted Subsidiary remains liable for the obligations under the applicable lease or if Alamosa Delaware or the Restricted Subsidiaries were to take other actions which are reasonably (considering the expenses involved) within their power to take ("Restricted Real Property Assets")), (B) equipment which constitutes a fixture to any Restricted Real Property Asset ("Restricted Real Property-Related Equipment") and (C) Secured Real Property Assets and Secured Real Property Related Equipment, but in any event the Borrower shall have so transferred leasehold interests covering at least 90% of the number of towers leased (or on which space is leased) by Alamosa Delaware and the Restricted Subsidiaries (excluding Secured Real Property Assets and Secured Real Property-Related Equipment) as of the date hereof and provided evidence reasonably satisfactory to the Administrative Agent of the transfers described above and
        (ii) a License Subsidiary all Licenses which are directly or indirectly held by Alamosa Delaware or any of the Restricted Subsidiaries (including the Licenses listed on Schedule 3.14), in each case free and clear of all Liens whatsoever (other than Liens created by the Security Documents and (x) with respect to any Real Property Subsidiary, Permitted Encumbrances, and, in the case of leasehold interests in towers, Liens permitted by Section 6.02 on equipment constituting fixtures with respect to the towers subject to such leases, and (y) with respect to any License Subsidiary, Liens arising under the Communications Act), and each Special Purpose Subsidiary shall have entered into a Special Purpose Subsidiary Funding Agreement with the Borrower.

               (r) There shall be no litigation or administrative proceeding commenced that could reasonably be expected to have a Material Adverse Effect.

               (s) The Lenders shall be satisfied that the rating of the senior, unsecured, non-credit-enhanced, publicly held, long-term indebtedness for borrowed money of Alamosa Delaware by each of Moody's and S&P shall be no lower than Caa1 and CCC, respectively.

               (t) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower has made equity contributions to each of Alamosa, Roberts and WOW in amounts sufficient to ensure that the contributed equity of each of Alamosa, Roberts and WOW is at least equal to (i) in the case of Alamosa, the amount of Indebtedness of Alamosa refinanced with Term Loans hereunder, (ii) in the case of Roberts, $20,000,000 and (iii) in the case of WOW, $10,000,000.

               (u) The Administrative Agent shall have received evidence reasonably satisfactory to it that, as of the Effective Date, Total Borrower Capital is equal to at least $596,500,000.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York time, on March 31, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

               SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

               (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be true and correct as of such earlier date).

               (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

               (c) The ratio of Senior Debt to Net Property, Plant and Equipment on the last day of the fiscal quarter ending immediately prior to such Borrowing shall not exceed 1.00:1.00.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Superholdings, Alamosa Delaware and the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.


                                 ARTICLE V

                           Affirmative Covenants

               Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Superholdings, Alamosa Delaware and the Borrower covenants and agrees with the Lenders that:

               SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

               (a)(i) within 90 days after the end of each fiscal year (A) of each of Superholdings (commencing with the fiscal year ending December 31, 2001) and Alamosa Delaware and its Restricted Subsidiaries, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Superholdings or Alamosa Delaware, as the case may be, and its consolidated Subsidiaries, on a consolidated basis in accordance with GAAP consistently applied and (B) of the Borrower, its unaudited consolidated balance sheets and related statement of operations and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (ii) within 90 days after the end of each fiscal year of Alamosa Delaware, its consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Alamosa Delaware and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied and (iii) at the time of delivery of the financial statements set forth above for the fiscal year ending December 31, 2001, (A) a narrative summary containing a detailed explanation of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal year and the fiscal quarter then ending as compared against the financial model provided in the Information Memorandum and (B) a quantitative analysis containing a detailed comparison of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal year and fiscal quarter as compared against the financial model provided in the Information Memorandum, in each case in form satisfactory to the Administrative Agent;

               (b) within 45 days after the end of (i) each of the first three fiscal quarters of each fiscal year (A) of each of Superholdings and Alamosa Delaware, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and
        (B) of the Borrower, its consolidated balance sheet and related statement of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of the corresponding period or periods
        of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Superholdings or Alamosa Delaware, as the case may be, and its consolidated Subsidiaries or the Borrower and its consolidated subsidiaries, as applicable, on a consolidated or consolidating basis, as applicable, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) each fiscal quarter ending on or before June 30, 2002, (A) a narrative summary containing a detailed explanation of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal quarter as compared against the financial model provided in the Information Memorandum and (B) a quantitative analysis containing a detailed comparison of the financial performance of Alamosa Delaware and its Restricted Subsidiaries for such fiscal quarter as compared against the financial model provided in the Information Memorandum, in each case in form satisfactory to the Administrative Agent;

               (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Borrower ending on or before June 30, 2002, its internal management report as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, in the same form as delivered to management of Alamosa Delaware and the Borrower;

               (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower, Alamosa Delaware or Superholdings, as applicable,
        (i) certifying as to whether, to the best of such officer's knowledge, a Default has occurred and is continuing, and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's, Alamosa Delaware's or Superholdings', as applicable, audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (e) concurrently with any delivery of financial statements under clause (a)(i) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (f) at least 60 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

               (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Superholdings, Alamosa Delaware, the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Superholdings to its shareholders generally, as the case may be; and

               (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary, including without limitation information on revenue, churn and system information on a quarterly basis and certain subscriber information on a monthly basis, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

               SECTION 5.02. Notices of Material Events. Superholdings, Alamosa Delaware and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Superholdings, APCS, Alamosa Delaware, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. Each of Alamosa Delaware and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

               (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

               SECTION 5.04. Existence; Conduct of Business. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

               SECTION 5.05. Payment of Obligations. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, pay its Indebtedness and other material obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Superholdings, APCS, Alamosa Delaware, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.

               SECTION 5.06. Maintenance of Properties. Each of
Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               SECTION 5.07. Insurance. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

               SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein having a fair market value in excess of $100,000 under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of Section 2.10(c).

               SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (after consultation with, and subject to coordination of visits by, the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

               SECTION 5.10. Compliance with Laws. Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, and to comply in all material respects with all of its Contractual Obligations (including obligations under any License), in each case, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Loans and issuances of Letters of Credit will be used only for the purposes set forth in the preamble of this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

               SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date (and such Subsidiary has assets in excess of $100,000 or acquires assets in excess of $100,000 or has revenue in excess of $10,000 per annum), the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

               SECTION 5.13. Further Assurances. (a) Each of Superholdings, Alamosa Delaware and the Borrower will, and will cause APCS and each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Superholdings, Alamosa Delaware and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

               (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by Alamosa Delaware, the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties. In addition, if (i) any License is acquired by Alamosa Delaware, the Borrower or any Restricted Subsidiary (other than a designated License Subsidiary) Alamosa Delaware will promptly transfer or cause the transfer to a designated License Subsidiary for such License,
(ii) any Real Property Assets (other than Restricted Real Property Assets, Secured Real Property Assets and Excluded Real Property Assets) or any Real Property-Related Equipment (other than Restricted Real Property-Related Equipment, Secured Real Property-Related Equipment and Excluded Real Property Equipment) is acquired by Alamosa Delaware, the Borrower or any Restricted Subsidiary Alamosa Delaware will promptly transfer or cause the transfer of such assets to the Real Property Subsidiaries (provided, however, that any leasehold interest relating to a tower need not be transferred to a Real Property Subsidiary so long as leases covering at least 90% of the number of towers leased by Alamosa Delaware and the Restricted Subsidiaries (excluding Secured Real Property Assets) are at the time held by the Real Property Subsidiaries) and (iii) any fee interests in real property (other than Excluded Real Property Assets) having at the time of acquisition thereof a purchase price or fair market value greater than $1,000,000 (a "Mortgaged Property") are acquired by Alamosa Delaware, the Borrower or any Restricted Subsidiary after the date hereof (including Mortgaged Properties of any Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any Restricted Subsidiary) the Borrower will promptly create or cause to be created a first priority (other than with respect to Permitted Encumbrances) perfected Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties on, and pay all recording taxes, title insurance costs, survey costs and other costs in connection with such Mortgage.

               SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years from the date hereof will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Agents, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 40% of the outstanding Term Loans.

               SECTION 5.15. Post-Closing Matters. As promptly as practicable, and in any event within three Business Days after the Effective Date, the Borrower will enter into a cash collateralized letter of credit facility on terms and conditions, and in an amount, satisfactory to the Administrative Agent for letters of credit securing the Obligations.


                                 ARTICLE VI

                             Negative Covenants

               Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Superholdings, Alamosa Delaware and the Borrower covenants and agrees with the Lenders that:

               SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Alamosa Delaware will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness created under the Loan Documents;

               (ii) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

               (iii) Indebtedness of Alamosa Delaware to any Restricted Subsidiary (other than a Special Purpose Subsidiary) and of any Restricted Subsidiary (other than a Special Purpose Subsidiary) to Alamosa Delaware or any other Restricted Subsidiary (other than a Special Purpose Subsidiary); provided that Indebtedness of any Restricted Subsidiary that is not a Loan Party to Alamosa Delaware or any Subsidiary Loan Party shall be subject to Section 6.04;

               (iv) Guarantees (A) by Alamosa Delaware of Indebtedness of any Restricted Subsidiary, (B) by any Restricted Subsidiary (other than a Special Purpose Subsidiary) of Indebtedness of any other Restricted Subsidiary, (C) by any Restricted Subsidiary of Indebtedness of Alamosa Delaware under the Alamosa Delaware Indentures (on a subordinated basis, as permitted by the Alamosa Delaware Indentures) and (D) by any Restricted Subsidiary of Indebtedness that extends, renews or replaces the Indebtedness of Alamosa Delaware under the Alamosa Delaware Indentures as permitted by Section 6.01(ii) (provided such Guarantees are subordinated to the obligations of the Loan Parties under the Loan Documents on terms not less favorable to the Secured Parties than the subordination provisions in the Guarantees under the Alamosa Delaware Indentures and the terms of such Guarantees are otherwise no more favorable to the beneficiaries thereof than the Guarantees under the Alamosa Delaware Indentures); provided that Guarantees by Alamosa Delaware or any Subsidiary Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall be subject to Section 6.04;

               (v) Indebtedness of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (other than in connection with outsourced service provider programs or sale and leaseback transactions permitted by Section 6.06) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $10,000,000 at any time outstanding;

               (vi) other unsecured Indebtedness and Guarantees of Alamosa Delaware and the Restricted Subsidiaries (other than any Special Purpose Subsidiary) in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

               (vii) surety, performance and other similar bonds incurred by Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) in the ordinary course of business not securing Indebtedness for borrowed money;

               (viii) Indebtedness of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) under interest rate protection agreements permitted by Section 6.07;

               (ix) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof (and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof); provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (B) such Restricted Subsidiary becomes a Subsidiary Loan Party and the Collateral and Guarantee Requirement is satisfied with respect to such Restricted Subsidiary and any Equity Interests or Indebtedness of such Restricted Subsidiary held by Alamosa Delaware, the Borrower or any Subsidiary Loan Party and (C) Alamosa Delaware is in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the Financial Covenants;

               (x) Guarantees by Alamosa Delaware in respect of customary indemnification and purchase price adjustment obligations of any Restricted Subsidiary incurred in connection with asset sales permitted by Section 6.05;

               (xi) Indebtedness constituting obligations for repayments of customer deposits received in the ordinary course of business;

               (xii) (I) Capital Lease Obligations of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) in an aggregate amount outstanding not at any time in excess of $15,000,000 which are entered into in connection with outsourced service provider programs and which are attributable to lease obligations (including purchase obligations under leases) that do not represent revenue-sharing arrangements and are not calculated on the basis of revenues generated through use of the assets subject to such Capital Lease Obligations and (II) Capital Lease Obligations relating to outsourced service provider programs giving rise to Capital Lease Obligations referred to in clause (I) of this clause (xii) which are solely attributable to revenue-sharing arrangements and the payments in respect of which are calculated solely on the basis of revenues generated through the use of the assets subject to such Capital Lease Obligations;

               (xiii) Capital Lease Obligations arising from tower sale and leaseback transactions permitted by
        Section 6.06; and

               (xiv) Letter of credit facilities referred to in Section 6.02(a)(i).

               (b) Superholdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents and (ii) Guarantees of Indebtedness of any of its subsidiaries.

               (c) Superholdings will not permit APCS to create, incur, assume or permit to exist any Indebtedness except Indebtedness created under the Loan Documents.

               (d) Neither Superholdings, Alamosa Delaware nor the Borrower will, nor will they permit APCS or any Restricted Subsidiary to, issue any preferred stock or other preferred Equity Interests or to become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or to make any other payment in respect of any shares of Capital Stock of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire shares of Capital Stock, except, in the case of Superholdings, pursuant to a shareholders' rights plan on customary terms and conditions.

               SECTION 6.02. Liens. (a) Alamosa Delaware will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (i) Liens created under the Loan Documents and Liens on cash collateral securing letter of credit facilities approved by the Administrative Agent for letters of credit securing Obligations (but not other Indebtedness);

               (ii) Permitted Encumbrances;

               (iii) any Lien on any property or asset of Alamosa Delaware or any Restricted Subsidiary (other than any Special Purpose Subsidiary) existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Alamosa Delaware or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (iv) any Lien existing on any property or asset prior to the acquisition thereof by Alamosa Delaware or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Alamosa Delaware or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (v) Liens on fixed or capital assets acquired, constructed or improved by Alamosa Delaware or any Restricted Subsidiary, including pursuant to Capital Lease Obligations; provided that (A) such security interests secure Indebtedness permitted by clause
        (v), (xii) or (xiii) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Alamosa Delaware or any Restricted Subsidiary;

               (vi) Liens securing Indebtedness of any Restricted
        Subsidiary (other than any Special Purpose Subsidiary) to any Subsidiary Loan Party; and

               (vii) Liens attaching to the Capital Stock of Unrestricted Subsidiaries, other than Unrestricted Subsidiaries that are direct subsidiaries of Alamosa Delaware or any Restricted Subsidiary.

               (b) Superholdings will not, nor will it permit APCS to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Pledge Agreement and Permitted Encumbrances.

               SECTION 6.03. Fundamental Changes. (a) Other than the Transactions and the merger of Alamosa Operations, Inc. with and into Alamosa Delaware on the Effective Date, neither Superholdings, Alamosa Delaware nor the Borrower will, nor will they permit APCS or any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person (other than any Special Purpose Subsidiary) may merge into the Borrower or Superholdings in a transaction in which the Borrower or Superholdings, as the case may be, is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Restricted Subsidiary (other than the Borrower and any Special Purpose Subsidiary) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04; provided, further, that so long any Roberts Term Loans remain outstanding Roberts will not, and so long as any WOW Term Loans remain outstanding WOW will not, be permitted to merge into or consolidate with any other Person (other than any of its respective subsidiaries that is not a Special Purpose Subsidiary), or permit any other Person (other than any of its respective subsidiaries that (x) is a Restricted Subsidiary and (y) is not a Special Purpose Subsidiary) to merge into or consolidate with it, or liquidate or dissolve.

               (b) Alamosa Delaware will not (i) engage in any business or activity other than the ownership of all the outstanding Capital Stock of the Borrower and any Unrestricted Subsidiaries and activities incidental thereto or (ii) own or acquire any assets (other than Capital Stock of its Subsidiaries, cash and Permitted Investments) or incur liabilities (other than liabilities under the Loan Documents, liabilities under the Alamosa Delaware Indentures, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

               (c) Alamosa Delaware will not permit any of its Restricted Subsidiaries to engage to any material extent in any business other than the Wireless Telecommunications Business.

               (d) Superholdings will not permit APCS to engage in any business or activity other than the ownership of all the outstanding shares of Capital Stock of Alamosa Delaware and activities incidental thereto. Superholdings will not permit APCS to own or acquire any assets (other than shares of Capital Stock of Alamosa Delaware, cash and Permitted Investments) or incur liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

               (e) Superholdings will not engage in any business or activity other than the ownership of all the outstanding Capital Stock of its subsidiaries (including acquired subsidiaries) and activities incidental thereto. Superholdings will not own or acquire any assets (other than Capital Stock of its subsidiaries, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, Guarantees permitted by Section 6.01(b), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

               SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire any Investment, except:

               (a) the Merger Transactions;

               (b) Permitted Investments;

               (c) Investments existing on the date hereof and set forth on Schedule 6.04;

               (d) Investments by Alamosa Delaware and its Restricted Subsidiaries (other than any Special Purpose Subsidiary) in Equity Interests in their respective Restricted Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of Investments of Loan Partes in Restricted Subsidiaries that are not Loan Parties (including all such Investments existing on the Effective Date and any such Investments under clause (e) or (f) below) at any time outstanding shall not exceed the lesser of (x) $10,000,000 and (y) $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time;

               (e) loans or advances made by Alamosa Delaware to any Restricted Subsidiary and made by any Restricted Subsidiary to Alamosa Delaware or any other Restricted Subsidiary; provided that
        (i) any such loans and advances made by Alamosa Delaware, the Borrower or any Subsidiary Loan Party, to the extent evidenced by a promissory note, shall be pledged pursuant to the Pledge Agreement and (ii) the amount of such loans and advances made by Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

               (f) Guarantees constituting Indebtedness permitted by
        Section 6.01; provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;

               (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

               (h) promissory notes and other non-cash consideration received in connection with any asset sale to the extent permitted by Section 6.05;

               (i) loans, advances or extensions of credit to employees, officers and directors made in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

               (j) negotiable instruments held for collection and operating lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business;

               (k) Investments in Hedging Agreements permitted by
        Section 6.07; and

               (l) other Investments in any Person (including any Unrestricted Subsidiary) in an aggregate amount at any time outstanding not to exceed $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time.

               SECTION 6.05. Asset Sales. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Alamosa Delaware permit any of its Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

               (a) sales of inventory, used or surplus equipment
        (including, without limitation, dispositions of equipment being exchanged or replaced with comparable or better equipment) and Permitted Investments in the ordinary course of business;

               (b) sales, transfers and dispositions to the Borrower or a Restricted Subsidiary; provided that so long as any Roberts Term Loans remain outstanding Roberts shall not, and so long as any WOW Term Loans remain outstanding WOW shall not, be permitted to sell, transfer or dispose of any asset, including any Equity Interest owned by it, pursuant to this clause (b), except (x) Roberts may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to any of its subsidiaries that is a Restricted Subsidiary and any such Restricted Subsidiary may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to Roberts or any other such Restricted Subsidiary and
        (y) WOW may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to any of its subsidiaries that is a Restricted Subsidiary and any such Restricted Subsidiary may sell, transfer or dispose of any asset, including any Equity Interest owned by it, to WOW or any other such Restricted Subsidiary; provided, further that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

               (c) sales, transfers and other dispositions of any asset of, and any Equity Interest in, any Unrestricted Subsidiary; provided that any such sales, transfers or dispositions to Alamosa Delaware, the Borrower or any Subsidiary Loan Party shall be made in compliance with Section 6.09;

               (d) sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $5,000,000 during any fiscal year of Alamosa Delaware; and

               (e) sales of towers in sale and leaseback transactions permitted by Section 6.06;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above or exchanges of equipment) shall be made for fair value and at least 75% cash consideration or, in the case of sales pursuant to clause (e) above, 100% cash consideration.

               SECTION 6.06. Sale and Leaseback Transactions. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, that Alamosa Delaware and its Restricted Subsidiaries may sell tower properties acquired or constructed by them for aggregate cumulative cash consideration not in excess of $15,000,000 and enter into leases for such tower properties providing for aggregate rental payments (in respect of all such leases) not in excess of $2,000,000 in any fiscal year; provided further that such sales are made for fair market value and solely for cash, such leases are entered into substantially simultaneously with such sales and the Net Proceeds of such sales shall be subject to the provisions of Section 2.10(c).

               SECTION 6.07. Hedging Agreements. Alamosa Delaware will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section
5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Alamosa Delaware or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

               SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Alamosa Delaware may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Restricted Subsidiaries (other than the Borrower) may declare and pay dividends ratably with respect to their Capital Stock; provided, that no distribution referred to in this clause (ii) shall be permitted to be made by any Special Purpose Subsidiary unless such distribution is in cash or in shares of its common Capital Stock pledged under the Pledge Agreement and no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) Alamosa Delaware may make Restricted Payments, not exceeding $1,000,000 during any fiscal year pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of Alamosa Delaware and its Restricted Subsidiaries, (iv) at a time, in the case of both (x) and (y) below, when there does not exist a Default (or such distribution would not cause a Default), the Borrower may make distributions to Alamosa Delaware for the sole purpose of, and in an amount sufficient to fund, the payment of (x) principal at scheduled maturity and (y) interest when due as scheduled, in each case in respect of the 127/8% Senior Discount Notes and the 12 1/2% Senior Notes; provided, in the case of both (x) and (y), that such payment is due or to become due within 30 days from the date of such distribution and the cash distributed is in fact utilized to meet such payment obligation, (v) if no Default has occurred and is continuing, the Borrower may pay dividends to Alamosa Delaware and Alamosa Delaware may pay dividends, in each case at such times and in such amounts, not exceeding the lesser of (A) $1,000,000 and (B) $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time, during any fiscal year as shall be necessary to permit each of Alamosa Delaware, APCS and Superholdings to discharge its permitted liabilities, (vi) if no Default has occurred and is continuing, Alamosa Delaware, the Borrower and the other Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed $50,000,000 minus the amount of all other Permitted Equity Proceeds Uses at such time and
(vii) Restricted Payments may be made on the Effective Date as necessary to consummate the Transactions.

               (b) Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

               (i) payment of Indebtedness created under the Loan
        Documents;

               (ii) payment of regularly scheduled interest and principal payments not more than 30 days prior to the date on which such payments become due in respect of any Indebtedness;

               (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

               (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (v) the exchange, in a registered public offering, for the 12 1/2% Senior Notes of senior notes of Alamosa Delaware in an equivalent principal amount having the same terms and conditions as the 12 1/2% Senior Notes;

               (vi) payment of intercompany Indebtedness (A) among the Borrower and the Subsidiary Loan Parties, (B) by Alamosa Delaware to the Borrower or any Subsidiary Loan Party and (C) if no Default or Event of Default has occurred and is continuing, by the Borrower or any Subsidiary Loan Party to Alamosa Delaware; and

               (vii) payment of Indebtedness under any Hedging Agreements permitted under Section 6.07 in connection with the termination (including early termination) of such Hedging Agreements in the ordinary course of business.

               SECTION 6.09. Transactions with Affiliates. Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to Alamosa Delaware or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate,
(c) transactions with Unrestricted Subsidiaries permitted by Section 6.04 and (d) any Restricted Payment permitted by Section 6.08.

               SECTION 6.10. Restrictive Agreements. Neither Superholdings, Alamosa Delaware nor the Borrower will, nor will they permit APCS or any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Alamosa Delaware, the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions (A) existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) or (B) under the 127/8% Senior Discount Notes Indenture or the 12 1/2% Senior Notes Indenture or any amendment, modification, refinancing or replacement thereof, provided that any such amendment, modification, refinancing or replacement shall not expand the scope of, or other amend or modify such restriction or condition in any manner that is less favorable to the Lenders than such restriction or condition as in effect on the date hereof, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

               SECTION 6.11. Amendment of Material Documents. Neither Alamosa Delaware nor the Borrower will, nor will they permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to Material Indebtedness, (b) its certificate of incorporation, by-laws or other organizational documents or (c) the Sprint Agreements or the Consent and Agreement, in each case in any manner that adversely affects the rights of the Lenders hereunder or under the Security Documents.

               SECTION 6.12. Certain Financial Covenants.

               (a) Subscribers. Alamosa Delaware will not permit the number of Subscribers on any date set forth below to be less than the number of Subscribers set forth opposite such date:

                    Date                                 Minimum Subscribers
                    ----                                 -------------------
        March 31, 2001                                         163,150
        June 30, 2001                                          208,750
        September 30, 2001                                     253,900
        December 31, 2001                                      320,525
        March 31, 2002                                         352,250
        June 30, 2002                                          394,785

               (b) Covered Pops. Alamosa Delaware will not permit the number of Covered Pops in the Service Regions on any date set forth below to be less than the Covered Pops set forth opposite such date:

                    Date                                Minimum Covered Pops
                    ----                                --------------------
        March 31, 2001                                        6,800,000
        June 30, 2001                                         7,100,000
        September 30, 2001                                    7,500,000
        December 31, 2001                                     7,800,000
        March 31, 2002                                        8,200,000
        June 30, 2002                                         8,200,000

               (c) Aggregate Service Revenue. Alamosa Delaware will not permit Aggregate Service Revenue for any fiscal quarter ending on any date set forth below to be less than the Aggregate Service Revenue set forth opposite such date:

                                                      Minimum Aggregate Service
                    Date                                       Revenue
                    ----                                       -------
        March 31, 2001                                       $30,190,000
        June 30, 2001                                        $37,000,000
        September 30, 2001                                   $46,000,000
        December 31, 2001                                    $57,100,000
        March 31, 2002                                       $66,300,000
        June 30, 2002                                        $73,600,000

               (d) Consolidated EBITDA. (i) Alamosa Delaware will not permit Consolidated EBITDA losses for any fiscal quarter ending on or before December 31, 2001 to be greater than the number set forth opposite such quarter:

              Period                               Maximum EBITDA Losses
              ------                               ---------------------
January 1, 2001 through
  March 31, 2001                                         $9,570,000
April 1, 2001 through
  June 30, 2001                                         $12,890,000
July 1, 2001 through
  September 30, 2001                                     $9,525,000
October 1, 2001 through
  December 31, 2001                                     $11,300,000

(ii) Alamosa Delaware will not permit Consolidated EBITDA for any fiscal quarter ending on or after March 31, 2002 to be less than the number set forth opposite such period:

             Period                                        Minimum EBITDA
             ------                                        --------------
January 1, 2002 through
  March 31, 2002                                             $10,450,000
April 1, 2002 through
  June 30, 2002                                              $12,990,000

               (e) Senior Borrower Debt to Total Borrower Capital. The Borrower will not permit the ratio of Senior Borrower Debt to Total Borrower Capital as of the last day of any fiscal quarter ending on or prior to June 30, 2002 to exceed 0.35 to 1.00.

               (f) Total Indebtedness to Total Capital. Alamosa Delaware will not permit the ratio of Total Indebtedness to Total Capital as of the last day of any fiscal quarter ending on or prior to June 30, 2002 to exceed 0.77 to 1.00.

               (g) Capital Expenditures. Alamosa Delaware will not permit the aggregate cumulative amount of Capital Expenditures of Alamosa Delaware and its Restricted Subsidiaries (excluding Capital Expenditures paid with Net Proceeds in respect of Prepayment Events described in clause (a) or (b) of the definition thereof) from January 1, 2001, through any date set forth below to exceed the amount set forth opposite such date:

          Period                                        Amount
          ------                                        ------

March 31, 2001                                         $103,400,000
June 30, 2001                                          $131,570,000
September 30, 2001                                     $143,590,000
December 31, 2001                                      $154,200,000
March 31, 2002                                         $169,700,000
June 30, 2002                                          $185,200,000

               (h) Senior Leverage Ratio. Alamosa Delaware will not permit the Senior Leverage Ratio as of any date during the period set forth below to exceed the ratio set forth opposite such period:

           Period                                          Ratio
           ------                                          -----
July 1, 2002 through
  September 30, 2002                                     5.00 to 1.00
October 1, 2002 through
  December 31, 2002                                      4.00 to 1.00
January 1, 2003 through
  March 31, 2003                                         3.00 to 1.00
April 1, 2003 through
  December 31, 2003                                      2.50 to 1.00
January 1, 2004 and
  thereafter                                             2.00 to 1.00

               (i) Leverage Ratio. Alamosa Delaware will not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

                   Period                                       Ratio
                   ------                                       -----

July 1, 2002 through                                        12.00 to 1.00
  September 30, 2002
October 1, 2002 through                                     11.00 to 1.00
  December 31, 2002
January 1, 2003 through                                     8.00 to 1.00
  March 31, 2003
April 1, 2003 through                                       6.00 to 1.00
  December 31, 2003
January 1, 2004 through                                     5.00 to 1.00
  December 31, 2004
January 1, 2005 and                                         4.00 to 1.00
  thereafter

               (j) Fixed Charges Ratio. Alamosa Delaware will not permit the ratio of (i) Annualized EBITDA to (ii) Consolidated Fixed Charges for any period of four consecutive fiscal quarters (a) ending on December 31, 2002 to be less than 1.00 to 1.00 and (b) ending on or after March 31, 2003 to be less than 1.10 to 1.00.

               (k) Interest Expense Coverage Ratio. Alamosa Delaware will not permit the ratio of (a) Annualized EBITDA to (b) Consolidated Cash Interest Expense for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

                   Period                                       Ratio
                   ------                                       -----
July 1, 2002 through                                        2.50 to 1.00
  December 31, 2003
January 1, 2004 through                                     2.75 to 1.00
  March 31, 2004
April 1, 2004 and
  thereafter                                                3.00 to 1.00

               (l) Pro Forma Debt Service. Alamosa Delaware will not permit the ratio of (i) Annualized EBITDA for any fiscal quarter ending on any date during any period set forth below to (ii) Pro Forma Debt Service as of the last day of such fiscal quarter to be less than ratio set forth below opposite such period:

                   Period                                       Ratio
                   ------                                       -----
July 1, 2002 through                                        1.25 to 1.00
  March 31, 2005
April 1, 2005 and
  thereafter                                                1.50 to 1.00

               SECTION 6.13. Liabilities of Special Purpose Subsidiaries. Alamosa Delaware will not:

               (a) permit any License Subsidiary to incur, assume or permit to exist any liabilities (other than under the Guarantee Agreement and the Security Agreement, its Guarantees under the Alamosa Delaware Indentures, the Communications Act and taxes and other liabilities incurred in the ordinary course in order to maintain its existence and preserve the Licenses) or to engage in any business or activities other than the holding of Licenses; or

               (b) permit any Real Property Subsidiary to incur, assume or permit to exist any liabilities (other than (i) under the Guarantee Agreement and the Security Agreement, (ii) its subordinated Guarantees under the Alamosa Delaware Indentures, (iii) other liabilities incurred in the ordinary course of business which are incident to being the lessee of real property or the purchaser, owner or lessee of equipment and (iv) taxes and other liabilities in the ordinary course in order to maintain its existence) or to engage in any business or activities other than the owning or leasing, as lessee, of Real Property Assets and the leasing, as lessor, or, as the case may be, subleasing, as sublessor, thereof to the Borrower, and the owning of Real Property-Related Equipment constituting fixtures thereto and the leasing thereof to the Borrower.

               SECTION 6.14. Designation of Unrestricted Subsidiaries. (a) Alamosa Delaware may not designate any Restricted Subsidiary as an Unrestricted Subsidiary and may hereafter designate any other Subsidiary as an Unrestricted Subsidiary under this Agreement (a "Designation") only if:

               (i) such Subsidiary does not own any Capital Stock of any Restricted Subsidiary;

               (ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (iii) after giving effect to such Designation and any related Investment to be made in such designated Subsidiary by Alamosa Delaware or any Restricted Subsidiary (which shall in any event include the existing Investment in such Subsidiary at the time it is designated as an Unrestricted Subsidiary), (A) any such existing Investment and related Investment would comply with
        Section 6.04 and (B) Alamosa Delaware and the Restricted Subsidiaries would be in compliance with each of the Financial Covenants, calculated on a pro forma basis as if such Designation and Investment had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended in respect of which financial statements have been delivered by Alamosa Delaware pursuant to Section 5.01(a) or (b);

               (iv) such designated Subsidiary is an unrestricted subsidiary under each of the Alamosa Delaware Indentures; and

               (v) Alamosa Delaware has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of a Financial Officer of Alamosa Delaware stating that no Event of Default has occurred and is continuing and setting forth reasonably detailed calculations demonstrating pro forma compliance with the Financial Covenants in accordance with paragraph (iii) above.

               (b) Neither Superholdings, APCS, Alamosa Delaware nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 6.01 and 6.04 hereof. Each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into Alamosa Delaware or any Restricted Subsidiary or liquidate into or transfer substantially all its assets to Alamosa Delaware or any Restricted Subsidiary.


                                ARTICLE VII

                             Events of Default

               If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

               (c) any representation or warranty made or deemed made by or on behalf of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

               (d) Superholdings, Alamosa Delaware or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Superholdings, APCS, Alamosa Delaware or the Borrower), 5.11 or
        5.15 or in Article VI;

               (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article and other than with respect to Section 5.10 as it applies to the Sprint Agreements, which are covered by clause (o) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

               (f) Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods provided for in the instrument governing such Indebtedness);

               (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (i) Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
        (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (j) Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance) shall be rendered against Superholdings, APCS, Alamosa Delaware, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Superholdings, APCS, Alamosa Delaware, the Borrower or any Restricted Subsidiary to enforce any such judgment;

               (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

               (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
        (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or the Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, valid and enforceable;

               (n) a Change in Control shall occur;

               (o) the termination of any Sprint Agreement, or the occurrence and continuation of (i) any "Event of Termination" as defined in any Sprint Agreement or (ii) any breach or default under the Consent and Agreement (other than a breach or default by the Administrative Agent) which breach or default entitles the Administrative Agent to exercise a right or remedy under or in connection with the Consent and Agreement;

               (p) the loss by any Loan Party of any rights to the benefit of, or the occurrence of any default or the termination of any rights under, in each case after giving effect to any grace or cure period with respect thereto, any application, marketing or other material agreements (other than the Sprint Agreements and the Consent and Agreement), which loss, occurrence or termination could reasonably be expected to result in a Material Adverse Effect;

               (q) the failure by Alamosa Delaware to make any payments required to be made with the FCC or any other Governmental Authority with respect to any License held by Alamosa Delaware or any Restricted Subsidiary or any Indebtedness or other payment obligations relating thereto as when due which failure could reasonably be expected to lead to the loss, termination, revocation, non-renewal or material impairment of any License (other than any immaterial Licenses) or otherwise result in a Material Adverse Effect; or

               (r) any termination (prior to the expiration of its term), revocation or non-renewal by the FCC of one or more Licenses (other than any immaterial Licenses) of Alamosa Delaware or its Restricted Subsidiaries,

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause
(h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                ARTICLE VIII

                          The Administrative Agent

               Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Superholdings, APCS, Alamosa Delaware, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

               The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Superholdings, APCS, Alamosa Delaware, the Borrower or any of the Restricted Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Superholdings, Alamosa Delaware, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document,
(iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

               The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

               Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

               Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                 ARTICLE IX

                               Miscellaneous

               SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to Superholdings, Alamosa Delaware or the Borrower, to it at Alamosa Holdings, Inc., 5225 South Loop 289, Suite 120, Lubbock, Texas 79424, Attention of Chief Financial Officer (Telecopy No. (806) 722-1423); and

               (b) if to the Administrative Agent, to Citicorp
        USA, Inc., Two Penns Way, Suite 200, New Castle,
        Delaware 19720, Attention of Bilal Aman (Telecopy No.
        (302) 894-6120);

               (c) if to the Issuing Bank, to it at Citicorp USA, Inc., Two Penns Way, Suite 200, New Castle, Delaware
        19720, Attention of Bilal Aman (Telecopy No. (302) 894-
        6120);

               (d) if to any other Lender, to it at its address
        (or telecopy number) set forth in its Administrative
        Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Superholdings, Alamosa Delaware, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or the scheduled date of any reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Superholdings, APCS, Alamosa Delaware or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any material portion of the Collateral from the Liens of the Security Documents (except as expressly provided in the Security Documents), without the written consent of each Lender, (viii) change the permitted uses of proceeds set forth in Section 5.11 or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Superholdings, Alamosa Delaware, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Superholdings, Alamosa Delaware, the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

               SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Documentation Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

               (b) The Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent or the Issuing Bank as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

               (d) To the extent permitted by applicable law, neither Superholdings, Alamosa Delaware nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable promptly after written demand therefor.

               SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure and the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, or the assignment of outstanding Term Loans of a Lender without the proportionate assignment of then-existing undrawn Term Commitments of such Lender, provided that the aggregate amount of such assignments of outstanding Term Loans prior to the termination of the Term Commitments shall not exceed $125,000,000, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph
(e) of this Section.

               (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Superholdings, Alamosa Delaware, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Superholdings, Alamosa Delaware, the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

               SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

               (b) Each of Superholdings, Alamosa Delaware and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Superholdings, Alamosa Delaware, the Borrower or its properties in the courts of any jurisdiction.

               (c) Each of Superholdings, Alamosa Delaware and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Superholdings, Alamosa Delaware or the Borrower. For the purposes of this Section, "Information" means all information received from Superholdings, Alamosa Delaware or the Borrower relating to Superholdings, Alamosa Delaware or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Co-Documentation Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Superholdings, Alamosa Delaware or the Borrower; provided that, in the case of information received from Superholdings, Alamosa Delaware or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

               SECTION 9.14. Release of Subsidiaries. (a) If (i) the Administrative Agent receives a certificate from the chief executive officer, the chief financial officer or treasurer of Alamosa Delaware certifying as of the date of that certificate that, after the consummation of the transaction or series of transactions described in reasonable detail satisfactory to the Administrative Agent in such certificate on such date, the Subsidiary Loan Party identified in such certificate will no longer be a Subsidiary of Alamosa Delaware and (ii) such transactions are consummated on such date in accordance with and without violating the provisions of this Agreement or any other Loan Document, then such Subsidiary's Guarantee shall automatically terminate and such Subsidiary shall cease to be a party to any Loan Document.

               (b) No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Loan Party under this Agreement, any other Guarantee, or any other Loan Document, all of which obligations continue to remain in full force and effect.

               (c) The Lenders shall, at Alamosa Delaware's expense, execute such documents as Alamosa Delaware may reasonably request to evidence such termination or cessation, as the case may be.

               SECTION 9.15. Roberts Term Loans and WOW Term Loans. Notwithstanding anything to the contrary herein contained, it is recognized and agreed by the parties hereto that the credit accommodations being provided hereunder are being set forth in the form of a single Credit Agreement for convenience only and that the Roberts Term Loans in an aggregate principal amount up to $20,000,000 which refinance a portion of the Existing Roberts Indebtedness and the WOW Term Loans in an aggregate principal amount up to $10,000,000 which refinance a portion of the Existing WOW Indebtedness are being considered by the parties hereto as separately identifiable term loans which as stated above are included in this Agreement for convenience only.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       ALAMOSA HOLDINGS, INC.,

                                            by
                                              /s/ David E. Sharbutt
                                              ------------------------
                                            Name:  David E. Sharbutt
                                            Title: President


                                       ALAMOSA (DELAWARE), INC.,

                                            by
                                               /s/ David E. Sharbutt
                                            ---------------------------
                                            Name:  David E. Sharbutt
                                            Title: President


                                       ALAMOSA HOLDINGS, LLC,

                                            by
                                               /s/ David E. Sharbutt
                                            ----------------------------
                                            Name:  David E. Sharbutt
                                            Title: President


                                       CITICORP USA, INC.,
                                       individually and as
                                       Administrative Agent,

                                            by
                                               /s/ J. Douglas Harvey
                                            ----------------------------
                                            Name:  Douglas Harvey
                                            Title: VP & Managing Director


                                       TORONTO DOMINION (TEXAS),
                                       INC., individually and as
                                       Syndication Agent,

                                            by
                                               /s/ Alva J. Jones
                                               -------------------------
                                            Name:  Alva J. Jones
                                            Title: Vice President


                                       EXPORT DEVELOPMENT
                                       CORPORATION, individually and
                                       as Co-Documentation Agent,

                                            by
                                               /s/ James Sparrow
                                               -------------------------
                                            Name:  James Sparrow
                                            Title: Financial Services Manager

                                            by
                                               /s/ Stephen Davies
                                               ----------------------------
                                            Name:  Stephen Davies
                                            Title: Financial Services Manager


                                       FIRST UNION NATIONAL BANK,
                                       individually and as
                                       Documentation Agent,


                                            by
                                               /s/ Stephen G. Locke
                                               ----------------------------
                                            Name:  Stephen G. Locke
                                            Title: Asst. Vice President


                                       THE BANK OF NOVA SCOTIA,

                                            by
                                               /s/ Ian A. Hodgart
                                               ----------------------
                                               Name:  Ian A. Hodgart
                                               Title: Authorized Signatory


                                       FORTIS CAPITAL CORP.,

                                            by
                                               /s/ Alan E. McLintock
                                               --------------------------
                                               Name: Alan E. McLintock
                                               Title: Managing Director

                                            by
                                               /s/ Colm Kelly
                                               ---------------------------
                                               Name:  Colm Kelly
                                               Title: Asst. Vice President


                                       WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE, NEW YORK BRANCH,

                                            by
                                               /s/ Michael J. Wynne
                                               -----------------------------
                                               Name:  Michael J. Wynne
                                               Title: Managing Director

                                            by
                                               /s/ Michael D. Peist
                                               -----------------------------
                                               Name:  Michael D. Peist
                                               Title: Associate Director


                                       SOCIETE GENERALE,

                                            by
                                               /s/ Mark Vigil
                                               ----------------------------
                                               Name:  Mark Vigil
                                               Title: Director


                                       COBANK, ACB,

                                            by
                                               /s/ Anita Yougblut
                                               -----------------------------
                                               Name:  Anita Youngblut
                                               Title: Vice President


                                       FRANKLIN FLOATING RATE TRUST,

                                            by
                                               /s/ Chauncey Lufkin
                                               -----------------------------
                                               Name:  Chauncey Lufkin
                                               Title: Vice President


                                       FRANKLIN FLOATING RATE MASTER
                                       SERIES,

                                            by
                                               /s/ Chauncey Lufkin
                                               ---------------------------
                                               Name:  Chauncey Lufkin
                                               Title: Vice President


                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION,

                                            by
                                               /s/ Molly Fergusson
                                               --------------------------
                                               Name:  Molly Fergusson
                                               Title: Manager-Operations


                                       IBM CREDIT CORPORATION,

                                            by
                                               /s/ Ronald J. Bachner
                                               ---------------------------
                                               Name:  Ronald J. Bachner
                                               Title: Manager Com. &
                                                      Vendor Financing


                                       OPPENHEIMER SENIOR FLOATING
                                       RATE FUND,

                                            by
                                               /s/ Robert Bishop
                                               ---------------------------
                                               Name:  Robert Bishop
                                               Title: Vice President




                                                                  EXHIBIT A



                                 [Form of]

                     FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement, dated as of February 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa Delaware"), Alamosa Holdings, LLC, a Delaware limited liability company (the "Borrower"), the lenders party thereto (the "Lenders"), Export Development Corporation, as Co-Documentation Agent, First Union National Bank, as Documentation Agent, Toronto Dominion (Texas), Inc., as Syndication Agent and Citicorp USA, Inc., as administrative agent (the "Administrative Agent") and as collateral agent. Terms defined in the Credit Agreement are used herein with the same meanings.

     1. The undersigned assignor (the "Assignor"), hereby sells and assigns, without recourse, to the undersigned assignee (the "Assignee"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04 of the Credit Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Assignment Effective Date, (ii) the Loans owing to the Assignor which are outstanding on the Assignment Effective Date and (iii) participations in Letters of Credit that are outstanding on the Assignment Effective Date. The Assignor represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any Lien. From and after the Assignment Effective Date (i) the Assignee shall (A) be a party to and be bound by the provisions of the Credit Agreement, a copy of which has been received by the Assignee and (B) to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents, and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.16(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form satisfactory to the Administrative Agent and (iii) a processing and recordation fee of $3,500.

     3. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:  ..................................................

Assignment Effective Date
     (such date to be at least 5 Business Days after Date of
Assignment):  .........................................................

Legal Name of Assignor:  ..............................................

Legal Name of Assignee:  ..............................................
Assignee's Address for Notices:  ......................................


Facility/Comm-           Principal Amount            Percentage Assigned
itment                   Assigned:                   of Applicable
                                                     Facility/Commitment
                                                     (set forth, to at
                                                     least 8 decimals, as a
                                                     percentage of the
                                                     Facility and the
                                                     aggregate Commitments
                                                     of all Lenders
                                                     thereunder):

Revolving               $________________            _______________%


Term Loans              $________________            _______________%



The terms set forth above are hereby agreed to:


[                 ], as Assignor,           CITICORP USA, INC.,
                                            as Administrative Agent,

by:___________________________
by:___________________________
     Name:                                  Name:
     Title:                                 Title:


[                 ], as Assignee,           ALAMOSA HOLDINGS,
LLC,
                                            as Borrower,

by:___________________________
by:___________________________
     Name:                                  Name:
     Title:                                 Title:




                                                                   EXHIBIT B-1

                   Form of Opionion of Borrower's Counsel

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom]


                                               February 14, 2001


Citicorp USA, Inc., as Administrative Agent
390 Greenwich Street
New York, NY  10013

and

The Lenders listed on Schedule A hereto

            Re:  Alamosa  Holdings, LLC Credit Agreement

Ladies and Gentlemen:

            We have acted as special counsel to Alamosa Holdings, LLC, a Delaware limited liability company (the "Company"), Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa Delaware"), Alamosa PCS Holdings, Inc., a Delaware corporation ("APCS"), the other subsidiaries of the Company listed on Schedule I hereto (each a "Group I Subsidiary" and collectively, the "Group I Subsidiaries") and the other subsidiaries of the Company listed on
Schedule II hereto (each a "Group II Subsidiary" and collectively, the "Group II Subsidiaries"), in connection with the Credit Agreement, dated as of February 14, 2001 (the "Credit Agreement"), among the Company, Superholdings, Alamosa Delaware, the parties identified on Schedule A hereto (the "Lenders"), Export Development Corporation, as co-documentation agent for the Lenders, First Union National Bank, as documentation agent for the Lenders, Toronto Dominion (Texas), Inc., as syndication agent for the Lenders, and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders (in such capacities, the "Administrative Agent" and the "Collateral Agent", respectively).

            The Company, Superholdings, Alamosa Delaware, APCS, the Group I Subsidiaries and the Group II Subsidiaries are referred to herein individually as a "Loan Party" and collectively as the "Loan Parties." The Group I Subsidiaries and the Group II Subsidiaries are referred to herein individually as a "Subsidiary Guarantor" and collectively as the "Subsidiary Guarantors." Alamosa Delaware, the Company and each Subsidiary Guarantor are referred to in paragraphs 13 and 14 hereof individually as a "Pledgor" and collectively as the "Pledgors".

            This opinion is being delivered pursuant to Section 4.01(b) of the Credit Agreement.

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

            (a)  the Credit Agreement;

            (b) the Guarantee Agreement, dated as of February 14, 2001 (the "Guarantee"), among Superholdings, Alamosa Delaware, APCS, the Subsidiary Guarantors and the Collateral Agent;

            (c) the Security Agreement, dated as of February 14, 2001 (the "Security Agreement"), executed by Alamosa Delaware, the Company and each of the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties;

            (d) the Pledge Agreement, dated February 14, 2001, executed by Alamosa Delaware, the Company and each of the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties (the "Pledge Agreement");

            (e) the Indemnity, Contribution and Subordination Agreement, dated February 14, 2001, among each of the Loan Parties and the Collateral Agent (the "Contribution Agreement");

            (f) unfiled, but signed copies of financing statements naming Alamosa (Delaware), Inc., Alamosa Holdings, LLC and each of the Subsidiary Guarantors named on Schedule I and Schedule II, as debtor, and Citicorp USA, Inc., as collateral agent, as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the filing offices listed on Schedule III hereto (such filing offices, the "Filing Offices" and such financing statements, the "Financing Statements");

            (g) the certificate of the Loan Parties, dated the date hereof, executed by an officer of the Company, a copy of which is attached as Exhibit A hereto (the "Opinion Certificate");

            (h) certified copies of the Certificate of Incorporation, By-laws, Operating Agreements or Partnership Agreements, as applicable, of each of the Company, Superholdings, APCS, Alamosa Delaware and each Group I Subsidiary;

            (i) certified copies of the resolutions of the Board of Directors, Managing Member or General Partner of each of the Company, Superholdings, APCS, Alamosa Delaware and each Group I Subsidiary;

            (j) certificates, dated on or about February 8, 2001, from the Secretary of State of the State of Delaware as to the existence and good standing in the State of Delaware of the Company, Superholdings, APCS, Alamosa Delaware and each of the Group I Subsidiaries; and

            (k) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

            In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Loan Parties and their respective officers and other representatives and of public officials, including the facts and conclusions set forth therein.

            We express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America, (iii) the General Corporation Law of the State of Delaware, (iv) the Limited Liability Company Act of the State of Delaware and (v) with respect to the security interest opinions set forth in paragraphs 9, 10, 11, 12, 13 and 14, the UCC.

            Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Credit Agreement. "Loan Documents" shall mean the items listed in (a) through (e) above. "Applicable Contracts" shall mean those agreements or instruments set forth on Schedule 2 to the Opinion Certificate which the Company has certified to us as all the agreements and instruments which are material to the business or financial condition of the Loan Parties, taken as a whole. "Applicable Laws" shall mean those laws, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided that we express no opinion regarding the Communications Act of 1934, as amended. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to the Applicable Laws of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the United States of America. "Applicable Orders" means those orders or decrees of governmental authorities identified on Schedule 3 to the Opinion Certificate.

            Unless otherwise indicated, references to the "UCC" shall mean
(i) with respect to the validity of the security interest, the Uniform Commercial Code as in effect on the date hereof in the State of New York and (ii) with respect to the perfection and the effect of perfection or non-perfection of the security interest, the Uniform Commercial Code as in effect on the date hereof in the State of California, the State of Delaware or the State of Texas. References to "Applicable States" shall mean the States of New York, California, Delaware and Texas.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. Based solely upon our review of the certificates described in clause (j) above, each of the Company, Superholdings, APCS, Alamosa Delaware and each Group I Subsidiary is validly existing and in good standing under the laws of the State of Delaware.

            2. Each of the Company, Superholdings, APCS, Alamosa Delaware and each Group I Subsidiary has the corporate or limited liability company power and authority to execute, deliver and perform all of its obligations under each of the Loan Documents to which it is a party under the laws of the State of Delaware. The execution and delivery of each of the Loan Documents and the consummation by the Company, Superholdings, APCS, Alamosa Delaware and each Group I Subsidiary of the transactions contemplated thereby have been duly authorized by all requisite corporate or limited liability company action on the part of the Company, Superholdings, APCS, Alamosa Delaware and each Group I Subsidiary under the laws of the State of Delaware. Each of the Loan Documents has been duly executed and delivered by the Company, Superholdings, APCS, Alamosa Delaware and each of the Group I Subsidiaries under the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware.

            3. Each of the Loan Documents constitutes the valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with its terms under the laws of the State of New York.

            4. The execution and delivery by the Company, Superholdings, APCS, Alamosa Delaware and each of the Group I Subsidiaries of each of the Loan Documents and the performance by the Company, Superholdings, APCS, Alamosa Delaware and each of the Group I Subsidiaries of its obligations under each of the Loan Documents, each in accordance with its terms, do not conflict with the Certificate of Incorporation, Operating Agreement or By-laws of the Company, Superholdings, APCS, Alamosa Delaware or such Group I Subsidiary.

            5. The execution and delivery by each of the Loan Parties of each of the Loan Documents to which it is a party and the performance by each of the Loan Parties of its obligations under each of the Loan Documents to which it is a party, each in accordance with its terms, do not
(i) constitute a violation of, or a default under, any Applicable Contracts or (ii) cause the creation of any security interest or lien upon any of the property of each of the Loan Parties pursuant to any Applicable Contracts. We call to your attention that certain of the Applicable Contracts are governed by laws other than those as to which we express our opinion. We express no opinion as to the effect of such other laws on the opinions herein stated.

            We call to your attention that in giving our opinion in paragraph 5 we have taken into account various provisions of the Loan Documents including those contained in Section 9.15 of the Credit
Agreement.

            6. Neither the execution, delivery or performance by each of the Loan Parties of the Loan Documents to which it is a party nor the compliance by each of the Loan Parties with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware or any Applicable Law of the United States of America.

            7. Except as set forth Schedule VI hereto, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Loan Documents by any Loan Party of any of the Loan Documents to which it is a party.

            8. Neither the execution, delivery or performance by any Loan Party of its obligations under the Loan Documents to which it is a party nor compliance by such Loan Party with the terms thereof will contravene any Applicable Order against such Loan Party.

            9. The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in that portion of the Collateral (as defined in the Security Agreement) subject to Article 9 of the UCC (the "UCC Collateral"). Such security interest will secure the prompt and complete payment and performance when due of the Obligations (as defined in the Security Agreement); provided, however that notwithstanding the foregoing: (i) that portion of the Collateral constituting the WOW Collateral (as defined in the Security Agreement) shall only secure the WOW Obligations and the General Obligations (each as defined in the Security Agreement), (ii) that portion of the Collateral constituting the Roberts Collateral (as defined in the Security Agreement) shall only secure the Roberts Obligations and the General Obligations (each as defined in the Security Agreement) and (iii) any Collateral which is neither Roberts Collateral nor WOW Collateral shall only secure the General Obligations. We express no opinion whether or to what extent any particular item of Collateral constitutes Roberts Collateral or WOW Collateral.

            10. The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, to secure the prompt and complete payment and performance when due of the General Obligations (as defined in the Pledge Agreement), a valid security interest in the Company's rights in that portion of the Collateral described therein consisting of any instruments (as defined in Section 9-105) of the UCC listed on Schedule IV hereto (the "Instruments").

            11. The Financing Statements are in appropriate form for filing in each of the Filing Offices. With respect to that portion of the UCC Collateral as to which the filing of a financing statement is a permissible method of perfection (the "UCC Filing Collateral"), the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in that portion of the UCC Filing Collateral which is described in the Financing Statements will be perfected upon filing of the Financing Statements in the respective Filing Offices.

            12. Upon delivery of the Instruments to the Collateral Agent in the State of New York, the security interest of the Collateral Agent for the benefit of the Secured Parties will be perfected.

            Our opinions in paragraphs 9, 10, 11 and 12 with respect to the security interest of the Collateral Agent for the benefit of the Secured Parties are subject to the following qualifications:

            (a) We have assumed that each Loan Party owns, or with respect to after-acquired property will own, the UCC Collateral and the Instruments, and we express no opinion as to the nature or extent of such Loan Party's rights in, or title to, any of the UCC Collateral or the Instruments and we note that with respect to any after-acquired property, the security interest will not attach until such Loan Party acquires ownership thereof.

            (b) Our opinions with respect to the interest of the Collateral Agent for the benefit of the Secured Parties are limited to Article 9 of the UCC, and such opinions do not address (i) laws of jurisdictions other than the Applicable States and of the Applicable States except for Article 9 of the UCC, (ii) collateral of a type not subject to Article 9 of the UCC, including any and all deposit accounts, and (iii) what law governs perfection or priority of the security interests granted in the collateral covered by this opinion.

            (c) We have assumed that there are no agreements between any of the Loan Parties and any account debtor prohibiting, restricting or conditioning the assignment of any portion of the UCC Collateral except for the UCC Collateral constituting either accounts or general intangibles for money due as to which we make no such assumption.

            (d) We express no opinion with respect to the priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in any of the UCC Collateral or the Instruments.

            (e) In the case of chattel paper, accounts or general intangibles, we call to your attention that the security interest of the Collateral Agent for the benefit of the Secured Parties may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors.

            (f) We express no opinion with respect to any portion of the UCC Collateral consisting of "investment property" (as defined in Section 9-115(1)(f) of the UCC).

            (g) We call to your attention that under the UCC, events occurring subsequent to the date hereof may affect any security interest subject to the UCC including, but not limited to, Section 9-402 with respect to changes in name, structure and corporate identity; Section 9-103 with respect to changes in the location of the collateral and the location of a debtor; Section 9- 316 with respect to subordination agreements;
Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person and voluntarily subordinating a security interest) may affect any security interest subject to the UCC.

            (h) In the case of goods, we express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any goods which are (i) an accession to, or commingled or processed with other goods to the extent that the security interest of the Collateral Agent for the benefit of the Secured Parties is limited by
Section 9-314 or 9-315 of the UCC or (ii) subject to a certificate of title or a document of title.

            (i) We express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or money due with respect to the lease, license or use thereof except to the extent Article 9 of the UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein.

            (j) We express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest.

            (k) We express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any of the UCC Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

            (l) In the case of any instruments, chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to the Collateral Agent for the benefit of the Secured Parties' rights in and to such underlying property.

            (m) We express no opinion with respect to the security interest in any of the UCC Collateral consisting of goods which are or are to become fixtures, equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), accounts subject to subsection 5 of Section 9-103 of the UCC, an ownership interest evidenced by certificates of stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate.

            (n) Our opinion with respect to proceeds is subject to the limitations set forth in Section 9-306 of the UCC and, in addition, we call to your attention that in the case of certain types of proceeds other parties such as holders in due course, protected purchasers and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of the Collateral Agent for the benefit of the Secured Parties.

            (o) We call to your attention that in the case of license or permits issued by governmental authorities, the applicable Loan Party may not have sufficient rights therein for the security interest of the Collateral Agent for the benefit of the Secured Parties to attach and even if such Loan Party has sufficient rights for the security interest to attach, exercise of remedies may be limited by the terms of the license or permit or require the consent of the governmental authorities issuing such license or permit. We have assumed that to the extent the terms of licenses or permits (or any laws or regulations applicable thereto) prohibit or condition the transfer of any licenses or permits, consent to the transfer under the Security Agreement has been obtained.

            (p) We have assumed that each item of the Collateral (as defined in the Pledge Agreement) consisting of Instruments is represented by only one original document.

            (q) We call to your attention that the American Law Institute and the National Conference of Commissioners on Uniform State Laws have approved a revised version of Article 9 of the Uniform Commercial Code with conforming amendments to other articles of the Uniform Commercial Code ("Revised Article 9"). Revised Article 9 would change in certain respects the manner in which security interests are created and perfected as well as in many cases the law governing perfection or priority of the security interest. A version of Revised Article 9 has been introduced in New York and Delaware. The opinions set forth herein are based solely on the laws and regulations in effect on the date hereof and we express no opinion as to the effect of Revised Article 9 on the validity, perfection or priority of the security interest.

            (r) We call to your attention that California and Texas have now enacted a version of the 1999 Official Text of Article 9 of the Uniform Commercial Code ("Official Revised Article 9"). Official Revised Article 9 changes in certain respects the manner in which security interests are created and perfected as well as the law governing perfection and priority of many security interests. Official Revised Article 9 is not yet effective and the opinions expressed herein are based solely on the laws and regulations in effect on the date hereof and we express no opinion as to the effect of Official Revised Article 9 on the validity, perfection or priority of the security interest.

            13. The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the applicable Pledgor's rights in the certificates identified on Schedule V hereto (the "Pledged Securities"). Such security interest will secure the Obligations (as defined in the Pledge Agreement); provided, however that notwithstanding the foregoing:
(i) that portion of the Collateral constituting the WOW Collateral (as defined in the Pledge Agreement) shall only secure the WOW Obligations and the General Obligations (each as defined in the Pledge Agreement), (ii) that portion of the Collateral constituting the Roberts Collateral (as defined in the Pledge Agreement) shall only secure the Roberts Obligations and the General Obligations (each as defined in the Pledge Agreement) and
(iii) any Collateral which is neither Roberts Collateral nor WOW collateral shall only secure the General Obligations. We express no opinion whether or to what extent any particular item of Collateral constitutes Roberts Collateral or WOW Collateral.

            14. Upon delivery of the Pledged Securities to the Collateral Agent for the benefit of the Secured Parties in the State of New York, the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Securities will be perfected. No interest of any other creditor of any Pledgor is equal or prior to the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Securities.

            Our opinions in paragraphs 13 and 14 above with respect to the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Securities are subject to the following qualifications:

            (a) We have assumed that each Pledgor owns, or with respect to after-acquired property will own, the Pledged Securities, and we express no opinion as to the nature or extent of such Pledgor's rights in, or title to, any of the Pledged Securities and we note that with respect to any after-acquired property, the security interest will not attach until such Pledgor acquires ownership thereof.

            (b) Our opinions with respect to the interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Securities are limited to Article 8 and Article 9 of the UCC, and such opinions do not address (i) laws of jurisdictions other than New York, and of New York except for Article 8 and Article 9 of the UCC, (ii) Pledged Securities of a type not subject to Article 8 and Article 9 of the UCC, and (iii) what law governs perfection or priority of the security interests granted in the Pledged Securities covered by this opinion.

            (c) We express no opinion with respect to proceeds of the Pledged Securities.

            (d) We call to your attention that the right of the Collateral Agent to become a partner or a member of a limited liability company or partnership may be limited by applicable law and the terms of the limited liability company agreement or partnership agreement pursuant to which the limited liability company or partnership was formed, as amended from time to time, and that the only remedy may be the right to receive distributions to which Alamosa Delaware is otherwise entitled pursuant to the limited liability company agreement or partnership agreement.

            (e) We express no opinion with respect to the priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Securities pursuant to Section 9-301(4) of the UCC against a lien creditor to the extent that provision limits the priority afforded future advances.

            (f) We have assumed that each of the Collateral Agent and the Secured Parties acquired its interest in the Pledged Securities for value and that neither the Collateral Agent nor any of the Secured Parties has notice on or prior to the date hereof or the date of delivery of the Pledged Securities of an adverse claim with respect to the Pledged Securities.

            (g) We have assumed that each of the Pledged Securities is registered in the name of the Collateral Agent for the benefit of the Secured Parties or is indorsed by an effective indorsement to the Collateral Agent for the benefit of the Secured Parties or is indorsed in blank.

            (h) We have assumed that to the extent the terms of licenses or permits (or any laws or regulations applicable thereto) prohibit or condition the transfer of any Pledged Securities, consent to the transfer under the Pledge Agreement has been obtained.

            (i) We call to your attention that the American Law Institute and the National Conference of Commissioners on Uniform State Laws have approved a revised version of Article 9 of the Uniform Commercial Code with conforming amendments to other articles of the Uniform Commercial Code ("Revised Article 9"). Revised Article 9 would change in certain respects the manner in which security interests are created and perfected as well as in many cases the law governing perfection or priority of the security interest. A version of Revised Article 9 has been introduced in New York. The opinions set forth herein are based solely on the laws and regulations in effect on the date hereof and we express no opinion as to the effect of Revised Article 9 on the validity, perfection or priority of the security interest.

            15. Neither the execution, delivery or performance by any of the Loan Parties of the Loan Documents to which it is party nor the compliance by any such Loan Party with the terms and provisions thereof will violate any provision of (a) the Investment Company Act of 1940, as amended or (b) the Public Utility Holding Company Act of 1935, as amended.

            Our opinions are subject to the following assumptions and qualifications:

            (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

            (b) we have assumed that each of the Loan Documents constitutes the valid and binding obligation of each party to such Loan Document (other than the Loan Parties) enforceable against such other party in accordance with its terms;

            (c) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Loan Parties) to the Loan Documents with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Loan Parties) to the Loan Documents;

            (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Loan Documents which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

            (e) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Loan Documents or any transactions contemplated thereby;

            (f) certain of the remedial provisions with respect to the security including waivers with respect to the exercise of remedies against the collateral contained in the Security Agreement and the Pledge Agreement (collectively, the "Collateral Agreements") may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Collateral Agreements, taken as a whole, and the Collateral Agreements, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security; and

            (g) we express no opinion with respect to any provision of the Credit Agreement to the extent it authorizes or permits any purchaser of a participation interest to set-off or apply any deposit, property or indebtedness with respect to any participation interest.

            In rendering the foregoing opinions, we have assumed, with your consent, that:

            (a) each of the Group II Subsidiaries is validly existing and in good standing as a limited partnership or limited liability company under the laws of the States of Texas, Wisconsin, Missouri and Oregon;

            (b) each of the Group II Subsidiaries has the power and authority to execute, deliver and perform all of its obligations under each of the Loan Documents to which it is a party and the execution and delivery of each of the Loan Documents and the consummation by each of the Group II Subsidiaries of the transactions contemplated thereby have been duly authorized by all requisite action on the part of each of the Group II Subsidiaries. Each of the Loan Documents to which it is a party has been duly authorized, executed and delivered by each of the Group II Subsidiaries;

            (c) the execution, delivery and performance by each of the Group II Subsidiaries of any of its obligations under Loan Documents to which it is a party does not and will not conflict with, contravene, violate or constitute a default under the certificate of formation, certificate of limited partnership, operating agreement or partnership agreement of such Group II Subsidiary;

            (d) the execution, delivery and performance by each of the Loan Parties of any of its obligations under the Loan Documents to which it is a party does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which it or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 5 herein), (ii) any rule, law or regulation to which it is subject (other than Applicable Laws of the State of New York and Applicable Laws of the United States of America as to which we express our opinion in paragraph 6 herein), or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 8 herein); and

            (e) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 7 herein and the Financing Statements as to which we express our opinion in paragraph 11 herein is required to authorize or is required in connection with the execution, delivery or performance by the any of the Loan Parties of any Loan Documents to which it is a party or the transactions contemplated thereby.

            We understand that you are separately receiving an opinion, with respect to certain of the foregoing assumptions from each of the counsel listed on Schedule VII hereto and we are advised that such opinions contain qualifications. Our opinions herein stated are based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

            This opinion is being furnished only to you in connection with the Loan Documents and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent; provided, that each assignee of a Lender that hereafter becomes a "Lender" under the Credit Agreement pursuant to Section 9.04 thereof may rely on this opinion with the same effect as if it were originally addressed to such assignee.


                                           Very truly yours,






                                                                    EXHIBIT B-2

                    Form of Opinion of Sprint's Counsel

                           [Letterhead of Sprint]


                                      February 14, 2001


Export Development Corporation,
      as co-documentation agent,
First Union Securities National Bank,
      as documentation agent,
Toronto Dominion (Texas), Inc.,
      as syndication agent,
Citicorp USA, Inc.,
      as administrative agent and collateral agent, and the Lenders under that certain Credit Agreement, dated as of the date hereof, by and among each of the above-listed entities, Alamosa Holdings, Inc., Alamosa (Delaware), Inc., Alamosa Holdings, LLC, and the lenders from time to time party thereto

Ladies and Gentlemen:

      This opinion is delivered pursuant to Section 4.01(b) of that certain Credit Agreement, dated as of February 14, 2001 (the "Credit Agreement"), among Alamosa Holdings, Inc., Alamosa (Delaware), Inc., Alamosa Holdings, LLC, and the lenders from time to time party thereto, Export Development Corporation, as co-documentation agent, First Union Securities National Bank, as documentation agent, Toronto Dominion (Texas), Inc., as syndication agent, and Citicorp USA, Inc., as administrative agent and collateral agent.

      As Senior Vice President, Federal External Affairs, of Sprint Corporation, I am generally familiar with the laws, rules and regulations relating to the ownership of the licenses listed on Exhibit A attached to this letter that were issued by the Federal Communications Commission (the "FCC") to WirelessCo, L.P., SprintCom, Inc. and Cox PCS License, LLC (the "Licenses").

      I, or attorneys on my staff, have examined the Licenses and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed in this letter. As to questions of fact material to these opinions, I have relied upon certain documents issued by the FCC and public officials.

      In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      Based upon and subject to the foregoing, and subject to qualifications and limitations set forth in this opinion letter, I am of the opinion that, as of the date of this letter:

      (i) Each of WirelessCo, L.P., SprintCom, Inc. and Cox PCS License, LLC holds and has the right to use the Licenses set forth below its name on Exhibit A. Each of the Licenses is in full force and effect, and Sprint Corporation is in compliance in all material respects with the terms and requirements thereof and the Communications Act if 1934, as amended.

      (ii) There are no material proceedings threatened, pending or contemplated before the FCC against or involving the Licenses.

      (iii) No event has occurred as of the date hereof that permits, or with the notice or lapse of time or both would permit, the suspension, revocation or termination of any of the Licenses.

      This opinion letter is rendered to you in connection with the above-described transaction. It may not be relied upon by you for any other purpose, or relied upon by any other person or entity, other than the addressees hereto and their successors, assigns and participants under the Credit Agreement, without my prior written consent.


                                    Very truly yours,




                                    Vonya B. McCann





                                                                   EXHIBIT B-3


                     Form of Opionion of Local Counsel

                    [Letterhead of Axley Brynelson, LLP]



February 14, 2001

Citicorp USA, Inc., as Administrative Agent and Collateral Agent, each of the Lenders party to the Credit Agreement, dated as of February 14, 2001, by and among Alamosa Holdings, Inc. ("SUPERHOLDINGS") , Alamosa (Delaware), Inc. ("ALAMOSA DELAWARE"), Alamosa Holdings, LLC (THE "BORROWER"), Export Development Corporation, as co-documentation agent, First Union National Bank, as documentation agent, Toronto Dominion (Texas), Inc., as syndication agent and Citicorp USA, Inc., ("CITICORP"), as the Administrative Agent, the lenders named therein and certain other agents named therein (THE "CREDIT AGREEMENT").

Re:   Alamosa Wisconsin GP, LLC
      Alamosa Wisconsin Limited Partnership
      Alamosa (Wisconsin) Properties, LLC
      Opinion of Counsel

Ladies and Gentlemen:

We have acted as special Wisconsin local counsel to Alamosa Wisconsin Limited Partnership, a Wisconsin limited partnership ("ALAMOSA WISCONSIN LP"), Alamosa Wisconsin GP, LLC, a Wisconsin limited liability company, ("ALAMOSA WISCONSIN LLC") and Alamosa (Wisconsin) Properties, LLC, a Wisconsin limited liability company ("ALAMOSA PROPERTIES") (COLLECTIVELY REFERRED TO HEREIN AS THE "COMPANIES") in connection with the Credit Agreement dated February 14, 2001, (THE "CREDIT AGREEMENT"), among Superholdings, Alamosa (Delaware), the Borrower, Citicorp as Administrative Agent and Collateral Agent and the lenders named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

            (a)  the Credit Agreement;

            (b) the Guarantee Agreement dated February 14, 2001, among each of Superholdings, Alamosa PCS Holdings, ("APCS"), Alamosa Delaware, each of the subsidiaries of Alamosa Delaware and the Collateral Agent (THE "GUARANTEE AGREEMENT");

            (c) the Indemnity, Subrogation and Contribution Agreement dated February 14, 2001, among each of Superholdings, APCS, Alamosa Delaware, the Borrower, each of the subsidiaries of Alamosa Delaware, the lenders from time to time thereto and Citicorp, as Collateral Agent (THE "INDEMNITY AGREEMENT");

            (d) the Pledge Agreement dated February 14, 2001, among each of Alamosa Delaware, the Borrower and each of the subsidiaries of Alamosa Delaware in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein) (THE "PLEDGE AGREEMENT");

            (e) the Security Agreement dated February 14, 2001, among each of Alamosa Delaware, the Borrower and each of the subsidiaries of Alamosa Delaware (THE "SECURITY AGREEMENT"); the Credit Agreement, Guarantee Agreement, Indemnity Agreement, Pledge Agreement and Security Agreement are hereinafter referred to as THE "LOAN DOCUMENTS";

            (f) the Operating Agreement of Alamosa Wisconsin LLC, dated November 19, 1999, and First Amendment to Operating Agreement dated February 4, 2000, as further amended by Amendment dated February 14, 2001, and the draft Operating Agreement of Alamosa Properties [date omitted], (COLLECTIVELY, THE "OPERATING AGREEMENTS");

            (g) the Agreement of Limited Partnership of Alamosa Wisconsin LP dated November 19, 1999, and the Amended and Restated Agreement of Limited Partnership of Alamosa Wisconsin LP dated March 7, 2000, (THE "LIMITED PARTNERSHIP AGREEMENT");

            (h) a Certificate of Status dated January 31, 2001, from the Wisconsin Department of Financial Institutions as to the status of Alamosa Wisconsin LLC, in the State of Wisconsin, and a Certificate of Status dated February 13, 2001, from the Wisconsin Department of Financial Institutions as to the status of Alamosa Properties in the State of Wisconsin (COLLECTIVELY THE "LLC CERTIFICATES");

            (i) a Certificate of Status dated January 31, 2001, from the Wisconsin Department of Financial Institutions as to the status of Alamosa Wisconsin LP in the State of Wisconsin (THE "LP CERTIFICATE");

            (j) the Articles of Organization of Alamosa Wisconsin LLC, dated November 18, 1999, and filed with the Wisconsin Department of Financial Institutions on November 22, 1999, and the Articles of Amendment of Alamosa Wisconsin LLC, dated September 6, 2000, and filed with the Wisconsin Department of Financial Institutions on December 1, 2000, all as certified by the Wisconsin Department of Financial Institutions on January 31, 2001, and the Articles of Organization of Alamosa Properties dated February 8, 2001, and filed with the Wisconsin Department of Financial Institutions on February 12, 2001, as certified by the Wisconsin Department of Financial Institutions on February 13, 2001, (COLLECTIVELY, THE "ARTICLES OF ORGANIZATION");

            (k) the Certificate of Domestic Limited Partnership of Alamosa Wisconsin LP dated November 18, 1999, and filed with the Wisconsin Department of Financial Institutions on November 22, 1999, and Certificate of Amendment-Domestic Limited Partnership of Alamosa Wisconsin LP dated September 6, 2000, and filed with the Wisconsin Department of Financial Institutions on September 15, 2000, all as certified by the Wisconsin Department of Financial Institutions on January 31, 2001 (COLLECTIVELY, THE "CERTIFICATE OF LIMITED PARTNERSHIP");

            (l) the Resolutions of Alamosa Wisconsin LP [date omitted] and the Resolutions of the Alamosa PCS, Inc. Subsidiaries [date omitted], (THE "CONSENT RESOLUTIONS");

            (m) the Secretary's Certificate of each of the Companies [date omitted] (THE "SECRETARY'S CERTIFICATES").

            (n) the Uniform Commercial Code financing statements (THE "FINANCING STATEMENTS") to be filed with regard to the property of the Companies pledged as collateral to the Collateral Agent pursuant to the terms and conditions of the Loan Documents.

                      SCOPE OF EXAMINATION AND GENERAL
                       ASSUMPTIONS AND QUALIFICATIONS

We have been furnished and have examined copies, certified or otherwise identified to our satisfaction, of all such records of the Companies, agreements and other instruments, certificates of officers and representatives of the Companies, certificates of public officials, and other documents, all as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed.

In making these examinations, we have assumed, with your consent (a) the genuineness of all signatures, (b) the conformity to original documents of all documents submitted to us as certified, electronically transmitted copies or photostatic copies, (c) the authenticity of the originals of the documents referred to in the immediately preceding clause (b), (d) to the extent relevant to our opinions expressed herein, the correctness and accuracy of all facts set forth in all certificates and reports identified in this opinion and (e) that all documents referenced in this opinion are in fact executed by the authorized officers and/or agents of the entities purportedly signing such documents.

Except as set forth herein, we have not undertaken any investigation to determine the existence of any facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any part or otherwise.

                 SPECIFIC LIMITATIONS AND QUALIFICATIONS ON
                  OPINION REGARDING CHOICE OF NEW YORK LAW

The Loan Documents provide that the laws of the State of New York shall govern the interpretation and enforceability thereof. In general, Wisconsin law permits parties to a contract to agree that the law of a particular jurisdiction will control their contractual relationship. However, Wisconsin courts have held that parties cannot by contract override fundamental public policies of a state whose law would be applicable if the parties' choice of law provision were disregarded. We have not evaluated and have not reached any conclusion about whether the transaction governed by the Loan Documents or any part thereof would override fundamental public policies. Therefore, we express no opinion on the enforceability of the provisions of the Loan Documents that select the laws of the State of New York which may be held to violate fundamental public policies.

We note that the determination of applicable law as to specific issues may vary from the choice of law expressed in the Loan Documents, where another statute of the State of Wisconsin or a statute of the United States provides that such issue is governed by the law of a particular jurisdiction. For example, notwithstanding the choice of law contained in the Loan Documents, certain matters pertaining to the power and authority of corporations will be governed by the law of the jurisdiction of incorporation of each such corporation, and the perfection (and effects of perfection) of a security interest in certain personal property collateral located in the State of Wisconsin will be governed by the Wisconsin Uniform Commercial Code.

                                  OPINIONS

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

                  1. Each of the Companies is duly organized and validly existing under the laws of the State of Wisconsin. The opinion set forth in this paragraph 1 with respect to the valid existence of each of the Companies is based solely upon the LLC Certificates and the LP Certificate, respectively.

                  2. Each of the Companies has the limited liability company or partnership power and authority to execute, deliver and perform all of its respective obligations under each of the Loan Documents under the laws of the State of Wisconsin.

                  3. The execution and delivery of each of the Loan Documents and the consummation by the Companies of the transactions contemplated thereby have been duly authorized by all requisite limited liability company or partnership action on the part of the Companies under the laws of the State of Wisconsin. None of the Companies, nor any of their respective property or assets, are entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in courts of the State of Wisconsin in respect of proceedings against it in relation to the Loan Documents and the execution of the Loan Documents, and performance of their respective obligations under the Loan Documents constitute private and commercial acts.

                  4. The execution, delivery and performance by each of the Companies of the Loan Documents and the performance by each of the Companies of its respective obligations under each of the Loan Documents, each in accordance with its terms, do not conflict with the Operating Agreements, the Articles of Organization, the Limited Partnership Agreement or the Certificate of Limited Partnership, as applicable.

                  5. Neither the execution, delivery or performance by the Companies of the Loan Documents nor the compliance by the Companies with the terms and provisions thereof will contravene any provision of any applicable law of the State of Wisconsin.

                  6. No Wisconsin governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery by or enforceability against the Companies of any of the Loan Documents to which they are a party.

                  7. Those Financing Statements prepared for filing with the Wisconsin Department of Financial Institutions ("WDFI") are in appropriate form for filing with WDFI. With respect to that portion of the Collateral as to which the filing of a financing statement is a permissible method of perfection (THE "UCC FILING COLLATERAL"), the security interest in favor of the Collateral Agent for the benefit of the Lenders in that portion of the UCC Filing Collateral which is described in those Financing Statements prepared for filing with WDFI will be perfected upon filing of the Financing Statements with WDFI. We express no opinion as to the appropriateness of the form for filing of those Financing Statements prepared to be filed with various offices of the Register of Deeds in Counties of the State of Wisconsin.

                              SCOPE OF OPINION

In addition to the qualifications, exceptions, limitations and assumptions specified above, our opinions contained herein are limited exclusively to the laws of the State of Wisconsin (excluding principles of conflict of laws) and the federal laws of the United States of America, and we express or imply no opinion with respect to the laws of any other jurisdiction. We render no opinion with respect to the financial status or ability of the Companies to meet their respective obligations under any of the documents referred to herein. We also render no opinion with regards to the enforcement of the Loan Documents under: (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, the doctrine of equitable subordination and other similar laws affecting the rights of creditors generally, and (b) the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity), including without limitation, judicial limitation of the remedy of recovery of attorneys' fees, commercial reasonableness, unconscionability and specific performance.

Please be advised that this opinion letter is as of the date hereof and that events and developments subsequent hereto (including changes in present law or the interpretations of such laws) could cause the foregoing opinions, if given then, to be changed or withdrawn. We disclaim any responsibility to advise you of any such events or developments which hereafter may be brought to our attention.

This opinion (a) has been furnished to you at your request, and we consider it to be a confidential communication that may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent, (b) is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent, provided, however, that this opinion may be furnished (i) to your counsel and to your permitted assignees and participants as contemplated by the Loan Documents, and (ii) in connection with enforcement of the Loan Documents and other valid legal process, (c) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to, advise you of any changes for any new developments that might affect any matters or opinions set forth herein, and (d) is limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein.

                                       Very truly yours,




                                                                    EXHIBIT B-3

                     Form of Opionion of Local Counsel

                  [LETTERHEAD OF TITUS, BRUECKNER & BERRY]



                                         February 14, 2001



Addressees: Citicorp USA, Inc., as Administrative Agent and each of the
            Lenders party to the credit agreement, dated as of February 14, 2001, by and among Alamosa Holdings, Inc. ("Superholdings"), Alamosa (Delaware), Inc. ("Alamosa Delaware"), Alamosa Holdings, LLC (the "Borrower"), Export Development Corporation, as co- documentation agent, First Union National Bank, as documentation agent, Toronto Dominion (Texas), Inc., as syndication agent and Citicorp U.S.A., Inc. ("Citicorp"), as the Administrative Agent and the Collateral Agent, the lenders named therein and certain other agents named therein (the "Credit Agreement").

      We have acted as Arizona local counsel to Texas Telecommunications, LP and Alamosa Properties, LP (the "Companies") in connection with the Credit Agreement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the "Loan Documents"):

                  (1) the Security Agreement dated as of the date hereof among each of Alamosa Delaware, the Borrower and each of the subsidiaries of Alamosa Delaware in favor of the Collateral Agent for the benefit of the Secured Parties; and

                  (2) unfiled, but signed copies of financing statements naming "Texas Telecommunications, LP" and "Alamosa Properties, LP", as debtor, and "Citicorp USA, Inc., as collateral agent", as secured party (the "Financing Statements").

      We are of the opinion that the Financing Statements are in appropriate form for filing in the Arizona Secretary of State's office or, with respect to collateral that is or is to become fixtures, in the office of the County Recorder for the county in which the fixture is or will be located (the "Filing Offices"). With respect to that portion of the Collateral as to which the filing of a financing statement is a permissible method of perfection (the "UCC Filing Collateral"), the security interest in favor of the Collateral Agent for the benefit of the Lenders in that portion of the UCC Filing Collateral which is described in the Financing Statements will be perfected upon filing of the Financing Statements in the Filing Offices.

      We are admitted to practice in the State of Arizona. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Arizona.

      This opinion may be relied may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Syndication Agent and any participant, assignee or successor to the interests of the Lenders under the Loan Documents.


                                    Very truly yours,



JRT/nr




                                                                    EXHIBIT B-3


                     Form of Opionion of Local Counsel

                   [Letterhead of Sutin Thayer & Browne]



                                       February 14, 2001



To: CITICORP USA, INC. ("CITICORP"), AS ADMINISTRATIVE AGENT AND EACH OF THE LENDERS PARTY TO THE CREDIT AGREEMENT, DATED AS OF FEBRUARY 14, 2001, BY AND AMONG ALAMOSA HOLDINGS, INC., ALAMOSA (DELAWARE), INC. ("ALAMOSA DELAWARE"), ALAMOSA HOLDINGS, LLC (THE "BORROWER"), EXPORT DEVELOPMENT CORPORATION, AS CO-DOCUMENTATION AGENT, TORONTO DOMINION (TEXAS), INC., AS SYNDICATION AGENT AND CITICORP, AS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT, THE LENDERS NAMED THEREIN AND CERTAIN OTHER AGENTS NAMED THEREIN (THE "CREDIT AGREEMENT").


Ladies and Gentlemen:

We have acted as special New Mexico counsel to Texas Telecommunications, LP and Alamosa Properties, LP (collectively, the "Companies") in connection with the Credit Agreement.

In connection with the opinion expressed in this letter, we have examined the following documents (the "Loan Documents"):

            (i) The Security Agreement dated as of the date of this letter among each of Alamosa Delaware, the Borrower, each of the subsidiaries of Alamosa Delaware listed therein, including the Companies in favor of the Collateral Agent for the benefit of the Secured Parties (the "Security Agreement").

            (ii) Unfiled, but signed copies of financing statements naming "Texas Telecommunications, LP" and "Alamosa Properties, LP," as debtor, and "Citicorp USA, Inc., as Collateral Agent," as secured party.

In rendering the opinion expressed in this letter, we have assumed that:

            (a) Each of the parties to the Security Agreement is duly organized, validly existing and in good standing in the jurisdiction of its organization, has duly authorized, executed and delivered the Loan Documents to which it is a party, and the execution, delivery and performance of its obligations under the Loan Documents to which it is a party does not contravene the law of its jurisdiction of organization or its articles of incorporation, articles of organization, bylaws, operating agreement or other organizational document.

            (b) The Security Agreement is the legal, valid and binding obligation of the parties thereto.

            (c) The Collateral (as defined in the Security Agreement) is owned by one or the other of the Companies.

            (d) None of the Collateral consists of equipment used in farming operations, farm products or accounts or general intangibles arising from or relating to the sale to farm products by a farmer, consumer goods, timber to be cut, minerals or the like (including oil and gas) or accounts resulting from the sale thereof.

            (e) The Lenders have given value within the meaning of the Uniform Commercial Code as in effect in the State (the "UCC").

            (f) The Companies are primarily engaged in the electronics communications transmission business within the meaning of the UCC.

            (g) All signatures on all original documents reviewed by us are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as photocopies or facsimiles conform to the originals.

            (h) The law of New York, which is stated to govern the Security Agreement, is identical to the law of New Mexico in all relevant respects.

The opinion expressed in this letter are subject to the following qualifications:

            1. We are admitted to the practice of law in New Mexico. The opinion expressed in this letter is limited to matters of New Mexico law. We express no opinion as to the law of any other jurisdiction.

            2. We express no opinion with respect to title to any of the Collateral.

            3. We express no opinion with respect to the relative priority of any liens or security interests purported to be created by any of the Loan Documents or by the filing or recording of any of the Loan Documents.

            4. We express no opinion as to any of the Collateral other than such personal property and fixtures as may be specifically described and included in the Security Agreement.

            5. We express no opinion as to any of the Collateral that is real property, as that term is used in Section 62-13-11 NMSA 1978.

            6. Section 55-9-402 NMSA 1978 of the UCC provides that a filed financing statement will not be effective to perfect a security interest in collateral acquired by a debtor which changes its name, identity or corporate structure such that the filed financing statement becomes seriously misleading, more than four months after the change, unless a new appropriate financing statement is filed before the expiration of that time.

Based upon and subject to the foregoing, in our opinion, the Loan Documents are in appropriate form for filing in the office of the New Mexico Secretary of State. Upon such filing, the security interest in the Collateral in favor of the Collateral Agent for the benefit of the Lenders will be perfected to the extent that such security interest can be perfected by the filing of a financing statement or other similar document in New Mexico.

The opinion expressed in this letter may be relied may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Syndication Agent and any participant, assignee or successor to the interests of the Lenders under the Loan Documents in connection with the transactions contemplated by the Loan Documents. They may not be relied upon by anyone else or for any other purpose. We make no undertaking to update the opinion expressed in this letter if changes in the law occur, or if circumstances come to our attention, after the date of this letter which could affect our opinion.

                                      Very truly yours,

                                      SUTIN, THAYER & BROWNE
                                      A Professional Corporation



                                      By
                                        ------------------------
                                        Michael G. Sutin
                                        Santa Fe Office

MGS:rom




                                                                   EXHIBIT B-3

                      Form of Opinion of Local Counsel


                     [Letterhead of Holland & Hart LLP]





                                      February 14, 2001



TO: CITICORP USA, INC. ("CITICORP"), AS ADMINISTRATIVE AGENT AND EACH OF THE LENDERS PARTY TO THE CREDIT AGREEMENT, DATED AS OF FEBRUARY 14, 2001, BY AND AMONG ALAMOSA HOLDINGS, INC., ALAMOSA (DELAWARE), INC. ("ALAMOSA DELAWARE"), ALAMOSA HOLDINGS, LLC (THE "BORROWER"), EXPORT DEVELOPMENT CORPORATION, AS CO-DOCUMENTATION AGENT, TORONTO DOMINION (TEXAS), INC., AS SYNDICATION AGENT AND CITICORP, AS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT, THE LENDERS NAMED THEREIN AND CERTAIN OTHER AGENTS NAMED THEREIN (THE "CREDIT AGREEMENT")

Ladies and Gentlemen:

      We have acted as special Colorado (the "State") counsel to Texas Telecommunications, LP ("Texas Telecom") and Alamosa Properties, LP ("Alamosa" and, with Texas Telecom, the "Companies") for purposes of rendering this opinion in connection with the (a) Security Agreement dated February 14, 2001 (the "Security Agreement") among Alamosa Delaware, the Borrower and each subsidiary of Alamosa Delaware listed on Schedule 1 thereto in favor of Citicorp as collateral agent (the "Collateral Agent") for the Secured Parties as defined therein, (b) the financing statement attached as Exhibit A hereto naming Texas Telecom as debtor the Collateral Agent, as secured party (the "Texas Telecom Financing Statement"), and (c) the financing statement attached as Exhibit B hereto naming Alamosa as debtor and the Collateral Agent, as secured party (the "Alamosa Financing Statement" and, with the Texas Telecom Financing Statement, the "Financing Statements").

      In connection with this opinion, we have examined copies of the Security Agreement and the Financing Statements (collectively, the "Security Documents"). We also have examined and, to the extent we have deemed proper, relied upon certificates of public officials and such other documents as we deemed necessary as a basis for the opinions set forth below.

      For purposes of this opinion, the term "Collateral" means that collateral described in the Financing Statements and located in Colorado to which Article 9 of the Uniform Commercial Code as in effect in the State (the "UCC") applies.

      In our examination of the Security Documents, we have assumed, without independent investigation, (i) the genuineness of all signatures,
(ii) the legal capacity of all individuals who have executed any of the documents reviewed by us, (iii) that the Security Documents constitute the legal, valid and binding obligations of the parties thereto and will be enforceable against the parties in accordance with their respective terms,
(iv) that the Companies have good title to the Collateral, (v) that none of the Collateral is, or is about to become, fixtures, (vi) that the Companies have rights in the Collateral and that value has been given, (vii) the conformity to the originals of the executed copies of the Security Documents delivered to us, and (viii) the authenticity of the original documents.

      We have not examined the Guarantee Agreement dated February 14, 2001 to which the Companies are parties. We have assumed, without any investigation, that the Guarantee Agreement constitutes the legal, valid and binding obligation of the Companies and will be enforceable against the Companies in accordance with its terms.

      Based upon and subject to the foregoing, and subject to the qualifications set forth herein, it is our opinion that the Financing Statements are in appropriate form for filing in the office of the Central Filing Office of the State (the "Filing Office") . Upon the filing of the Financing Statements in the Filing Office, the security interest of the Collateral Agent, as secured party for the benefit of the Lenders in the Collateral, will be perfected to the extent that perfection thereof is obtained by the filing of financing statements under the UCC.

      We express no opinion as to (i) the right, title or interest of the Companies in, to or with respect to any of the Collateral, (ii) the accuracy of the description of the Collateral, (iii) the creation or perfection of any security interest in products (iv) the existence of any liens, charges or encumbrances on any of the Collateral, or (v) the priority of the liens and security interests created by the Security Documents.

      We note that certain revisions scheduled to take effect in 2001 to
Article 9 of the UCC (the "Revised UCC") have already been enacted in a number of jurisdictions (not including the State) and will likely be enacted in additional jurisdictions throughout the United States of America, including the State, and we express no opinion with respect to the effect of the Revised UCC on any of the opinions or statements contained herein.

      The opinions expressed herein are limited solely to the laws of the State. We have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other state or jurisdiction. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

      This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed herein. This letter is provided to the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Syndication Agent, as defined in the Credit Agreement, and their respective successors and assigns, and to the Lenders and any participant, assignee or successor to the interests of the Lenders under the Security Documents, and is provided only in connection with this transaction and may not be relied upon in any respect by any other person or for any other purpose. This letter may not be published, quoted or referenced to, or filed with, any person without our prior written consent.

                                    Very truly yours









                                                                   EXHIBIT B-3

                      Form of Opinion of Local Counsel


            [Letterhead of Duncan, Tiger, Tabor & Niegel, P.C.]



                                    February 14, 2001



Citicorp USA, Inc.
390 Greenwich Street
New York NY 10013

Addresses:  Citicorp USA, Inc., as Administrative Agent and each of the
            Lenders party to the credit agreement. dated as of February __, 2001, by and among Alamosa Holdings, Inc. ('Superholdings"), Alamosa (Delaware), Inc. ("Alamosa Delaware"), Alamosa Holdings, LLC (the "Borrower"), Export Development Corporation, as Co- Documentation agent, First Union National Bank, as Documentation agent, Toronto Dominion (Texas), Inc., as Syndication Agent, and Citicorp U.S.A.. Inc. ("Citicorp"), as the Administrative Agent and Collateral Agent, the lenders named therein and certain other agents named therein (the "Credit Agreement")

Dear Ladies and Gentlemen:

We have acted as local counsel to Washington Oregon Wireless LLC (the "Company") in connection with the Credit Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the "Loan Documents"):

            1.  the Credit Agreement;

            2. the Guarantee Agreement dated as of the date hereof among each of Superholdings, Alamosa PCS Holdings, Inc. ("APCS"), Alamosa Delaware, each of the subsidiaries of Alamosa Delaware, and the Collateral Agent;

            3. the Security Agreement dated as of the date hereof among each of Alamosa Delaware, the Borrower, and each of the subsidiaries of Alamosa Delaware, in favor of the Collateral Agent for the benefit of the Secured Parties; and

            4. the Pledge Agreement dated as of the date hereof among each of Alamosa Delaware, the Borrower, and each of the subsidiaries of Alamosa Delaware, in favor of the Collateral Agent for the benefit of the Secured Parties.

We have also examined (i) the Articles of Organization of the Company and its minute and membership books and (ii) originals or copies of such other documents, certificates and records, as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

This opinion letter is subject to all assumptions, qualifications and limitations not inconsistent herewith that are described in the Legal Opinion Accord of the ABA Section of Business Law (1991) at Section 4 ("Reliance by Opinion Giver on Assumptions"), Section 14 ("Other Common Qualifications"), Section 16 ("No Violation of Law") and Section 19 ("Specific Legal Issues").

The law covered by the opinions expressed herein is limited to the Federal law of the United States and the law of the State of Oregon. We express no opinion with respect to the laws, regulations or ordinances of any county, municipality or other local governmental agency. We express no opinion with respect to any law or regulation administered by or relating to the Federal Communication Commission.

As used in this opinion letter, the expression "to our knowledge" or expressions of like import means the conscious awareness of facts or other information by the lawyers in our firm representing the Company in connection with the Loan Documents. It does not include information that might be revealed if there were to be undertaken a canvass of all lawyers in all of our offices or a review of all of our files. Except as otherwise set forth herein, we have not reviewed any agreements, orders, writs, judgments or decrees or made any inquiry of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

            1. The Company is duly organized, validly existing and in good standing under the laws of the State of Oregon.

            2. The Company has the limited liability company power and authority to execute, deliver and perform all of its obligations under each of the Loan Documents to which the Company is a party under the laws of the State of Oregon. The execution and delivery of each of the Loan Documents to which the Company is a party and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action on the part of the Company under the laws of the State of Oregon. The Company, nor any of its property or assets, is entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in courts of the State of Oregon in respect of proceedings against it in relation to the Loan Documents to which the Company is a party and the execution of the Loan Documents to which the Company is a party, and performance of its obligations under the Loan Documents to which the Company is a party constitute private and commercial acts.

            3. The execution, delivery and performance by the Company of each of the Loan Documents to which the Company is a party and the performance by the Company of its obligations under each of the Loan Documents to which the Company is a party, each in accordance with its terms, do not conflict with the Operating Agreement of the Company.

            4. Neither the execution, delivery or performance by the Company of the Loan Documents to which the Company is a party nor the compliance by the Company with the terms and provisions thereof will contravene any provision of any Applicable Law of the State of Oregon.

            5. No Oregon Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery by or enforceability against the Company of any of the Loan Documents to which the Company is a party.

            6. The Financing Statements are in appropriate form for filing with the Oregon Secretary of State's Office and the Washington Department of Licensing (the "Filing Offices"). With respect to that portion of the Collateral as to which the filing of a financing statement is a permissible method of perfection (the "UCC Filing Collateral"), the security interest in favor of the Collateral Agent for the benefit of the Lenders in that portion of the UCC Filing Collateral which is described in the Financing Statements will be perfected upon filing of the Financing Statements in the Filing Offices.

We are admitted to practice in the State of Oregon. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Oregon.

This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Syndication Agent and any participant, assignee or successor to the interests of the Lenders under the Loan Documents.

As stated above, we limit our opinion to the laws of the State of Oregon and of the United States of America (as limited in this opinion) presently in effect. Certain of the Loan Documents to which Company is a party provide that such Loan Documents are governed by New York law. This opinion assumes that applicable New York and Washington law is the same as Oregon law and does not purport to cover New York or Washington law.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

This opinion letter may be relied upon by you and your successors, assigns and participants pursuant to the Credit Agreement only in connection with the transaction described in the initial paragraph of this opinion letter and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.

                                   Very truly yours,










                                                                   EXHIBIT B-3

                      Form of Opinion of Local Counsel


                   [Letterhead of Armstrong Teasdale LLP]



                                    February 14, 2001



To: Citicorp USA, Inc., as Administrative Agent and each of the Lenders party to the credit agreement, dated as of February 14, 2001, by and among Alamosa Holdings, Inc. ("Superholdings"),
Alamosa (Delaware), Inc. ("Alamosa Delaware"),
Alamosa Holdings, LLC (the "Borrower"), Export
Development Corporation, as co-documentation agent, First Union National Bank, as documentation agent, Toronto Dominion (Texas), Inc., as syndication agent and Citicorp USA, Inc.
("Citicorp"), as the Administrative Agent and the Collateral Agent, the lenders named therein and certain other agents named therein (the "Credit
Agreement").

Dear Sirs:

      We have acted as local counsel to Roberts Wireless Communications LLC and Robert Wireless Properties LLC (the "Companies") in connection with the Credit Agreement.

      In connection with this opinion, we have examined draft copies, certified or otherwise identified to our satisfaction, of the following documents (the "Loan Documents"):

                  1. The Credit Agreement;

                  2. The Guarantee Agreement dated as of the date hereof among each of Superholdings, Alamosa PCS Holdings, Inc. ("APCS"), Alamosa Delaware, the Subsidiary Guarantors (as defined therein) and the Collateral Agent;

                  3. The Security Agreement dated as of the date hereof among each of Alamosa Delaware, the Borrower and each of the subsidiaries of Alamosa Delaware in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement) (the "Security Agreement");

                  4. The Pledge Agreement dated as of the date hereof among each of Alamosa Delaware, the Borrower and each of the subsidiaries of Alamosa Delaware in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Credit Agreement); and

                  5. Representative UCC-l Financing Statements (the "Financing Statements") for filing within the State of Missouri (the "State").

      In rendering the opinions expressed below, we have assumed, with your consent, and without independent investigation, examination or inquiry:

                  1. That all blanks appearing in the Loan Documents submitted to us for review will be completed and executed by the requisite parties thereto and that as so completed will contain nothing that would in any way alter our opinion as set forth in this letter, that all attachments, annexes, exhibits, schedules and supplements referenced in but missing from the Loan Documents submitted to us for review will be completed and attached and as so completed and attached will contain nothing that would in any way alter our opinion, and that there have been no material modifications or alterations to the Loan Documents from the form delivered to us for review;

                  2. the conformity to authentic originals of the documents or parts of the documents submitted to us as certified, conformed or photostatic copies, forms or drafts, and the authenticity of such originals of such latter documents;

                  3. the authenticity of all documents submitted to us as originals;

                  4. other than with respect to the Companies, that each entity party to a Loan Document is duly formed, validly existing and in good standing under the laws of the state of such entity's formation and is qualified to transact business and is in good standing in those states in which such party owns property and does business;

                  5. other than with respect to the Companies, that each of the parties to the Loan Documents has the requisite power and authority and has taken all requisite action(s) duly to execute and deliver the Loan Documents, enter into and perform such party's obligations under the Loan Documents and to conduct such party's business in the manner contemplated by the Loan Documents;

                  6. the capacity of all natural persons executing the Loan Documents;

                  7. that the Loan Documents constitute the legal, valid and binding obligations of each and all of the parties thereto under the governing law of the Loan Documents, and are enforceable against each of such parties thereto in accordance with their respective terms;

                  8. that the laws of any jurisdiction other than the State of Missouri (the "State") which may govern the Loan Documents are not inconsistent with the laws of the State in any manner material to this opinion.

      Based upon our review of the Loan Documents and such other records, instruments, agreements, certificates, documents and matters as we deem relevant or material to this opinion, and subject to the qualifications contained herein, we are of the opinion, as of the date hereof, as follows:

                  1. The Companies are duly organized, validly existing and in good standing under the laws of the State.

                  2. The Companies have the limited liability company power and authority to execute, deliver and perform all of their respective obligations under each of the Loan Documents to which they are a party under the laws of the State. The execution and delivery of each of the Loan Documents and the consummation by the Companies of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action on the part of the Companies under the laws of the State. None of the Companies, nor any of their property or assets, is entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in courts of the State in respect of proceedings against it in relation to the Loan Documents and the execution of the Loan Documents, and performance of its obligations under the Loan Documents constitute private and commercial acts.

                  3. The execution, delivery and performance by the Companies of each of the Loan Documents and the performance by the Companies of their respective obligations under each of the Loan Documents, each in accordance with its terms, do not conflict with the Operating Agreements of the Companies.

                  4. Neither the execution, delivery or performance by the Companies of the Loan Documents to which they are a party nor the compliance by the Companies of with the terms and provisions thereof will contravene any provision of any applicable law of the State.

                  5. No Missouri governmental approval, which has not been obtained or taken and is not in full force and effect is required to authorize, or is required in connection with, the execution and delivery by the Companies of any of the Loan Documents to which they are a party.

                  6. The Financing Statements are in appropriate form for filing in the Office of the Secretary of State of the State (the "Filing Office"). With respect to that portion of the Collateral as to which the filing of a financing statement is a permissible method of perfection (the "UCC Filing Collateral"), the security interest granted pursuant to the Security Agreement will be perfected upon filing of the Financing Statements in the Filing Office.

      The opinions hereinafter expressed are subject to the following further assumptions and qualifications:

                  1. That all of the UCC Filing Collateral is located within the State.

                  2. The Companies are each a "transmitting utility" underss.400.9-105 of the Missouri Revised Statues (RSMo.)

                  3. That the description of the UCC Filing Collateral contained in the Security Agreement and the Financing Statements conforms with the requirements of RSMo.ss.ss.400.9-110, 400.9-203 and 400.9-402.

                  4. That the security interests granted in the Loan Documents is valid and has "attached" to the Collateral under applicable law.

                  5. We further qualify our opinions by noting that (i) in the case of non- identifiable cash proceeds, continuation of perfection of the Lender's security interest therein is limited to the extent set forth in RSMo. ss.400.9-306; (ii) RSMo. ss.400.9-403(7) allows the indefinite continuation of the Financing Statements by stating such fact thereon; and
(iii) we call your attention to the fact that the perfection of the security interests referred to in our opinion will be terminated (A) as to any collateral acquired by a debtor more than four (4) months after such debtor changes its name, identity or corporate structure so as to make the financing statement seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such debtor are properly filed before the expiration of such four (4) months,
(B) as to any collateral, the location of which controlled the original filing, which is moved to a new jurisdiction, four (4) months after the date of such change in location unless such security interests are perfected in such new jurisdiction before such termination, and (C) as to any collateral consisting of accounts or general intangibles, four (4) months after a debtor changes its chief executive office to a new jurisdiction (or, if earlier, when perfection under the UCC would have ceased as set forth in clause (ii) above) unless such security interests are perfected in such new jurisdiction before such termination.

                  6. We have not made any investigation of and do not express an opinion as to any matters of title to or the descriptions of any property, real or personal, described in the Loan Documents or the Financing Statements, or the relative priority of any liens created by or security interests granted pursuant to any of the Loan Documents with respect to any such property.

      We are admitted to practice in the State of Missouri. We express no opinion as to matters under or involving the laws of any jurisdiction other that the laws of the State of Missouri.

      This opinion may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent, the Co-Documentation Agent under the Loan Documents and any participant, assignee or successor to the interest of the Lenders under the Loan Documents. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof. We express no opinion as to circumstances or events that may occur subsequent to such date, and we assume no, and hereby disclaim any, responsibility to supplement this opinion letter with respect to matters occurring at any later date.

                                          Sincerely,






                                                                    EXHIBIT B-3

                      Form of Opinion of Local Counsel

              [Letterhead of Crenshaw, Dupree & Milam, L.L.P.]



                                             February 14, 2001



To: Citicorp USA, Inc., as Administrative Agent and each of the Lenders party to the Credit Agreement, dated as of February __, 2001, by and among Alamosa Holdings, Inc. ("Superholdings"), Alamosa (Delaware), Inc. ("Alamosa Delaware"), Alamosa Holdings, LLC (the "Borrower"). Export Development Corporation, as Co-Documentation Agent, First Union National Bank, as Documentation Agent, Toronto Dominion (Texas), Inc., as Syndication Agent, Citicorp U.S.A., Inc. ("Citicorp"), as the administrative agent and the collateral agent (in such capacities, the "Administrative Agent" and the "Collateral Agent," respectively), the lenders named therein and certain other agents named therein (the "Credit Agreement").

      We have acted as local Texas counsel to Texas Telecommunications, LP, a Texas limited partnership, and Alamosa Properties, LP, a Texas limited partnership (collectively, the "Companies") in connection with the Credit Agreement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the "Loan Documents"):

                  (1)   the Credit Agreement;

                  (2) the Guarantee Agreement dated as of the date hereof among each of Superholdings, Alamosa PCS Holdings, Inc. ("APCS"), Alamosa Delaware and each of the subsidiaries of Alamosa Delaware in favor of the Collateral Agent for the benefit of the Secured Parties;

                  (3) the Security Agreement dated as of the date hereof among each of Alamosa Delaware, the Borrower and each of the subsidiaries of Alamosa Delaware in favor of the Collateral Agent for the benefit of the Secured Parties; and

                  (4) the Pledge Agreement dated as of the date hereof among each of Alamosa Delaware, the Borrower and each of the subsidiaries of Alamosa Delaware in favor of the Collateral Agent for the benefit of the Secured Parties.

Capitalized terms used herein have the respective meanings set forth in the Credit Agreement.

      We have been furnished and have examined copies, certified or otherwise identified to our satisfaction, of all such records of the Companies, agreements and other instruments, certificates of officers and representatives of the Companies, certificates of public officials, and other documents, all as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed.

      In making these examinations, we have assumed, with your consent (a) the genuineness of all signatures, (b) the conformity to original documents of all documents submitted to us as certified, electronically transmitted copies or photostatic copies, (c) the authenticity of the originals of the documents referred to in the immediately preceding clause (b), and (d) to the extent relevant to our opinions expressed herein, the correctness and accuracy of all facts set forth in all certificates and reports identified in this opinion.

      Except as set forth herein, we have not undertaken any investigation to determine the existence of any facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

      The opinions expressed in this letter are subject to the following qualifications:

      1. We are admitted to practice in the State of Texas. The opinions expressed in this letter are limited to matters of Texas law. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of Texas.

      2. In connection with the opinions expressed below, the enforceability of the Loan Documents is subject to (a) the effects of (i) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship, or similar laws of general application now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) general equity principles, and (iii) statutory provisions of the federal Bankruptcy Code and the Uniform Fraudulent Transfer Act as adopted by the State of Texas (and related court decisions) pertaining to the voidability of preferential or fraudulent transfers, conveyances, and obligations, (b) the rights of the United States under the Federal Tax Lien Act of 1966, as amended, (c) the application of a standard of "good faith" such as that defined in Section 1.201(19) of the Uniform Commercial Code as adopted in Texas (the "TEXAS UCC"), and (d) all constitutional, legislative, judicial and administrative provisions, statutes, decisions, rulings and other laws applicable to the Companies, in addition to those described elsewhere in this opinion; provided, however, that any limitations referred to in clauses (a)(ii), (c) and (d) imposed by such laws on the enforceability of the Loan Documents will not prevent you from the ultimate realization of the practical benefits of those documents, except for the economic consequences of any judicial, administrative or other procedural delay that may result from such laws.

      3. In rendering the opinions expressed below, we express no opinion as to the enforceability of Loan Document provisions that: (a) purport to waive or affect any rights to notices required by law or that may be required by Section 9.504 of the Texas UCC and that are not subject to waiver under Section 9.501 of the Texas UCC; (b) purport to waive trial by jury; (c) state that Agent's failure or delay in exercising rights, powers, privileges or remedies under the Loan Documents shall not operate as a waiver thereof, (d) purport to indemnify Agent and Lenders for Agent's or Lenders' violations of federal or state securities laws or environmental laws; (e) purport to grant to Agent or any Lender the right to offset special deposits of the Companies against any and all obligations of the Companies to Agent or such Lender, as applicable; (f) purport to establish or satisfy certain factual standards or conditions (e.g., standards of "COMMERCIAL REASONABLENESS" or "REASONABLE CARE" under Article 9 of the Texas UCC) in a manner not permitted by Section 9.501 of the Texas UCC; (g) purport to sever unenforceable provisions from the Loan Documents, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent of the parties to those documents; (h) provide that the Companies have waived Agent's duties of reasonable care and disposition of Collateral that may be imposed by Sections 9.207 and 9.504 of the Texas UCC; (i) restrict access to legal or equitable remedies; or (j) purport to waive any claim of the Companies against Agent or any Lender arising out of, or in any way related to, the Loan Documents. We advise you that the inclusion of such provisions in the Loan Documents does not render void or invalidate the obligations and liabilities of the Companies under other provisions of those documents.

      4. We express no opinion as to: (a) whether a court would grant specific performance or any other equitable remedy with respect to enforcement of any provision contained in the Loan Documents; (b) the enforceability of any provision in the Loan Documents that purports to appoint an agent for service of process or establish or otherwise affect jurisdiction, venue, evidentiary standards, limitation periods, or procedural rights in any suit or other proceeding, or that purports to waive or otherwise restrict or deny access to claims, causes of action, or remedies that may be asserted in any suit or other proceeding; (c) the enforceability of any provision in the Loan Documents that allows Agent to institute foreclosure proceedings, or to exercise any similar right, without notice to the person or entity signatory thereto or bound thereby; or (d) the enforceability of any provision contained in the Loan Documents relating to the appointment of a receiver, to the extent that appointment of a receiver is governed by applicable statutory requirements, and to the extent that any such provision is not in compliance with those requirements.

      5. We express no opinion as to the enforceability of exculpatory provisions (or their corresponding indemnity provisions) contained in the Loan Documents that purport to exculpate or indemnify Agent or any Lender for its own tortious acts, or for the consequences of Agent's or any Lender's exceeding its authority under the Loan Documents.

      6. We express no opinion on your ability to foreclose on, become the owner of, or validly transfer or assume, all of the rights and duties of the Companies as a party to any contract or agreement, or party to or beneficiary of any permit or license, under which the Companies' rights, obligations, or duties are not freely assignable or transferable.

      7. The Loan Documents provide that the laws of the State of New York shall govern the interpretation and enforceability thereof. Section 35.51(c) of the Texas Business and Commerce Code (the "Code") provides that if parties to a "QUALIFIED TRANSACTION" agree in writing that the law of a particular jurisdiction governs the interpretation or construction of an agreement relating to the transaction or a provision of the agreement, then the law, other than conflict of laws rules, of that jurisdiction governs that issue regardless of whether the transaction bears a reasonable relation to that jurisdiction. Section 35.51(b) of the Code also provides that if parties agree in writing that the law of a particular jurisdiction governs an issue relating to a qualified transaction (including the validity or enforceability of an agreement relating to the transaction or a provision of the agreement) and the transaction bears a "reasonable relation" to that jurisdiction, then the law, other than conflict of laws rules, of that jurisdiction governs the issue regardless of whether the application of that law is contrary to a fundamental or public policy of this state or of any other jurisdiction. A qualified transaction includes a transaction under which a party lends, or is obligated to lend, at least $1,000,000.00.

      For purposes of the opinions expressed herein, we have not evaluated and have not reached any conclusion about whether the transaction governed by the Loan Documents bears a reasonable relation to the State of New York. Therefore, we express no opinion on the enforceability of provisions of the Loan Documents that select the laws of the State of New York to govern the validity or enforceability (as opposed to the interpretation or construction) of the Loan Documents.

      We note that the determination of applicable law as to specific issues may vary from the choice of law expressed in the Loan Documents, where another statute of the State of Texas or a statute of the United States provides that such issue is governed by the law of a particular jurisdiction. For example, notwithstanding the choice of law contained in the Loan Documents, certain matters pertaining to the power and authority of corporations will be governed by the law of the jurisdiction of incorporation of each such corporation, and the perfection (and effects of perfection) of a security interest in certain personal property collateral located in the State of Texas will be governed by the Texas UCC.

      Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

      1. The Companies are duly organized, validly existing and in good standing under the laws of the State of Texas.

      2. The Companies have the partnership power and authority to execute, deliver and perform all of their obligations under each of the Loan Documents to which they are a party under the laws of the State of Texas. The execution and delivery of each of the Loan Documents and the consummation by the Companies of the transactions contemplated thereby have been duly authorized by all requisite partnership action on the part of the Companies under the laws of the State of Texas. Neither the Companies, nor any of their properties or assets, are entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in courts of the State of Texas in respect of proceedings against it in relation to the Loan Documents and the execution of the Loan Documents, and performance of its obligations under the Loan Documents constitute private and commercial acts.

      3. The execution, delivery and performance by the Companies of each of the Loan Documents and the performance by the Companies of its obligations under each of the Loan Documents, each in accordance with its terms, do not conflict with the Partnership Agreements of the Companies.

      4. Neither the execution, delivery or performance by the Companies of the Loan Documents to which they are a party nor the compliance by the Companies with the terms and provisions thereof will contravene any provision of any applicable law of the State of Texas.

      5. No Texas Governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery by or enforceability against the Companies or any of the Loan Documents to which they are a party.

      This opinion (a) has been furnished to you at your request, and we consider it to be a confidential communication that may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent, (b) is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent, provided, however, that this opinion may be furnished (i) to your counsel and to your permitted assignees and participants as contemplated by the Loan Documents, and (ii) in connection with enforcement of the Loan Documents and other valid legal process, (c) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to, advise you of any changes for any new developments that might affect any matters or opinions set forth herein, and (d) is limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein.

      These opinions may be relied upon by each of you, by any successors and assigns of the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Documentation Agent, the Syndication Agent and any participant, assignee or successor to the interests of the Lenders under the Loan Documents.


                              Very truly yours,

                              CRENSHAW, DUPREE & MILAM, L.L.P.



                              By: Jack McCutchin, Jr., P.C.

                              ATTORNEYS FOR TEXAS
                              TELECOMMUNICATIONS, LP and
                              ALAMOSA PROPERTIES, LP

cc:   David Sharbutt, CEO and President
      Texas Telecommunications, LP
      5225 South Loop 289, Suite 120
      Lubbock, TX 79424




                                                              Exhibit C to the
                                                              Credit Agreement



                       [FORM OF GUARANTEE AGREEMENT]

                  GUARANTEE AGREEMENT dated as of February 14, 2001, among Alamosa Holdings, Inc, a Delaware corporation ("Superholdings"), Alamosa PCS Holdings, Inc., a wholly owned subsidiary of Superholdings and a Delaware corporation ("APCS"), Alamosa (Delaware), Inc., a wholly owned subsidiary of APCS and a Delaware corporation ("Alamosa Delaware"), each of the subsidiaries of Alamosa Delaware listed on Schedule I hereto (each individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors, Alamosa Delaware, APCS and Superholdings are referred to collectively herein as the "Guarantors") and Citicorp USA, Inc. as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

            Reference is made to the Credit Agreement dated as of February 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Superholdings, Alamosa Delaware, Alamosa Holdings, LLC, a Delaware limited liability company (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Export Development Corporation, as Co-Documentation Agent, First Union National Bank, as Documentation Agent, Toronto Dominion (Texas), Inc., as Syndication Agent and Citicorp USA, Inc., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            The Lenders have agreed to make Loans to the Borrower and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

            Accordingly, the parties hereto agree as follows:

            SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement or the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement or the other Loan Documents, (c) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of Superholdings, APCS, Alamosa Delaware and each Subsidiary Guarantor under or pursuant to this Agreement or the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Loan Parties under each Hedging Agreement entered into with any counterparty that was a Lender (or an affiliate of a Lender) at the time such Hedging Agreement was entered into (or on the Effective Date, in the case of Hedging Agreements existing on such date) (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

            Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account thereunder in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

            SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any extension, renewal or increase of or in any of the Obligations, (c) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement or instrument, including with respect to any other Guarantor under this Agreement, (d) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party or (e) the failure or delay of any Secured Party to exercise any right or remedy against any other guarantor of the Obligations.

            SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors.

            SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.

            SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document, any Guarantee or any other agreement or instrument, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of such Guarantor to subrogation.

            SECTION 6. Defenses of the Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

            SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

            SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

            SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

            SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement or (ii) with respect to any Subsidiary permitted to be released from its obligations pursuant to Section 9.14 of the Credit Agreement, as provided in such Section and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

            SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of (other than to an Affiliate of the Borrower) pursuant to a transaction permitted by Section
6.05 of the Credit Agreement, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

            SECTION 12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

            SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth in Schedule I, with a copy to the Borrower.

            SECTION 15. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other Obligation or any other fee or amount payable by the Borrower under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

            (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 17. Rules of Interpretation. The rules of interpretation specified in Sections 1.03 and 1.04 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 18. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

            (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

            SECTION 20. Additional Subsidiary Guarantors. Pursuant to
Section 5.12 of the Credit Agreement, certain Subsidiary Loan Parties that were not in existence or not Subsidiary Loan Parties on the date of the Credit Agreement are required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary Loan Party shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

            SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                ALAMOSA HOLDINGS, INC.,

                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                ALAMOSA PCS HOLDINGS, INC.,

                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                ALAMOSA (DELAWARE), INC.,

                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                EACH OF THE SUBSIDIARY GUARANTORS LISTED
                                ON SCHEDULE I HERETO EXCEPT ALAMOSA
                                LIMITED, LLC,

                                By
                                  -------------------------------
                                  Name:
                                  Title:


                              ALAMOSA LIMITED, LLC,

                                By
                                  -------------------------------
                                  Name:
                                  Title:

                              CITICORP USA, INC., as Collateral Agent,

                                By
                                  -------------------------------
                                  Name:
                                  Title:




                                             Exhibit D to the Credit Agreement



        [FORM OF INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT]


                  INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of February 14, 2001, among Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa PCS Holdings, Inc., a Delaware corporation ("APCS"), Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa Delaware"), Alamosa Holdings LLC, a Delaware limited liability company (the "Borrower"), each of the Subsidiaries of Alamosa Delaware listed on Schedule I hereto (individually, a "Subsidiary Guarantor", and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors, Superholdings, APCS and Alamosa Delaware are referred to collectively herein as the "Guarantors") and Citicorp USA, Inc., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

            Reference is made to (a) the Credit Agreement dated as of February 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Superholdings, Alamosa Delaware, the Borrower, the lenders from time to time party thereto (the "Lenders"), Export Development Corporation, as Co-Documentation Agent, First Union National Bank, as Documentation Agent, Toronto Dominion (Texas), Inc., as Syndication Agent, and Citicorp USA, Inc., as Administrative Agent and Collateral Agent and (b) the Guarantee Agreement dated as of February 14, 2001, among the Guarantors and the Collateral Agent (the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Guarantee Agreement or, if not defined therein, the Credit Agreement.

            The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed the Obligations pursuant to the Guarantee Agreement and have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

            Accordingly the Borrower, each Guarantor and the Collateral Agent agree as follows:

            SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement of or in respect of an Obligation, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party in respect of an Obligation, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

            SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Party") agrees (subject to Section 3) that, in the event a payment shall be made by any Guarantor under the Guarantee Agreement or assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party in respect of any Obligation and such Guarantor (the "Claiming Party") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (or a pro rata amount thereof based on the portion of sale proceeds applied to satisfy such claim), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 2 shall be subrogated to the rights of such Claiming Party under Section 1 to the extent of such payment.

            SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all Obligations (as defined in the Credit Agreement). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower or any Guarantor with respect to its obligations hereunder, and the Borrower and each Guarantor shall remain liable for the full amount of their respective obligations hereunder.

            SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

            SECTION 5.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

            SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent, the Borrower or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent, the Borrower or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent, the Borrower or the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such party.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

            SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement (or in the case of notices to the Borrower, the Credit Agreement) and addressed as specified therein.

            SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. None of the Borrower or any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement, as the case may be, in accordance with the Guarantee Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

            SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other Obligation is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

            (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good- faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 11. Rules of Interpretation. The rules of interpretation specified in Sections 1.03 and 1.04 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 12. Additional Guarantors. Pursuant to Section 5.12 of the Credit Agreement, certain Subsidiary Loan Parties that were not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement are required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery, after the date hereof, by the Collateral Agent and such a Subsidiary Loan Party of an instrument in the form of Annex 1 hereto, such Subsidiary Loan Party shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of the Borrower or any Guarantor hereunder. The rights and obligations of the Borrower and each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                    ALAMOSA HOLDINGS, INC.

                                    by
                                       --------------------------------------
                                       Name:
                                       Title:


                                    ALAMOSA PCS HOLDINGS, INC.

                                    by
                                      --------------------------------------
                                      Name:
                                      Title:


                                    ALAMOSA (DELAWARE), INC.,

                                    by
                                      --------------------------------------
                                      Name:
                                      Title:


                                    ALAMOSA HOLDINGS, LLC,

                                    by
                                      --------------------------------------
                                      Name:
                                      Title:


                                    EACH SUBSIDIARY GUARANTOR LISTED ON
                                    SCHEDULE I HERETO EXCEPT ALAMOSA
                                    LIMITED, LLC,

                                    by
                                      --------------------------------------
                                       Name:
                                       Title: Authorized Signatory


                                    ALAMOSA LIMITED, LLC,

                                    by
                                      --------------------------------------
                                      Name:
                                      Title:


                                    CITICORP USA, INC., as Collateral Agent,

                                    by
                                      --------------------------------------
                                      Name:
                                      Title:






                                                                     EXHIBIT E


                        [FORM OF PLEDGE AGREEMENT ]

                  PLEDGE AGREEMENT dated as of February 14, 2001, among
            Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa Delaware"), Alamosa Holdings, LLC, a Delaware limited liability company (the "Borrower"), each Subsidiary of Alamosa Delaware listed on Schedule I hereto (each such Subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower, Alamosa Delaware and the Subsidiary Pledgors are referred to collectively herein as the "Pledgors") and Citicorp USA, Inc., a New York banking corporation ("Citicorp"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

      Reference is made to (a) the Credit Agreement dated as of February 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alamosa Holdings, Inc. ("Superholdings"), Alamosa Delaware, the Borrower the lenders from time to time party thereto (the "Lenders"), Export Development Corporation, as Co- Documentation Agent, First Union National Bank, as Documentation Agent, Toronto Dominion (Texas), Inc., as Syndication Agent and Citicorp, as administrative agent for the Lenders, Collateral Agent and issuing bank (in such capacity, the "Issuing Bank"), (b) the Guarantee Agreement dated as of February 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among Superholdings, APCS, Alamosa Delaware, the Subsidiary Pledgors and the Collateral Agent.

      The Lenders have agreed to make Loans to the Borrower and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Superholdings, APCS, Alamosa Delaware and the Subsidiary Guarantors (as defined in the Security Agreement), have agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement or the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement or the other Loan Documents, (c) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of Superholdings, APCS, Alamosa Delaware and each Subsidiary Pledgor under or pursuant to this Agreement or the other Loan Documents, including the guarantee obligations of Loan Parties other than the Borrower under the Guarantee Agreement and (d) the due and punctual payment and performance of all obligations of the Loan Parties under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into in accordance with Section 5.14 of the Credit Agreement (or on the Effective Date, in the case of any such Hedging Agreement existing on such date) (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "Obligations"). Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

      Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

      SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgor's right, title and interest in, to and under (a) the shares of Capital Stock owned by it and listed on Schedule II hereto and any shares of Capital Stock of the Borrower or any Subsidiary obtained in the future by the Pledgor and the certificates representing all such shares (the "Pledged Stock"); provided, however, that the Pledged Stock shall not include more than 65% of the issued and outstanding shares of stock of any Foreign Subsidiary; (b)(i) the debt securities listed opposite the name of the Pledgor on Schedule II hereto, (ii) any debt securities, instruments or obligations in the future issued to the Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other securities and instruments that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities and instruments referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"); provided further, that (i) the Roberts Obligations shall be secured only by the Roberts Collateral and
(ii) the WOW Obligations shall be secured only by the WOW Collateral (it being understood that the Roberts Collateral and the WOW Collateral shall also secure all General Obligations) and provided further that any Collateral that is neither Roberts Collateral nor WOW Collateral shall only secure the General Obligations. Upon delivery to the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. For the purposes of this Agreement:

      "General Obligations" means all Obligations other than Roberts Obligations and WOW Obligations;

      "Roberts" means Roberts Wireless Communications, L.L.C., a Missouri limited liability company;

      "Roberts Collateral" means that portion of the Collateral that was, immediately prior to the Effective Date, subject to a Lien created pursuant to the Roberts Security Documents or that would, on or after the Effective Date, have been collateral subject to a Lien created pursuant to the Roberts Security Documents in accordance with the provisions thereof (including with respect to after acquired property), as if the Roberts Security Documents had remained in effect on and after the Effective Date, but shall not in any event include any property or assets other than (i) Equity Interests in Roberts and (ii) property and assets owned by Roberts and its subsidiaries;

      "Roberts Credit Agreement" means the Credit Agreement dated as of September 8, 1999, among Roberts, certain lenders party thereto, State Street Bank and Trust Company, as collateral agent, and Lucent Technologies Inc., as administrative agent, as amended and in effect immediately prior to the Effective Date;

      "Roberts Obligations" means Obligations consisting of (i) the Borrower's obligation to pay (x) the principal amount of Roberts Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to Section 2.08 of the Credit Agreement and (y) interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such a proceeding), fees, indemnities, cost reimbursements and similar amounts directly attributable to the principal amounts of Roberts Term Loans and (ii) each other Loan Party's obligations under the Guarantee Agreement in respect of its guarantee of the obligations referred to in clause (i) above;

      "Roberts Security Documents" means collectively, (i) the Security Agreement dated as of September 8, 1999, among Roberts, Roberts Wireless Properties, L.L.C., and State Street Bank and Trust Company, as collateral agent, (ii) the Pledge Agreement dated as of September 8, 1999, between Roberts and State Street Bank and Trust Company, as collateral agent, (iii) the Pledge Agreement dated as of September 8, 1999, among Michael V. Roberts, Steven C. Roberts and State Street Bank and Trust Company, as collateral agent, and (iv) the Collateral Assignment of Leases dated as of August 31, 1999, between Roberts and State Street Bank and Trust Company, as collateral agent, together in each case with all documents, financing statements, filings, recordations, instruments and agreements executed, delivered, filed or recorded pursuant to or in connection with any of the foregoing, in each case as amended, supplemented and in effect immediately prior to the Effective Date;

      "Roberts Term Loans" means $20,000,000 principal amount of Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to Section 2.08 of the Credit Agreement made on the Effective Date the proceeds of which(together with the proceeds of other Loans) were utilized to repay outstanding Indebtedness under the Roberts Credit Agreement;

      "WOW" means Washington Oregon Wireless, LLC, an Oregon limited liability company;

      "WOW Collateral" means that portion of the Collateral that was, immediately prior to the Effective Date, subject to a Lien created pursuant to WOW Security Documents or that would, on or after the Effective Date, have been collateral subject to a Lien created pursuant to the WOW Security Documents in accordance with the provisions thereof (including with respect to after acquired property), assuming the WOW Security Documents had remained in effect on and after the Effective Date, but shall not in any event include any property or assets other than (i) Equity Interests in WOW and (ii) property and assets owned by WOW and its subsidiaries;

      "WOW Credit Agreement" means the Credit Agreement dated as of April 12, 2000, among WOW, the lender or lenders party thereto, and CoBank, ACB, as administrative agent, as amended and in effect immediately prior to the Effective Date;

      "WOW Obligations" means Obligations consisting of (i) the Borrower's obligation to pay (x) the principal amount of WOW Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to
Section 2.08 of the Credit Agreement and (y) interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such a proceeding), fees, indemnities, cost reimbursements and similar amounts directly attributable to the principal amounts of WOW Term Loans and (ii) each other Loan Party's obligations under the Guarantee Agreement in respect of its guarantee of the obligations referred to in clause (i) above;

      "WOW Security Documents" means collectively, (i) the Security Agreement dated as of April 12, 2000, made by WOW in favor of CoBank, ACB, as administrative agent, (ii) the Collateral Assignment of Sprint Agreements dated as of April 12, 2000, between WOW and CoBank, ACB, as administrative agent, (iii) the Collateral Assignment of Sales Agreement dated as of April 12, 2000, between WOW and CoBank, ACB, as administrative agent, (iv) the several Membership Interests Pledge Agreements, each dated as of April 12, 2000, between CoBank, ACB, as administrative agent, and the several owners of the Equity Interest in WOW and (v) the Collateral Assignments and Mortgages of Leases and Licenses, each dated as of April 12, 2000, between WOW and CoBank, ACB, as administrative agent, together in each case with all documents, financing statements, filings, recordations, instruments and agreements executed, delivered, filed or recorded pursuant to or in connection with any of the foregoing, in each case as amended, supplemented and in effect immediately prior to the Effective Date; and

      "WOW Term Loans" means $10,000,000 principal amount of Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to Section 2.08 of the Credit Agreement made on the Effective Date the proceeds of which (together with the proceeds of other Loans) were utilized to repay outstanding Indebtedness under the WOW Credit Agreement.

      TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

      SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

      (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any person that is evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent pursuant to the terms thereof.

      SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

            (a) as of the Effective Date, the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the Capital Stock of the issuer with respect thereto;

            (b) except for the security interest granted hereunder, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
      Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to
      Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder subject to release in accordance with the terms hereof;

            (c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons whomsoever;

            (d) no consent of any other person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

            (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

            (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

            (g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

            (h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

            (i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

      SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

      SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

            (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

            (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

            (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

      (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

      (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

      SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate; provided that any and all Roberts Collateral and WOW Collateral must first be applied to repay the Roberts Obligation and WOW Obligation, respectively, and only thereafter may be used to repay amounts outstanding under the remainder of the Obligations. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof,
(b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject to such agreement, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this
Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

      SECTION 7. Application of Proceeds of Sale. (a) The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

            FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

            SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

            THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

      (b) Notwithstanding any contrary provision of paragraph (a) of this Section, (i) proceeds of Collateral and cash Collateral other than the Roberts Collateral and the WOW Collateral shall not be applied to the payment of Roberts Obligations or WOW Obligations, (ii) proceeds of WOW Collateral and cash WOW Collateral shall not be applied to the payment of Roberts Obligations and shall be applied to the payment of WOW Obligations, until the WOW Obligations have been paid in full, prior to being applied to payment of the General Obligations and (iii) proceeds of Roberts Collateral and cash Roberts Collateral shall not be applied to the payment of WOW Obligations and shall be applied to the payment of the Roberts Obligations, until the Roberts Obligations have been paid in full, prior to being applied to payment of the General Obligations.

      (c) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

      (b) Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

      (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.12 of the Credit Agreement.

      SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

      SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

      SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

      SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities of the Borrower at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

      SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

      SECTION 14. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

      (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Credit Agreement, the security interest in such Collateral shall be automatically released.

      (c) In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

      SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit
Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Borrower.

      SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

      SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder

      SECTION 18. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments and the LC Commitments have not been terminated.

      (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

      SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 21. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

      SECTION 22. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

      (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 24. Additional Pledgors. Pursuant to Section 5.12 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence or not a Subsidiary on the date of the Credit Agreement are required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

      SECTION 25. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

      SECTION 26. Compliance with Laws. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Collateral Agent and the Secured Parties with respect to the Pledged Securities (including termination or suspension of voting rights) unless and until any required approval under the Federal Communications Act of 1934, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied, and, to the extent applicable, any remedial action taken with respect to the Collateral shall be subject to other applicable laws.



      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                  ALAMOSA (DELAWARE), INC.,

                                  by
                                    -----------------------------
                                    Name:
                                    Title:


                                  ALAMOSA HOLDINGS, LLC,

                                  by
                                    -----------------------------
                                    Name:
                                    Title:

                                  THE SUBSIDIARY PLEDGORS LISTED
                                  ON SCHEDULE I HERETO EXCEPT
                                  ALAMOSA LIMITED, LLC,

                                  by
                                    -----------------------------
                                    Name:
                                    Title:  Authorized Officer

                                  ALAMOSA LIMITED, LLC,

                                  by
                                    -----------------------------
                                    Name:
                                    Title:


                                  CITICORP USA, INC., as Collateral Agent,

                                  by
                                    -----------------------------
                                    Name:
                                    Title:







                                                                      EXHIBIT F

                        [FORM OF SECURITY AGREEMENT]


            SECURITY AGREEMENT dated as of February 14, 2001, among Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa Delaware"), Alamosa Holdings, LLC, a Delaware limited liability company (the "Borrower"), each subsidiary of Alamosa Delaware listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors, Alamosa (Delaware) and the Borrower are referred to collectively herein as the "Grantors") and CITICORP USA, INC., a New York banking corporation ("Citicorp"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

      Reference is made to (a) the Credit Agreement dated as of February 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alamosa Holdings, Inc., a Delaware corporation ("Superholdings"), Alamosa Delaware, the Borrower, the lenders from time to time party thereto (the "Lenders"), Export Development Corporation, as Co-Documentation Agent, First Union National Bank, as Documentation Agent, Toronto Dominion (Texas), Inc., as Syndication Agent and Citicorp, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Collateral Agent and issuing bank (in such capacity, the "Issuing Bank") and (b) the Guarantee Agreement dated as of February 14, 2001 (as amended, supplemented or otherwise modified from time to time (the "Guarantee Agreement"), among Superholdings, Alamosa PCS Holdings, Inc. ("APCS"), Alamosa Delaware, the Subsidiary Guarantors and the Collateral Agent.

      The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of Superholdings, APCS, Alamosa Delaware and the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure
(a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement or the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement or the other Loan Documents, (c) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of Superholdings, APCS, Alamosa Delaware and each Subsidiary Guarantor under or pursuant to this Agreement or the other Loan Documents, including the guarantee obligations of Loan Parties other than the Borrower under the Guarantee Agreement and (d) the due and punctual payment and performance of all obligations of the Loan Parties under each Hedging Agreement entered into in accordance with Section 5.14 of the Credit Agreement with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into (or on the Effective Date, in the case of any such Hedging Agreements existing on such date) (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the "Obligations").

      Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                 ARTICLE I

                                Definitions

      SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

      SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

      "Account Debtor" shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

      "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

      "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

      "Collateral" shall mean all (a) Accounts Receivable, (b) Documents,
(c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts, (g) Investment Property and (h) Proceeds; provided that
"Collateral" shall not include Excluded Assets.

      "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

      "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

      "Commodity Customer" shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

      "Commodity Intermediary" shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

      "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

      "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

      "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "Documents" shall mean all instruments, files, records, ledger sheets and documents covering any of the Collateral.

      "Entitlement Holder" shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

      "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

      "Excluded Asset" shall mean (a) any asset subject to a Lien permitted pursuant to Section 6.02 of the Credit Agreement to the extent the agreement creating such Lien or the Indebtedness secured by such Lien prohibits the granting of a secured Lien on such asset; provided that upon the termination of all prior Liens on any of the foregoing assets, such asset shall cease to be an Excluded Asset and (b) the custody account that is pledged to Wells Fargo Bank Minnesota, N.A., as collateral agent for the benefit of the holders of Alamosa Delaware's 12-8/8% Senior Discount Notes due 2010 and its 12-1/2% Senior Notes due 2011.

      "Financial Asset" shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

      "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

      "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

      "General Obligations" means all Obligations other than Roberts Obligations and WOW Obligations.

      "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

      "Inventory" shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

      "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

      "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

      "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

      "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

      "Perfection Certificate" shall mean a certificate substantially in the form of Annex I hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

      "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Roberts" means Roberts Wireless Communications, L.L.C., a Missouri limited liability company.

      "Roberts Collateral" means that portion of the Collateral that was, immediately prior to the Effective Date, subject to a Lien created pursuant to the Roberts Security Documents or that would, on or after the Effective Date, have been collateral subject to a Lien created pursuant to the Roberts Security Documents in accordance with the provisions thereof (including with respect to after acquired property), assuming the Roberts Security Documents had remained in effect on and after the Effective Date, but shall not in any event include any property or assets other than (i) Equity Interests in Roberts and (ii) property and assets owned by Roberts and its subsidiaries.

      "Roberts Credit Agreement" means the Credit Agreement dated as of September 8, 1999, among Roberts, certain lenders party thereto, State Street Bank and Trust Company, as collateral agent, and Lucent Technologies Inc., as administrative agent, as amended and in effect immediately prior to the Effective Date.

      "Roberts Obligations" means Obligations consisting of (i) the Borrower's obligation to pay (x) the principal amount of the Roberts Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to Section 2.08 of the Credit Agreement and (y) interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such a proceeding), fees, indemnities, cost reimbursements and similar amounts directly attributable to the principal amounts of the Roberts Term Loans and (ii) each other Loan Party's obligations under the Guarantee Agreement in respect of its guarantee of the obligations referred to in clause (i) above.

      "Roberts Security Documents" means, collectively, (i) the Security Agreement dated as of September 8, 1999, among Roberts, Roberts Wireless Properties, L.L.C., and State Street Bank and Trust Company, as collateral agent, (ii) the Pledge Agreement dated as of September 8, 1999, between Roberts and State Street Bank and Trust Company, as collateral agent, (iii) the Pledge Agreement dated as of September 8, 1999, among Michael V. Roberts, Steven C. Roberts and State Street Bank and Trust Company, as collateral agent, and (iv) the Collateral Assignment of Leases dated as of August 31, 1999, between Roberts and State Street Bank and Trust Company, as collateral agent, together in each case with all documents, financing statements, filings, recordations, instruments and agreements executed, delivered, filed or recorded pursuant to or in connection with any of the foregoing, in each case as amended, supplemented and in effect immediately prior to the Effective Date.

      "Roberts Term Loans" means $20,000,000 principal amount of Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to Section 2.08 of the Credit Agreement made on the Effective Date the proceeds of which (together with the proceeds of other Loans) were utilized to repay outstanding Indebtedness under the Roberts Credit Agreement.

      "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to a Hedging Agreement entered into with the Borrower if such counterparty was a Lender at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and (g) the successors and assigns of each of the foregoing.

      "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or trade on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

      "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

      "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

      "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

      "Securities Intermediary" shall mean (a) a clearing corporation or
(b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

      "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

      "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

      "WOW" means Washington Oregon Wireless, LLC, an Oregon limited liability company.

      "WOW Collateral" means that portion of the Collateral that was, immediately prior to the Effective Date, subject to a Lien created pursuant to the WOW Security Documents or that would, on or after the Effective Date, have been collateral subject to a Lien created pursuant to the WOW Security Documents in accordance with the provisions thereof (including with respect to after acquired property), assuming the WOW Security Documents had remained in effect on and after the Effective Date, but shall not in any event include any property or assets other than (i) Equity Interests in WOW and (ii) property and assets owned by WOW and its subsidiaries.

      "WOW Credit Agreement" means the Credit Agreement dated as of April 12, 2000, among WOW, the lender or lenders party thereto, and CoBank, ACB, as administrative agent, as amended and in effect immediately prior to the Effective Date.

      "WOW Obligations" means Obligations consisting of (i) the Borrower's obligation to pay (x) the principal amount of the WOW Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to Section 2.08 of the Credit Agreement and (y) interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such a proceeding), fees, indemnities, cost reimbursements and similar amounts directly attributable to the principal amounts of the WOW Term Loans and (ii) each other Loan Party's obligations under the Guarantee Agreement in respect of its guarantee of the obligations referred to in clause (i) above.

      "WOW Security Documents" means, collectively, (i) the Security Agreement dated as of April 12, 2000, made by WOW in favor of CoBank, ACB, as administrative agent, (ii) the Collateral Assignment of Sprint Agreements dated as of April 12, 2000, between WOW and CoBank, ACB, as administrative agent, (iii) the Collateral Assignment of Sales Agreement dated as of April 12, 2000, between WOW and CoBank, ACB, as administrative agent, (iv) the several Membership Interests Pledge Agreements, each dated as of April 12, 2000, between CoBank, ACB, as administrative agent, and the several owners of the Equity Interest in WOW and (v) the Collateral Assignments and Mortgages of Leases and Licenses, each dated as of April 12, 2000, between WOW and CoBank, ACB, as administrative agent, together in each case with all documents, financing statements, filings, recordations, instruments and agreements executed, delivered, filed or recorded pursuant to or in connection with any of the foregoing, in each case as amended, supplemented and in effect immediately prior to the Effective Date.

      "WOW Term Loans" means $10,000,000 principal amount of Term Loans as evidenced by the account entries kept by the Administrative Agent, pursuant to Section 2.08 of the Credit Agreement made on the Effective Date the proceeds of which (together with the proceeds of other Loans) were utilized to repay outstanding Indebtedness under the WOW Credit Agreement.

      SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.


                                 ARTICLE II

                             Security Interest

      SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"); provided, however, that (i) the Roberts Obligations shall be secured only by the Security Interest in the Roberts Collateral and (ii) the WOW Obligations shall be secured only by the Security Interest in the WOW Collateral (it being understood that the Roberts Collateral and the WOW Collateral shall also secure all General Obligations) and provided further that any Collateral that is neither Roberts Collateral nor WOW Collateral shall only secure the General Obligations. Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

      SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                ARTICLE III

                       Representations and Warranties

      The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

      SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

      SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

      (b) Each Grantor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

      SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.

      SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.


                                 ARTICLE IV

                                 Covenants

      SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless it shall have given the Collateral Agent 10 days notice of such change and shall promptly make all filings under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

      (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

      SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

      SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

      SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

      Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

      SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.09 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 9.12).

      SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

      SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

      SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

      SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

      SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

      SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

      SECTION 4.12. Legend. Each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

      SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

      (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

      (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

      (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

      (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable during the term of this Agreement.

      (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

      (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

      (h) Upon and during the continuance of an Event of Default, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.


                                 ARTICLE V

                                Collections

      Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;
(b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable during the term of this Agreement. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.


                                 ARTICLE VI

                                  Remedies

      SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject to such agreement, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

      SECTION 6.02. Application of Proceeds. (a) Subject to paragraph (b) of this section, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

            FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

            SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

            THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

      (b) Notwithstanding any contrary provision of paragraph (a) of this Section, (i) proceeds of Collateral and cash Collateral other than the Roberts Collateral and the WOW Collateral shall not be applied to the payment of Roberts Obligations or WOW Obligations, (ii) proceeds of WOW Collateral and cash WOW Collateral shall not be applied to the payment of Roberts Obligations and shall be applied to the payment of WOW Obligations, until the WOW Obligations have been paid in full, prior to being applied to payment of the General Obligations and (iii) proceeds of Roberts Collateral and cash Roberts Collateral shall not be applied to the payment of WOW Obligations and shall be applied to the payment of the Roberts Obligations, until the Roberts Obligations have been paid in full, prior to being applied to payment of the General Obligations.


      (c) The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                                ARTICLE VII

                               Miscellaneous

      SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

      SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of
(a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

      SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

      SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

      SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any audits conducted by it or on its behalf with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

      (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 7.06 shall be payable on written demand therefor.

      SECTION 7.07.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK.

      SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

      SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

      SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

      SECTION 7.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

      (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 7.14. Termination. (a) This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this whole of Section 7.14 shall be without recourse to or warranty by the Collateral Agent. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

      (b) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, or upon the effectiveness of any written consent to the release of a security interest granted hereby in any Collateral pursuant to the Credit Agreement, the security interest in such Collateral shall be automatically released.

      SECTION 7.15. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

      SECTION 7.16. Compliance with Laws. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by any of the Collateral Agent and the Secured Parties with respect to the Licenses or any license of the Federal Communications Commission ("FCC") unless and until any required approval under the Federal Communications Act of 1934, and any applicable rules and regulations thereunder, requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied and, to the extent applicable, any remedial action taken with respect to the Collateral or any Security Interest granted therein by the Collateral Agent and the Secured Parties shall be subject to other applicable laws.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    ALAMOSA (DELAWARE), INC.,

                                    by
                                      -----------------------------
                                      Name:
                                      Title:


                                    ALAMOSA HOLDINGS, LLC.,

                                    by
                                      -----------------------------
                                      Name:
                                      Title:


                                    EACH OF THE SUBSIDIARY
                                    GUARANTORS LISTED ON
                                    SCHEDULE I HERETO EXCEPT
                                    ALAMOSA LIMITED, LLC,

                                    by
                                      -----------------------------
                                      Name:
                                      Title:  Authorized Officer


                                    ALAMOSA LIMITED, LLC,

                                    by
                                      -----------------------------
                                      Name:
                                      Title:


                                    CITICORP USA, INC., as Collateral Agent,

                                    by
                                      -----------------------------
                                      Name:
                                      Title:  Authorized Officer






                                                                     EXHIBIT G


                       FORM OF CONSENT AND AGREEMENT
                          (Citibank / Alamosa LLC)

      This Consent and Agreement (this "Consent and Agreement") is entered into as of February 14, 2001, between SPRINT SPECTRUM L.P., a Delaware limited partnership ("Sprint Spectrum"), SPRINTCOM, INC., a Kansas corporation ("SprintCom"), SPRINT COMMUNICATIONS COMPANY, L.P., a Delaware limited partnership ("Sprint Communications"), COX COMMUNICATIONS PCS, L.P., a Delaware limited partnership ("Cox Communications"), COX PCS LICENSE, LLC, a Delaware limited liability company ("Cox License"), WIRELESSCO, L.P., a Delaware limited partnership ("WirelessCo" and together with Sprint Spectrum, SprintCom, Sprint Communications, Cox Communications and Cox License, the "Sprint Parties"), and CITICORP USA, INC., a Delaware corporation, as administrative agent (together with any successors thereof in accordance with the Credit Agreement hereinafter described, the "Administrative Agent") for the lenders under that certain Credit Agreement among ALAMOSA HOLDINGS, LLC, a Delaware limited liability company ("Borrower"), the Administrative Agent and the lenders from time to time party thereto (the "Lenders").

      Upon the consummation of the Transactions (as defined in that certain Commitment Letter dated November 22, 2000, between CITICORP NORTH AMERICA, INC., SALOMON SMITH BARNEY, INC., TD SECURITIES (USA) INC., EXPORT DEVELOPMENT CORPORATION and ALAMOSA HOLDINGS, INC., as amended on January 30, 2001 (the "Commitment Letter")), Borrower will own, directly or indirectly, all of the outstanding capital stock of the following subsidiaries, each of which has entered into a Sprint PCS Management Agreement (each such agreement, as it may be amended, modified, or supplemented from time to time, a "Management Agreement" and collectively, the "Alamosa Management Agreements") with Sprint Spectrum and Sprint Communications, and in some instances with other related companies of Sprint Spectrum, dated and effective as of the date set forth after each such subsidiary of Borrower, providing for the design, construction and management of the Service Area Network (as defined therein): TEXAS TELECOMMUNICATIONS, LP, a Texas limited partnership ("Texas")(December 23,
1999), ALAMOSA WISCONSIN LIMITED PARTNERSHIP, a Wisconsin limited partnership ("Wisconsin")(December 6, 1999), ROBERTS WIRELESS COMMUNICATIONS, LLC, a Missouri limited liability company ("Roberts")(June 8, 1998), and WASHINGTON OREGON WIRELESS LLC, a Delaware limited liability company ("WOW")(January 25, 1999) (each individually an "Affiliate" and collectively, the "Affiliates").

      Along with a Management Agreement, each Affiliate has also entered into the Sprint PCS Services Agreement (each such agreement, as it may be amended, modified, or supplemented from time to time, a "Services Agreement" and collectively, the "Alamosa Service Agreements") and the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement (together, as they may be amended, modified, or supplemented from time to time, the "License Agreements" and collectively, the "Alamosa License Agreements") (the Management Agreement, the Services Agreement and the License Agreements and all other agreements between each Affiliate or its subsidiaries, on the one hand and the Sprint Parties or any subsidiary of Sprint Corporation on the other hand whether entered into prior to, on, or after the date hereof that relate to the Service Area Network as they may be amended, modified, or supplemented from time to time, collectively, the "Sprint Agreements" and all such Sprint Agreements collectively, the "Alamosa Sprint Agreements"). Each Affiliate will continue to be responsible for its obligations and responsibilities under and with respect to the Sprint Agreements. Further, as set forth in the Acknowledgment, Consent and Agreements attached to this Consent and Agreement, Borrower, each Guarantor (as defined below) and each Affiliate agree to be responsible for the obligations and responsibilities of each Affiliate under and with respect to the Sprint Agreements and this Consent and Agreement.

      Borrower and certain of its affiliated entities have entered into or concurrently herewith are entering into that certain Credit Agreement dated as of February 14, 2001, with the Administrative Agent and the Lenders (such Credit Agreement, as it may be amended, supplemented, restated, replaced or otherwise modified from time to time, the "Credit Agreement"), to provide financing for a portion of the costs of the design and construction of the Service Area Networks, to provide financing for the Transactions and for certain other purposes. The Credit Agreement and each note, security agreement, pledge agreement, guaranty and any and all other agreements, documents or instruments entered into in connection with any of the foregoing, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified from time to time, shall collectively be referred to as the "Loan Documents."

      The Obligations under the Loan Documents are guaranteed by ALAMOSA HOLDINGS, INC., a Delaware corporation ("Holdco"), by ALAMOSA PCS HOLDINGS, INC., a Delaware corporation that is a wholly-owned subsidiary of Holdco ("APCS"), by ALAMOSA (DELAWARE), INC., a Delaware corporation that is wholly-owned subsidiary of APCS and the sole member of Borrower ("APCS"), by each Affiliate, and by each other existing and subsequently acquired or organized direct or indirect subsidiary of Alamosa Delaware other than the Unrestricted Subsidiaries (collectively, the "Guarantors") pursuant to that certain Guarantee Agreement executed by the Guarantors in favor of the Administrative Agent (the "Guarantee Document").

      As a condition to the availability of credit to Borrower under the Credit Agreement, the Administrative Agent and the Lenders have required the execution and delivery of this Consent and Agreement by the Sprint Parties and have required that Borrower, Affiliates and the other Guarantors acknowledge, consent and agree to all terms and provisions of this Consent and Agreement. This Consent and Agreement replaces and supersedes the Consent and Agreements previously entered into by the Affiliates.

      One or more of the Sprint Parties hold, directly or indirectly, the licenses for the service areas managed by the Affiliates as contemplated in the Alamosa Management Agreements. As used in this Consent and Agreement, the term "Sprint PCS" shall refer in each particular instance or application to the Sprint Party that owns the License in that portion of the Service Area to which the subject of the instance or application applies.

      All capitalized terms in this Consent and Agreement shall have the same meanings ascribed to them in the Management Agreements unless otherwise provided in this Consent and Agreement; provided, that the terms "Commitments", "Default", "Event of Default", "Loan Documents",
"Obligations" and "Unrestricted Subsidiaries" shall have the meanings ascribed to them in the Credit Agreement.

      Accordingly, each Sprint Party and the Administrative Agent, on behalf of itself and for the Lenders, hereby agrees as follows:

      SECTION 1. Consent to Security Interest. In connection with the transactions contemplated by the Credit Agreement and the other Loan Documents, (a) Borrower has granted or will grant to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien upon substantially all of its assets and property, tangible and intangible, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto including but not limited to the Operating Assets, and a first priority security interest in and pledge of all partnership interests, membership interests or other equity interests in each Affiliate (collectively, the "Pledged Equity"), and (b) each Affiliate has granted or will grant to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien upon substantially all of its assets and property, tangible and intangible, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto, including but not limited to the Operating Assets, and a first priority security interest and lien upon the rights of Affiliate in, to and under the Sprint Agreements. The foregoing security interests, liens and pledges are referred to collectively as the "Security Interests" and the foregoing assets and property in which the Administrative Agent, for the benefit of the Lenders, has been or will be granted a first priority security interest in and lien are referred to collectively as the "Collateral". In addition to the foregoing, each of the other affiliated entities of Borrower and each Affiliate have granted or will grant to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien upon substantially all of its assets and property, tangible and intangible, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and accessions thereto, which security interests and liens are referred to collectively as the "Additional Security Interests" and which assets and property are referred to collectively as the "Additional Collateral." Each Sprint Party (i) acknowledges notice of the Credit Agreement and the other Loan Documents, (ii) consents to the granting of the Security Interests in the Collateral and of the Additional Security Interests in the Additional Collateral to the Administrative Agent, for the benefit of the Lenders, and (iii) agrees that (a) neither it nor any subsidiary of Sprint Corporation will challenge or contest that the Security Interests and the Additional Security Interests are valid, enforceable and duly perfected first priority security interests and liens in and to the Collateral and the Additional Collateral, (b) neither it nor any subsidiary of Sprint Corporation will argue that any such Security Interest or Additional Security Interest is subject to avoidance, limitation or subordination under any legal or equitable theory or cause of action, and (c) so long as an Affiliate's Management Agreement is in effect, it will not sell, transfer or assign all or part of the Licenses within such Affiliate's Service Area that such Affiliate has the right to use; provided, however, that notwithstanding the foregoing, a Sprint Party may at any time sell, transfer or assign all or part of the Licenses within such Affiliate's Service Area that such Affiliate has the right to use in accordance with a transaction allowed under Section 17.15.5 of such Affiliate's Management Agreement, so long as the buyer, transferee or assignee, as the case may be, agrees to be bound by the terms of this Consent and Agreement with respect to the assets bought, transferred and assigned, and a Sprint Party may at any time sell, transfer or assign its rights and obligations under all of the Alamosa Management Agreements, Alamosa Services Agreements and any related agreements to a third party as permitted under such Section 17.15.5.

      Each Sprint Party acknowledges and agrees that (i) Sections 17.15.1 and 17.15.2 of the Alamosa Management Agreements do not apply to the assignment of any Affiliate's rights under the Alamosa Sprint Agreements to the Administrative Agent or the Lenders under the Loan Documents or in connection with a transaction permitted pursuant to this Consent and Agreement to any other Person pursuant to the Loan Documents or to any other assignment in connection with any transaction permitted pursuant to this Consent and Agreement and (ii) Section 17.15.3 of the Alamosa Management Agreements shall not apply to any Change of Control of any Affiliate in connection with the exercise by the Administrative Agent of any of its rights or remedies under the Loan Documents, including without limitation in connection with the sale of the partnership, membership or shareholder interests of such Affiliate to any Person or to any other Change of Control of such Affiliate; provided, however, Section 17.15.3 of the Alamosa Management Agreements shall apply to any such transaction if such transaction is not with the Administrative Agent or the Lenders or is not a transaction permitted pursuant to this Consent and Agreement. It is understood that any assignment described in this Section 1 to the Administrative Agent or the Lenders is hereby consented to by the Sprint Parties; provided, that any subsequent assignment by the Administrative Agent or the Lenders shall be in accordance with the terms of this Consent and Agreement.

      SECTION 2. Payments. Upon receipt of the Administrative Agent's written instructions, each Sprint Party agrees to make all payments (if any) to be made by it under the Alamosa Sprint Agreements, subject to its rights of setoff or recoupment with respect to such payments as permitted under Section 10.6 of the Alamosa Management Agreements, to any Affiliate directly to the Administrative Agent, or otherwise as the Administrative Agent shall direct; provided, that during the period that Sprint PCS is making such payments directly to the Administrative Agent or its designee pursuant to this Section 2, Sprint PCS' setoff and recoupment rights under such Section 10.6 shall not be limited to undisputed amounts. The Administrative Agent hereby agrees that the Administrative Agent will not give any such written instructions for it to receive such payments directly from a Sprint Party unless an Event of Default has occurred under the Credit Agreement and is continuing, and that such written instructions will require the payments to be redirected with respect to all (and not fewer than all) of the Affiliates. Such written instructions to make payments directly to the Administrative Agent shall be effective only so long as an Event of Default is continuing, and the Administrative Agent will revoke such instructions promptly following the cure of such Event of Default. Any payments made by any Sprint Party directly to, or at the direction of, the Administrative Agent shall fully satisfy any obligation of such Sprint Party to make payments to any Affiliate under the Alamosa Sprint Agreements to the extent of such payments.

      SECTION 3. Notice and Effect of Event of Default, Management Agreement Breach and Event of Termination. The Administrative Agent agrees to provide to Sprint PCS a copy of any written notice that Administrative Agent sends to Borrower, promptly after sending such notice, that a Default or an Event of Default has occurred and is continuing, and Sprint PCS agrees to provide to the Administrative Agent a copy of any written notice that Sprint PCS sends to an Affiliate, promptly after sending such notice, that an Event of Termination or an event that if not cured, or if notice is provided, will constitute an Event of Termination (each of an Event of Termination and an event that if not cured would constitute an Event of Termination, a "Management Agreement Breach") has occurred. The Sprint Parties acknowledge that the Administrative Agent has informed them that an Event of Termination constitutes an Event of Default under the Loan Documents, and the Sprint Parties further acknowledge that the Alamosa Management Agreements do not prohibit Affiliates from curing such an Event of Default.

      SECTION 4.  Event of Default without a Management Agreement Breach.

            (a) Affiliates Remain as Managers or Interim Manager Appointed. Upon and during the continuation of an Event of Default when no Management Agreement Breach as to which Sprint PCS has given the Administrative Agent notice exists on the original date of occurrence of such Event of Default, the Administrative Agent may, by prior written notice to Sprint PCS, with respect to the Affiliates, (i) allow the Affiliates to continue to act as Managers under their respective Sprint Agreements, (ii) appoint Sprint Spectrum to act as "Interim Manager" under the Alamosa Sprint Agreements, or (iii) appoint a Person other than Sprint Spectrum to act as Interim Manager under the Alamosa Sprint Agreements; provided, however, that if the Administrative Agent appoints an Interim Manager for one Affiliate, then the Administrative Agent appoints such Interim Manager as the Interim Manager for each of the other Affiliates. If the Administrative Agent initially allows the Affiliates to continue to act as Managers under the Alamosa Sprint Agreements, the Administrative Agent may later, during a continuation of an Event of Default, remove the Affiliates as Managers and take the action described above in clauses (ii) and (iii). The date on which a Person begins serving as Interim Manager shall be the "Commencement Date."

            (b) Sprint Spectrum or Sprint Spectrum Designee as Interim Manager. If the Administrative Agent appoints Sprint Spectrum as Interim Manager as permitted under Section 4(a), within 14 days after its appointment Sprint Spectrum shall accept the position or designate another Person (a "Sprint Spectrum Designee") to act as Interim Manager under the Alamosa Sprint Agreements for each of the Affiliates. The Administrative Agent shall accept Sprint Spectrum and any Sprint Spectrum Designee that is then acting as an Other Manager (other than an Affiliate) to act as Interim Manager under the Alamosa Sprint Agreements. Any Sprint Spectrum Designee that is not an Other Manager must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld. If, within 30 days after the Administrative Agent gives Sprint Spectrum notice of its appointment as Interim Manager, Sprint Spectrum or a Sprint Spectrum Designee does not agree to act as Interim Manager, then the Administrative Agent shall have the right to appoint an Administrative Agent Designee as Interim Manager in accordance with
      Section 4(c). At the discretion of the Administrative Agent, Sprint Spectrum or the Sprint Spectrum Designee shall serve as Interim Manager for up to six months from the Commencement Date.

            Upon the expiration of its initial six-month period as Interim Manager under the Alamosa Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee will agree, at the written request of the Administrative Agent, to serve as Interim Manager for up to six months from such expiration date until the Administrative Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days' written notice of its desire to terminate the relationship; provided, that the extended period will be for 12 months rather than six months (for a complete term of 18 months) in the event, as of the date of the initial appointment, the aggregate number of pops that the Affiliates and all Other Managers have the right to serve under their respective management agreements with the Sprint Parties is less than 40 million (such six or 12 month period, the "Extension Period"). If Sprint Spectrum's or the Sprint Spectrum Designee's term as Interim Manager is so extended at the request of the Administrative Agent, then the Administrative Agent agrees that Sprint Spectrum's or the Sprint Spectrum Designee's right to be reimbursed by an Affiliate promptly for all amounts previously expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Management Agreements of such Affiliates (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall no longer be subordinated to the Obligations as provided in Section 9 in this Consent and Agreement, and Sprint Spectrum's or the Sprint Spectrum Designee's right to be reimbursed by such Affiliate for any expenses it incurs pursuant to its rights under Section 11.6.3 of the Alamosa Management Agreements as provided in the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall not be subject to the subordination to the Obligations as provided in Section 9 of this Consent and Agreement; provided, that Sprint Spectrum or the Sprint Spectrum Designee's right to be reimbursed for amounts expended under Section
      11.6.3 of the Alamosa Management Agreements that in the aggregate exceed the Reimbursement Limit (as defined in the next sentence) shall remain subordinated to the Obligations as provided in Section 9 of this Consent and Agreement. The term "Reimbursement Limit" means the amount equal to 5% of the sum of the equity plus the long-term debt (i.e., notes that on their face are scheduled to mature more than one year from the date issued), as reflected on the Borrower's member's books on a fully-consolidated basis. Borrower and each Affiliate and Guarantor agrees to promptly pay Sprint Spectrum or the Sprint Spectrum Designee any amount that Sprint Spectrum or the Sprint Spectrum Designee does not collect from the applicable Affiliate as permitted under the preceding sentence within 60 days after such amount is due from such Affiliate. Notwithstanding any other provision in this Section 4(b) to the contrary, Sprint Spectrum or the Sprint Spectrum Designee shall not be required to continue to serve as Interim Manager during the Extension Period at any time after 30 days following delivery by it to the Administrative Agent of written notice that Sprint Spectrum or the Sprint Spectrum Designee needs to expend amounts under Section 11.6.3 of any Management Agreement that Sprint Spectrum or the Sprint Spectrum Designee reasonably believes will not be reimbursed based on the projected Collected Revenues for the remainder of the Extension Period or reimbursed by the Lenders. If it becomes necessary for Sprint Spectrum or the Sprint Spectrum Designee to expend any amount that it believes will not be reimbursed or that exceeds the Reimbursement Limit, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

            Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager, the Administrative Agent shall have the right to appoint a successor Interim Manager in accordance with Section 4(c); provided, that the Administrative Agent must appoint the same Person to act as Interim Manager for each of the other Affiliates.

            (c) Administrative Agent Designee as Interim Manager. If the Administrative Agent elects to appoint a Person other than Sprint Spectrum to act as Interim Manager under the Alamosa Sprint Agreements (an "Administrative Agent Designee") as permitted under Sections 4(a)(iii) and 4(b), such Administrative Agent Designee must
      (i) agree to serve as Interim Manager for six months unless terminated earlier by Sprint PCS because of a material breach by the Administrative Agent Designee of the terms of the Sprint Agreements that is not timely cured or by the Administrative Agent in its discretion, (ii) meet the applicable "Successor Manager Requirements" set forth below in Section 13, and (iii) agree to comply with the terms of the Alamosa Sprint Agreements but will not be required to assume the existing liabilities of any Affiliate. In the case of a proposed Administrative Agent Designee, Sprint PCS shall provide to the Administrative Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint PCS to enable Sprint PCS to determine if a proposed Administrative Agent Designee satisfies the Successor Manager Requirements. Sprint PCS agrees to inform Administrative Agent within 20 days after it receives such information respecting such proposed Administrative Agent Designee from the Administrative Agent whether such designee satisfies the Successor Manager Requirements. If Sprint PCS does not so inform the Administrative Agent within such 20-day period, then Sprint PCS shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. A Person that satisfies the Successor Manager Requirements (or is deemed to satisfy such requirements) qualifies under the Alamosa Management Agreements to become a Successor Manager, unless the Administrative Agent Designee materially breaches the terms of any Alamosa Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. The Administrative Agent Designee may continue to serve as Interim Manager after the initial six-month period at the Administrative Agent's discretion, so long as the Administrative Agent Designee continues to satisfy the Successor Manager Requirements and it does not materially breach the terms of the any Alamosa Sprint Agreement. If the Administrative Agent Designee materially breaches any Alamosa Sprint Agreements while acting as Interim Manager, then Sprint PCS and the Administrative Agent have the rights set forth in Section 5; provided, that Sprint PCS may not allow an Affiliate to act as the Manager of the Alamosa Sprint Agreements without the Administrative Agent's consent.

      SECTION 5.  Event of Default Created by a Management Agreement Breach.

            (a) Affiliate Remains as Manager or Interim Manager Appointed. Upon an Event of Default created by a Management Agreement Breach or an Event of Termination (so long as at such time an Event of Default not created by a Management Agreement Breach or an Event of Termination as to which Administrative Agent has given Sprint PCS notice is not in existence), Sprint PCS may by prior written notice to the Administrative Agent (i) allow each Affiliate to continue to act as the Manager under its respective Sprint Agreements if approved by the Administrative Agent, (ii) act as Interim Manager under all of the Alamosa Sprint Agreements (in the case of Sprint Spectrum) or appoint Sprint Spectrum as Interim Manager (in the case of SprintCom or Cox License), or (iii) appoint a Sprint Spectrum Designee to act as Interim Manager under all of the Alamosa Sprint Agreements as provided in paragraph (b) below. If Sprint PCS initially allows the Affiliates to continue to act as Managers under the Alamosa Sprint Agreements, Sprint PCS may later remove the Affiliates as Managers and take the action described above in clauses (ii) and (iii); provided, however, that if Sprint PCS acts as Interim Manager or appoints an Interim Manager for one Affiliate, then Sprint PCS must act as Interim Manager or appoint an Interim Manager for each of the other Affiliates. The Administrative Agent shall have no right to appoint an Interim Manager when an Event of Default is caused by a Management Agreement Breach or an Event of Termination (unless an Event of Default not created by a Management Agreement Breach or an Event of Termination is in existence), unless Sprint PCS elects not to act as Interim Manager or to appoint a Sprint Spectrum Designee with respect to the Affiliate that is subject to the Management Agreement Breach or Event of Termination.

            (b) Sprint Spectrum or Sprint Spectrum Designee as Interim Manager. If Sprint Spectrum acts as Interim Manager or designates a Sprint Spectrum Designee to act as Interim Manager under the Alamosa Sprint Agreements, the Interim Manager shall serve as Interim Manager for up to six months from the Commencement Date, at the discretion of Sprint Spectrum. The Administrative Agent shall accept Sprint Spectrum and any Sprint Spectrum Designee that is then acting as an Other Manager (other than an Affiliate) to act as Interim Manager under the Alamosa Sprint Agreements. Any Sprint Spectrum Designee that is not then acting as an Other Manager must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld.

            Upon the expiration of its initial six-month period as Interim Manager under the Alamosa Sprint Agreements, Sprint Spectrum or the Sprint Spectrum Designee will agree to serve as Interim Manager for the Extension Period until the Administrative Agent gives Sprint Spectrum or the Sprint Spectrum Designee at least 30 days' written notice of its desire to terminate the relationship. If Sprint Spectrum's or the Sprint Spectrum Designee's term as Interim Manager is extended, then the Administrative Agent agrees that Sprint Spectrum's or the Sprint Spectrum Designee's right to be reimbursed by any Affiliate promptly for all amounts previously expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Management Agreement of such Affiliate (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall no longer be subordinated to the Obligations as provided in Section 9 of this Consent and Agreement, and Sprint Spectrum's or the Sprint Spectrum Designee's right to be reimbursed by such Affiliate for any expenses it incurs pursuant to its rights under Section 11.6.3 of the Alamosa Management Agreements as provided in the Management Agreement (which expenditures were incurred in accordance with Section 9 of this Consent and Agreement) shall not be subject to subordination to the Obligations as provided in Section 9 of this Consent and Agreement; provided, that Sprint Spectrum's or the Sprint Spectrum Designee's right to be reimbursed for amounts expended under Section 11.6.3 of the Alamosa Management Agreements that in the aggregate exceed the Reimbursement Limit shall remain subordinated to the Obligations as provided in Section 9 of this Consent and Agreement. Borrower and each Affiliate and Guarantor agrees to promptly pay Sprint Spectrum or the Sprint Spectrum Designee any amount that Sprint Spectrum or the Sprint Spectrum Designee does not collect from the applicable Affiliate as permitted under the preceding sentence within 60 days after such amount is due from such Affiliate. Notwithstanding any other provision in this
      Section 5(b) to the contrary, Sprint Spectrum or the Sprint Spectrum Designee shall not be required to continue to serve as Interim Manager during the Extension Period at any time after 30 days following delivery by it to the Administrative Agent of written notice that Sprint Spectrum or the Sprint Spectrum Designee needs to expend amounts under Section 11.6.3 of any Management Agreement that Sprint Spectrum or the Sprint Spectrum Designee reasonably believes will not be reimbursed based on the projected Collected Revenues for the remainder of the Extension Period or reimbursed by the Lenders. If it becomes necessary for Sprint Spectrum or the Sprint Spectrum Designee to expend any amount that it believes will not be reimbursed or that exceeds the Reimbursement Limit, Sprint Spectrum or the Sprint Spectrum Designee is not required to incur such expense.

            Upon the termination or expiration of the term of Sprint Spectrum or the Sprint Spectrum Designee as Interim Manager and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), Sprint Spectrum shall have the right to appoint a successor Interim Manager in accordance with
      Section 5(a).

            (c) Administrative Agent Designee as Interim Manager. Notwithstanding anything in paragraph (a) above to the contrary, if, after Acceleration (as defined in Section 6(a) of this Consent and Agreement) and within 30 days after Sprint PCS gives the Administrative Agent notice of a Management Agreement Breach, Sprint Spectrum does not agree to act as Interim Manager or does not obtain the consent of a Sprint Spectrum Designee to act as Interim Manager under the Sprint Agreements, or if Sprint Spectrum or the Sprint Spectrum Designee gives the Administrative Agent notice of its resignation as Interim Manager and Sprint Spectrum fails to appoint a successor in accordance with Section 5(b) within 30 days after such resignation, the Administrative Agent may appoint an Administrative Agent Designee to act as Interim Manager for all of the Affiliates. Such Administrative Agent Designee must (i) agree to serve as Interim Manager for each of the Affiliates for six months unless terminated earlier by Sprint PCS because of a material breach by the Administrative Agent Designee of the terms of the Alamosa Sprint Agreements or by the Administrative Agent in its discretion, (ii) meet the applicable Successor Manager Requirements, and (iii) agree to comply with the terms of the Alamosa Sprint Agreements. In the case of a proposed Administrative Agent Designee, Sprint PCS shall provide to the Administrative Agent, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint PCS to enable Sprint PCS to determine if a proposed Administrative Agent Designee satisfies the Successor Manager Requirements. Sprint PCS agrees to inform Administrative Agent within 20 days after it receives such information respecting such proposed Administrative Agent Designee from the Administrative Agent whether such designee satisfies the Successor Manager Requirements. If Sprint PCS does not so inform the Administrative Agent within such 20-day period, then Sprint PCS shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. A Person that satisfies the Successor Manager Requirements qualifies under the Alamosa Management Agreements to become a Successor Manager, unless the Administrative Agent Designee materially breaches the terms of any Alamosa Sprint Agreement while acting as Interim Manager or no longer meets the Successor Manager Requirements. The Administrative Agent Designee may continue to serve as Interim Manager after the initial six-month period at the Administrative Agent's discretion, so long as the Administrative Agent Designee continues to satisfy the Successor Manager Requirements and it does not materially breach the terms of the Alamosa Sprint Agreements. If the Administrative Agent Designee materially breaches any Alamosa Sprint Agreements while acting as Interim Manager, then Sprint PCS and the Administrative Agent have the rights set forth in Section 5; provided, that Sprint PCS may not allow an Affiliate to act as the Manager of the Alamosa Sprint Agreements without the Administrative Agent's consent.

      SECTION 6. Purchase and Sale of the Operating Assets. Upon the occurrence and during the continuation of an Event of Default, the following provisions shall govern the purchase and sale of the Operating
Assets:

            (a) Acceleration of the Obligations Under the Loan Documents. In the event the Lenders accelerate the maturity of the Obligations under the Loan Documents (an "Acceleration" and, the date thereof, an "Acceleration Date"), the Administrative Agent shall give written notice thereof to Sprint PCS. Upon receipt of notice of Acceleration, Sprint PCS shall have the right, to which right Borrower and each Affiliate and Guarantor, by acknowledging this Consent and Agreement, expressly agree, to purchase the Operating Assets of all (but not less than all) of the Affiliates from Borrower and the Affiliates for an amount equal to the greater of (i) 72% of the aggregate amount of the Entire Business Value (as defined in the Alamosa Management Agreements), of the Affiliates, in each case valued in accordance with the procedure set forth in Section 11.7 of the relevant Management Agreement (with the assumption that the deemed ownership of the Disaggregated License under Section 11.7.3 of the Management Agreement includes the transfer of the Sprint PCS customers as contemplated by Section 11.4 of the Management Agreement), and (ii) the aggregate amount of the Obligations. Sprint PCS shall, within 60 days of receipt of notice of Acceleration, give Borrower, each Affiliate and the Administrative Agent notice of its intent to exercise the purchase right. In the event Sprint PCS gives the Administrative Agent written notice of its intent to purchase the Operating Assets of all of the Affiliates, the Administrative Agent agrees that it shall not enforce its Security Interests in the Collateral until the earlier to occur of (i) expiration of the period consisting of 120 days after the Acceleration Date (or such later date that shall be provided for in the purchase agreement and acceptable to the Administrative Agent in its discretion to close the purchase of the Operating Assets) or (ii) receipt by Administrative Agent, Borrower and each Affiliate from Sprint PCS of written notice that Sprint PCS has determined not to proceed with the closing of the purchase of such Operating Assets for any reason. If after the 120-day period after the Acceleration Date, Borrower or an Affiliate receives any purchase offer for the Operating Assets of one or more Affiliates or the Pledged Equity of one or more Affiliates that is confirmed in writing by Borrower or such Affiliates to be acceptable to Borrower or such Affiliates, Sprint PCS shall have the right, subject to the consent of the Administrative Agent, to purchase such Operating Assets or such Pledged Equity, as the case may be, on terms and conditions at least as favorable to Borrower and such Affiliates as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint PCS's receipt of such other offer Sprint PCS offers to purchase such Operating Assets or such Pledged Equity and so long as the conditions of Sprint PCS's offer and the amount of time it will take Sprint PCS to effect such purchase is acceptable to Borrower or such Affiliates and the Administrative Agent. Any such offer shall be confirmed in writing by the third party offeror. In the event Sprint PCS exercises its rights under this Section 6(a), (i) Borrower and the Affiliate shall sell (and, if necessary, cause their Related Parties to sell) such Operating Assets or such Pledged Equity to Sprint PCS, (ii) the Administrative Agent and the Lenders shall consent to such purchase and sale provided that the proceeds thereof shall be sufficient to repay the aggregate amount of the Obligations, and (iii) Sprint PCS shall make all payments to be made under this Section 6(a) to Administrative Agent for its application against the Obligations and any additional amounts shall be paid to Borrower or the Affiliate or other owner of the assets sold unless otherwise required by law or by this Consent and Agreement. The purchase right of the Sprint Parties under this
      Section 6(a) shall be in substitution of the purchase rights of the Sprint Parties under Section 11.6.1 of the Alamosa Management Agreements. If Sprint PCS purchases such Operating Assets or such Pledged Equity as permitted under this Section 6(a), the Administrative Agent and the Guarantors will release or assign their interests in the Collateral, the Additional Collateral and the Guarantee Document as described below in Section 6(e) upon payment in full of the aggregate amount of the Obligations and the termination of all Commitments to advance credit under the Credit Agreement.

            (b) Sale of Operating Assets to Third Parties. If the Sprint Parties do not purchase the Operating Assets of each of the Affiliates after an Acceleration as described above in Section 6(a), the Collateral may be sold as follows:

            (i) Sale to Successor Manager. The Collateral may be sold by the Administrative Agent (in its sole discretion) in the exercise of certain of its rights and remedies as a secured party under the Loan Documents or by Borrower or an Affiliate, at the discretion of the Administrative Agent, to a person that satisfies the Successor Manager Requirements. Sprint PCS shall provide to the Administrative Agent, with a copy to Borrower, within 10 Business Days after the request therefor, a detailed description of all information reasonably requested by Sprint PCS to enable Sprint PCS to determine if a proposed buyer satisfies the Successor Manager Requirements. Sprint PCS agrees to inform the Administrative Agent and Borrower within 20 days after it receives such information respecting such proposed buyer from the Administrative Agent whether such designee satisfies the Successor Manager Requirements. If Sprint PCS does not so inform the Administrative Agent within such 20-day period, then Sprint PCS shall be deemed to agree, for all purposes of this Consent and Agreement, that such proposed designee satisfies the Successor Manager Requirements. If the proposed buyer satisfies the Successor Manager Requirements (or is deemed to satisfy such requirements) and wishes to become a "Successor Manager", the buyer must agree to be bound by the Sprint Agreements; provided, that buyer shall have no responsibility or liability for any liability to any Person other than a Sprint Party and Related Party of Sprint PCS arising out of an Affiliate's operations prior to the date buyer becomes bound by the Sprint Agreements. In such case the Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person. Sprint PCS agrees, with respect to any past failure of an Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that such Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager. Sprint PCS shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint PCS believes is reasonable to allow Successor Manager to perform such unperformed obligations.

                  (ii) Sale to Other than Successor Manager. The Collateral may be sold pursuant to the exercise by the Administrative Agent or the Lenders of their rights and remedies under the Loan Documents or by Borrower or the Affiliates, at the discretion of the Administrative Agent (subject to requirements of applicable law) to a person that does not satisfy the Successor Manager Requirements or to a person that does not wish to become a Successor Manager, but only under the following conditions:

            (A) the Sprint Parties may terminate the Sprint Agreements with such buyer following the closing of such purchase (and the Administrative Agent and the buyer shall have no rights thereto or thereunder with respect to events occurring after the closing of such purchase);

                        (B) the buyer may purchase the Disaggregated
      License as described below in Section 6(b)(iv) and with the Disaggregated License having the characteristics described in the definition thereof; and

                        (C) the purchase agreement with the buyer contains the requirements set forth in Section 6(c) of this Consent and Agreement.

                  (iii) Confidentiality Agreement. Before any potential buyer is provided Confidential Information respecting the potential purchase of any of the Collateral (which buyer shall be entitled to receive), the potential buyer shall execute a confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement; provided, however, in the event the potential buyer does not satisfy the Successor Manager Requirements or has notified Borrower, Sprint PCS or the Administrative Agent that it does not intend to be a Successor Manager, Confidential Information that constitutes or relates to any technical, marketing, financial, strategic or other information concerning any of the Sprint Parties and that does not pertain to the businesses of the Affiliates shall not be permitted to be provided to such potential buyer.

            (iv) Sale of Disaggregated Licenses. Sprint PCS will sell Disaggregated Licenses as follows when required under Section 6(b)(ii)(B):

                        (A) If a buyer wishes to purchase spectrum in connection with its purchase of any Operating Assets, it will purchase such spectrum from an Affiliate and Sprint PCS as follows. The buyer will purchase from such Affiliate or its Related Parties any licenses that such Affiliate or such Related Parties own (the "Affiliate's Licenses"). If such Affiliate's Licenses were not being used to operate the Service Area Network, Sprint PCS will reimburse the buyer for the microwave relocation costs incurred to clear the spectrum bought from such Affiliate or its Related Parties that the buyer will need to use to operate the Service Area Network as constructed on the date that the buyer purchases such Operating Assets. If the buyer does not meet the FCC requirements to buy such Affiliate's Licenses, the buyer will seek a waiver from the FCC of the restrictions that prohibit the buyer's ownership of such licenses. While any such FCC application is pending and while the buyer is clearing the microwave from an Affiliate's spectrum, the buyer may continue to use Sprint PCS' Spectrum on which the Service Area Network operates. Sprint PCS will sell its Disaggregated Licenses as described in Sections 6(b)(iv)(B), 6(b)(iv)(C) and 6(b)(iv)(D) only in those BTAs in which (1) such Affiliate or its Related Parties do not own a license or the obligation to sell the license is unenforceable, (2) the FCC will not approve the transfer of such Affiliate's License to the buyer, or (3) Sprint PCS determines that it does not wish to reimburse the buyer for the cost of the microwave relocation.

                        (B) If the buyer, an entity with respect to which such buyer directly or indirectly through one or more persons owns the total voting power or at least 50% of the total voting power or at least 50% of the total equity (a "controlled entity"), an entity that directly or indirectly through one or more persons has a parent entity that owns at least 50% of the voting power or at least 50% of the total equity of both the buyer and the common controlled entity (a "common controlled entity"), owns a license to provide wireless service to at least 50% of the pops in a BTA with respect to which such buyer proposes to purchase Spectrum (each a "Restricted Party" with respect to such BTA), the buyer may buy only 5 MHZ of Spectrum from Sprint PCS for such BTA.

                        (C) If the buyer is not a Restricted Party for a BTA with respect to which such buyer proposes to purchase Spectrum, and either does not satisfy the Successor Manager Requirements (other than those set forth in Section 13(b) of this Consent and Agreement) or does not wish to be a Successor Manager, then the buyer may buy 5 MHZ, 7.5 MHZ or 10 MHZ of Spectrum from Sprint PCS as the buyer determines in its sole discretion.

                        (D) If Sprint PCS sells a Disaggregated License to a buyer as required under this Section 6(b)(iv), the buyer must pay a price equal to the sum of (1) the original cost of the applicable License to Sprint PCS pro rated on a pops and spectrum basis, plus
      (2) the microwave relocation costs paid by Sprint PCS attributable to clearing the Spectrum in the Disaggregated License, plus (3) the amount of carrying costs to Sprint PCS attributable to such original cost and microwave relocation costs from the date of this Consent and Agreement to and including the date on which the Disaggregated License is transferred to the buyer, based on a rate of 12 percent per annum.

            (c) No Direct Solicitation of Customers. Upon the sale of the Collateral or the Disaggregated License in accordance with this Consent and Agreement pursuant to Section 6(b)(ii), then the Sprint Parties agree to transfer to the buyer thereof the customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS shall retain the customers of a national account and any resellers who are then party to a resale agreement with Sprint PCS. Each Sprint Party agrees to take all actions reasonably requested by the buyer of the Collateral to fully transfer to such purchaser such customers. Each Sprint Party agrees that neither it nor any of its Related Parties will directly or indirectly solicit, for six months after the date of transfer, the customers with a MIN assigned to the Service Area covered by the Disaggregated License; provided, that Sprint PCS retains the customers of a national account and any resellers that have entered into a resale agreement with Sprint PCS, Sprint PCS may advertise nationally, regionally and locally, and engage direct marketing firms to solicit customers generally. If the buyer continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint PCS's network, the buyer and Sprint PCS shall each agree to provide roaming services to the other (in the case of Sprint PCS, the roaming services shall be provided to those customers of buyer in the geographic area serviced by the Disaggregated License roaming nationally and, in the case of buyer, the roaming services shall be provided to those customers of Sprint PCS roaming in the geographic area covered by the Disaggregated License) pursuant to a roaming agreement to be entered into between buyer and Sprint PCS and to be mutually agreed upon so long as such agreement is based on Sprint PCS's then standard roaming agreement used by Sprint PCS in the industry and the price that each party shall pay the other party for roaming services provided to the first party shall be a price equal to the lesser of: (1) MFN Pricing provided by buyer to third parties roaming in the geographic area serviced by the Disaggregated License; and (2) the national average paid by Sprint PCS to third parties for Sprint PCS's customers to roam in such third parties' geographic areas (including Other Managers). Such obligations with respect to roaming shall continue until such roaming agreement is terminated pursuant to its terms. The buyer shall agree in writing that if it continues to operate the purchased assets as a wireless network in the same geographic area on a network that is technologically compatible with Sprint PCS's network, the buyer shall, to the extent required by law, provide resale to Sprint PCS in the geographic area covered by the Disaggregated License at the MFN Pricing that buyer charges third parties who purchase resale from buyer; provided, however, if buyer is not offering resale to any other customers then pricing of resale provided to Sprint PCS shall be as mutually agreed; and provided, further, however, whether or not buyer is required by law to offer such resale, buyer shall offer such resale (on the terms described in this sentence) to national customers of Sprint PCS.

            (d) Deferral of Portion of Collected Revenues. (i) Under
      Section 10.1.1 of each Management Agreement, Sprint PCS retains 8% of the Collected Revenues on a weekly basis (the "Retained Amount"). Following an Acceleration and for up to two years after such Acceleration, Sprint PCS shall retain only one half of the Retained Amount with respect to each Affiliate, and the remaining one half of the Retained Amount shall be advanced to the relevant Affiliate (or, if so directed by the Administrative Agent pursuant to Section 2 hereof, to the Administrative Agent) at the time the weekly fee provided under Section 10.1.1 of the relevant Management Agreement is paid; provided, that after the first anniversary of the Acceleration Date, Sprint PCS shall retain the entire Retained Amount of each Affiliate if Sprint PCS is not serving as the Interim Manager.

                  (ii) The portion of the Retained Amount advanced to any Affiliate (or, if so directed by the Administrative Agent pursuant to Section 2 hereof, to the Administrative Agent) (the "Deferred Amount") shall be evidenced by a promissory note executed by such Affiliate contemporaneously with this Consent and Agreement in the form of Exhibit B hereto (the "Deferred Amount Note").

                  (A) Amounts will be drawn on the Deferred Amount Note
            each time Sprint PCS advances a Deferred Amount to such Affiliate or the Administrative Agent.

                  (B) The Deferred Amount Note will bear interest at a rate
            equal to the greatest of (I) the average interest rate of Borrower's secured debt, (II) the average rate of Borrower's unsecured debt, and (III) Sprint PCS' cost of capital.

                  (C) The Deferred Amount Note shall mature on the earlier
            of (I) the date on which a Successor Manager is qualified and assumes such Affiliate's rights and obligations under the Sprint Agreements, and (II) the date on which the Operating Assets are purchased by a third-party buyer, or on which a stock or other equity acquisition, merger, consolidation or other transaction resulting in the indirect transfer of the Operating Assets to a third- party buyer (an "Indirect Transfer") is consummated.

                  (iii) In the event a Successor Manager assumes any of the obligations of an Affiliate under the Sprint Agreements, such Successor Manager shall also assume the obligations under the Deferred Amount Note. In the event that the Operating Assets of any Affiliates are sold to a third party buyer or an Indirect Transfer is consummated, the obligations of such Affiliate under the Deferred Amount Note shall be subordinate to Borrower's obligations to its secured lenders.

                  (iv) After the two-year anniversary of the Acceleration, or earlier if a Successor Manager is appointed or if Sprint PCS is not serving as the Interim Manager, Sprint PCS will again retain the full Retained Amount.

            (e) Payment of Obligations; Release and Assignment of Rights. The term "Obligations" means the amount equal to the Obligations, after taking into consideration any amounts received from the Guarantors.

            If Sprint PCS purchases the Operating Assets of the Affiliates or the Pledged Equity as permitted under Section 6(a) or Section 10, and the Obligations have been paid in full and the Credit Agreement and all Commitments have terminated or been assigned to a Sprint Party: (i) the Guarantors will have no right to any amounts paid by Sprint PCS pursuant to such purchase (except to the extent such purchase is pursuant to Section 6(a) and the amount paid by Sprint PCS exceeds the amount of the Obligations and is not payable to other creditors of Borrower or an Affiliate); (ii) the Administrative Agent will, at the election of Sprint PCS, either release or assign to Sprint PCS all Security Interests in the Collateral and all Additional Security Interests in the Additional Collateral and release or assign to Sprint PCS all rights related to the Loan Documents and the Guarantee Documents and all future payments under the Loan Documents and the Guarantee Documents; and (iii) the Guarantors will, at the election of Sprint PCS, release or assign to Sprint PCS, any and all rights they have against the Collateral and the Additional Collateral or arising out of any payment to the Administrative Agent or any Sprint Party with respect to the Loan Documents or the Guarantee Documents.

      SECTION 7. No Limits on Remedies. Nothing contained in this Consent and Agreement shall limit any rights of the Administrative Agent or Lenders to Accelerate. Except as expressly provided herein, nothing contained in this Consent and Agreement shall limit any rights or remedies that the Administrative Agent or the Lenders may have under the Loan Documents or applicable law. The Administrative Agent may not sell, lease, assign, convey or otherwise dispose of the Collateral other than as permitted under this Consent and Agreement.

      SECTION 8. Rights and Obligations of Interim Manager. The Interim Manager may collect a reasonable management fee for its services; provided, that if Sprint Spectrum or a Related Party of Sprint PCS acts as Interim Manager, such management fee shall not exceed the direct expenses relating to Sprint Spectrum or such Related Party employees for the actual time spent by such employees when performing the function of Interim Manager and Sprint Spectrum's or such Related Party's out-of-pocket expenses. Such direct expenses shall include such employees' salaries and benefits, and the out-of-pocket and accrued expenses allocated to such employees. If Sprint Spectrum is the Interim Manager, the management fee will be paid out of the 92% Management Fee that Sprint PCS pays under each of the Alamosa Management Agreements, and will be in addition to the fees it receives under the Alamosa Services Agreements. Sprint PCS shall collect such management fee by setoff against the fees and any other amounts payable to an Affiliate under the Sprint Agreements. The Interim Manager will be required to operate each of the Service Area Networks in accordance with the terms of the Alamosa Sprint Agreements and will be subject to all of the requirements and obligations of such agreements, but will not be required to assume the existing liabilities of any Affiliate.

      SECTION 9. Rights to Cure. Neither the provisions of this Consent and Agreement nor any action of the Administrative Agent or any Sprint Party shall require the Administrative Agent, any Lender or any Sprint Party to cure any default of any Affiliate under the Alamosa Sprint Agreements or to perform under Alamosa the Sprint Agreements, but shall only give it the option to do so except to the extent otherwise required by this Consent and Agreement. Sprint PCS may exercise its rights under Section 11.6.3 of the Alamosa Management Agreements upon an Event of Termination, whether such situation arises while an Affiliate, Sprint Spectrum, an Administrative Agent Designee or a Sprint Spectrum Designee is acting as Interim Manager and notwithstanding any other provision of this Consent and Agreement; provided, that the right to reimbursement for any expenses incurred in connection with such cure shall be unsecured and until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, the Person or Persons entitled thereto shall not receive such reimbursement, except as specifically provided in Section 4(b) or Section 5(b) of this Consent and Agreement. Sprint PCS shall not be permitted to deduct or setoff from its payments to an Affiliate any such amounts it is not entitled to receive under this Section and shall not take any action of any type to attempt to collect such reimbursement and the failure to be so reimbursed shall not constitute a Management Agreement Breach. In the event that Sprint PCS receives any payments or distributions that it is not entitled to receive under this Section, such payments shall be held in trust for, and promptly turned over to, the parties entitled thereto. If Sprint PCS has designated a third party to take action under Section 11.6.3 of the Alamosa Management Agreements, before taking any such action such third party shall enter into an agreement with Administrative Agent providing that such third party agrees to the provisions of this Section 9 as if it were a party hereto. Until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, Sprint PCS shall not be entitled to exercise any other remedies under the Alamosa Sprint Agreements, including, without limitation, the remedy of terminating the Alamosa Sprint Agreements (except to the extent permitted under Sections 6(b)(ii)(A) and 12 of this Consent and Agreement) or the remedy of withholding any payment set forth in Section 10 of the Alamosa Management Agreements (subject to Sprint PCS's rights of setoff or recoupment with respect to such payments as permitted under Sections 2, 4(b), 5(b) and 9 of this Consent and Agreement). Until such time as the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, notwithstanding anything to the contrary contained in Section 2.3 of the Alamosa Management Agreements, in no event shall any Person other than an Affiliate or a Successor Manager be a manager or operator for Sprint PCS with respect to the Wireless Mobility Communications Network in any Service Area and neither Sprint PCS nor any of its Related Parties shall own, operate, build or manage another Wireless Mobility Communications Network in any Service Area, except to the extent provided in Sections 2.3(a), (b),
(c) or (d) of the Alamosa Management Agreements and except to the extent that the Alamosa Sprint Agreements are terminated in accordance with
Section 6(b)(ii)(A) of this Agreement. The Administrative Agent acknowledges and agrees that Sprint PCS shall also have the right to cure an Event of Default or to assist an Affiliate in curing an Event of Default but only to the extent Borrower has the right to so cure under the Loan Documents, as applicable (it being understood that the act of Sprint PCS curing an Event of Default shall not constitute an independent Event of Default unless the act itself would otherwise constitute a Default (e.g. a sale of assets not otherwise permitted by the Loan Documents)), including but not limited to Sprint PCS's providing Borrower the funds necessary to operate or meet certain financial covenants in the Loan Documents. The Administrative Agent shall have the right to cure any Management Agreement Breach.

      SECTION 10. Sprint PCS's Right to Purchase Obligations, Operating Assets, or Pledged Equity. (a) Following the Acceleration Date and until the 60-day anniversary of the filing of a bankruptcy petition by or with respect to any of Borrower or the Affiliates, Sprint PCS shall have the right to purchase the Obligations under, and as defined in, the Credit Agreement, by repaying the Obligations in full in cash. In the event that Sprint PCS purchases the Obligations within 60 days immediately following the earlier of (i) the Acceleration Date and (ii) the date of the filing of the first bankruptcy petition by or with respect to any of Borrower or the Affiliates, Sprint PCS may in lieu of purchasing the total amount of the Obligations, purchase all Obligations other than the accrued interest with respect thereto for a purchase price equal to the amount of the Obligations other than such accrued interest and any fees and expenses that are unreasonable, in which case, such accrued interest and unreasonable fees and expenses shall remain due and owing by Borrower to the Lenders. For clarity, the time period within which Sprint PCS shall have the right to purchase the Obligations under this Section 10(a) or the Operating Assets or Pledged Equity under Section 10(b) shall commence when the first bankruptcy petition in respect of Borrower or any Affiliate shall be filed, and such time period shall not be restarted by any subsequent filing of a bankruptcy petition in respect of any other Affiliate or, if the first such petition was filed in respect of an Affiliate, the Borrower.

      (b) In the event that the Administrative Agent acquires the Operating Assets or takes title to the Pledged Equity, Sprint PCS shall have the right to purchase the Operating Assets or the Pledged Equity from the Administrative Agent during the limited period of time provided in and otherwise in accordance with this Section 10(b) by paying to the Administrative Agent in cash an amount equal to the sum of the aggregate amount paid (by credit against the Obligations or otherwise) by the Administrative Agent or the Lenders for the Operating Assets or Pledged Equity, as the case may be, plus the aggregate amount of any remaining unpaid Obligations. Administrative Agent shall give Sprint PCS notice of any acquisition of the Operating Assets or the Pledged Equity by the Administrative Agent promptly following the date of final consummation of such acquisition (the "Acquisition Notice"). Sprint PCS shall, within 60 days of receipt of a valid Acquisition Notice, give the Administrative Agent (and Borrower in the case of a purchase of the Pledged Equity) notice of its intent to exercise its purchase right under this Section 10(b). In the event Sprint PCS gives the Administrative Agent written notice of its intent to purchase the Operating Assets or the Pledged Equity, the Administrative Agent agrees that it shall provide Sprint PCS the right to purchase the Operating Assets or Pledged Equity, as the case may be, until the earlier to occur of (i) expiration of the period consisting of 120 days after Sprint PCS' receipt of a valid Acquisition Notice (or such later date that shall be provided for in the purchase agreement and acceptable to the Administrative Agent in its sole discretion to close the purchase of the Operating Assets or Pledged Equity) or (ii) receipt by Administrative Agent from Sprint PCS of written notice that Sprint PCS has determined not to proceed with the closing of the purchase of the Operating Assets or Pledged Equity. If Sprint PCS at any time purchases the Operating Assets or Pledged Equity as permitted under this Section 10, the Administrative Agent and the Guarantors will release or assign their interest in the Collateral, the Loan Documents and the Guaranty Documents as described in Section 6(e) upon payment in full of the aggregate amount of the Obligations. Notwithstanding the foregoing, in the event that a bankruptcy petition is filed by or with respect to any Affiliate, Sprint PCS shall again have the right to purchase the Operating Assets or the Pledged Equity from the Administrative Agent by repaying the Obligations in full in cash, by giving the Administrative Agent notice of its intent to exercise such purchase right no later than 60 days following the date of filing of the first such bankruptcy petition in respect of any of the Affiliates. In the event Sprint PCS gives the Administrative Agent written notice of its intent to purchase the Operating Assets or the Pledged Equity, the Administrative Agent agrees that it shall provide Sprint PCS the right to purchase the Operating Assets or the Pledged Equity for 120 days from the date of filing of the bankruptcy petition; provided, that if the purchase requires bankruptcy court approval, then Sprint PCS shall diligently seek to obtain such approval and such period within which Sprint PCS shall consummate the purchase shall be extended until the earliest of (i) the later of 120 days from the date of filing of the bankruptcy petition or 5 days after Sprint PCS receives such bankruptcy court approval, (ii) the date on which an order is issued by a court with competent jurisdiction that denies Sprint PCS' application for such approval and such order may no longer be appealed by Sprint PCS, (iii) the date on which Sprint PCS gives the Administrative Agent written notice that Sprint PCS has determined not to proceed with such purchase, and (iv) the date on which an order is issued by a court with competent jurisdiction that approves the sale of the Operating Assets or the Pledged Equity to a third party and such order may no longer be appealed by Sprint PCS.

            (c) If at any time during the period described in Section 10(a) or 10(b) above or thereafter the Administrative Agent receives any purchase offer for the Operating Assets, the Pledged Equity or the Obligations, as applicable, that is acceptable to the Administrative Agent, the Administrative Agent shall exercise reasonable efforts to obtain the consent of the offeror to deliver a copy of such offer to Sprint PCS and Sprint PCS shall have the right to purchase the Operating Assets, the Pledged Equity or the Obligations, as applicable, on terms and conditions at least as favorable to the Administrative Agent as the terms and conditions proposed in such offer so long as within 14 Business Days after Sprint PCS's receipt of such other offer Sprint PCS offers to purchase the Operating Assets, the Pledged Equity or the Obligations, as applicable, and so long as the conditions of Sprint PCS's offer and the amount of time it will take Sprint PCS to effect such purchase is acceptable to the Administrative Agent and the Lenders.

            (d) If Sprint PCS at any time purchases the entirety of the Obligations as provided in this Section 10, the Administrative Agent shall assign and transfer or cause the Lenders to assign and transfer to Sprint PCS all rights and interests in, to and under all of the Loan Documents, including but not limited to all security interests, liens, financing statements, guaranties (including the Guarantee Documents) and other credit enhancements related to such Loan Documents, and all rights and claims thereunder (collectively referred to as the "Loan Document Rights"). If Sprint PCS purchases all Obligations other than accrued interest (as permitted in the second sentence of Section 10(a) above), then the Administrative Agent shall assign and transfer or cause the Lenders to assign and transfer to Sprint PCS all Loan Document Rights, except that if Sprint PCS receives payment in full of all Obligations due under the Loan Documents (including the amount it did not pay the Administrative Agent, as permitted in the second sentence of Section 10(a) above), it shall pay such amount to the Administrative Agent unless the Administrative Agent has already received payment of such amount. If Sprint PCS at any time purchases the entirety or less than all of the Obligations, the Guarantors will release any and all rights they have against the Collateral or arising out of any payment to the Administrative Agent or any Sprint Party with respect to the Loan Documents or their Guaranty Documents.

      SECTION 11. Foreclosure. Upon the Administrative Agent or any Lender or any other Person that meets the Successor Manager Requirements acquiring the Operating Assets and the Sprint Agreements of an Affiliate, then such Person shall be entitled to exercise any and all rights of an Affiliate under such Sprint Agreements in accordance with the terms of such Sprint Agreements and each Sprint Party will thereupon comply in all respects with such exercise by such Person and perform its obligations under such Sprint Agreements and this Consent and Agreement for the benefit of such Person. Each Sprint Party agrees that the Administrative Agent or any Lender may (but shall not be obligated to), subject to and in accordance with the terms of this Consent and Agreement, assign its rights and interests acquired in the Operating Assets and the Sprint Agreements of an Affiliate to any buyer or transferee thereof and, in the event the buyer wishes to become a party to such Sprint Agreements and such buyer satisfies the Successor Manager Requirements, such buyer shall be bound by such Sprint Agreements; provided, that buyer shall have no responsibility or liability to any Person other than a Sprint Party and a Related Party of a Sprint Party arising out of such Affiliate's operations prior to the date buyer becomes bound by such Sprint Agreements. In such case such Sprint Agreements shall remain in full force and effect with the buyer as Successor Manager and this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person. Sprint PCS agrees, with respect to any past failure of an Affiliate to perform any obligation under the Sprint Agreements, that the Successor Manager shall have the same amount of time to perform such obligation that an Affiliate had under the Sprint Agreements, with the performance period commencing on the date on which the buyer becomes a Successor Manager. Sprint PCS shall permit the performance period set forth in the Management Agreement to be extended for such period of time that Sprint PCS believes is reasonable to allow Successor Manager to perform such unperformed obligations.

      SECTION 12. Trademarks and Service Marks. In the event the Administrative Agent forecloses on its security interest in any of the License Agreements and transfers such License Agreements to a Person who does not meet the Successor Manager Requirements, then Sprint PCS shall have the right to terminate such License Agreements and cause the Administrative Agent to release its security interest in such License Agreements immediately prior to such transfer.

      SECTION 13. Interim Manager and Successor Manager Requirements. To qualify as an Interim Manager or a Successor Manager, the Person must satisfy each of the following "Successor Manager Requirements," as applicable:

            (a) The Person must not during the three-year period immediately preceding the date of determination have materially breached any material agreement with Sprint Spectrum or its Related Parties that resulted in the exercise of a termination right or in the initiation of judicial or arbitration proceedings;

            (b) The Person must not be one of the Persons identified on
      Schedule 13 (a "Schedule 13 Person"); provided, that no Other Manager under any Sprint PCS Management Agreement may be identified on
      Schedule 13;

            (c) In the case of a Successor Manager, the Person must meet a reasonable Person's credit criteria (taking into consideration the circumstances), it being understood that such criteria is satisfied if the financial projections contained in the business plan such Person submits to Sprint PCS shows the ability to service its indebtedness and meet the build-out requirements contained in the Build-out Plan; and

            (d) The Person must agree to be bound by the terms of the Sprint Agreements as if an original party thereto; provided, in the case of an Interim Manager, the Person must also execute a separate confidentiality agreement in the form attached as Exhibit A with such changes thereto as may be reasonably requested by the parties to the agreement, but the Person is not required to assume the existing liabilities of an Affiliate.

      The Administrative Agent, each Lender and each of their wholly-owned subsidiaries or entities who wholly-own such entities shall be deemed to satisfy Sections 13(a), (b) and (c) of the preceding "Successor Management Requirements".

      SECTION 14. Management Agreement. Sprint PCS agrees that it will not exercise its right under any Management Agreement to purchase the Operating Assets of an Affiliate or to sell the Disaggregated License to an Affiliate if before, or after giving effect to such exercise, there would exist a Default or Event of Default under the Credit Agreement, unless Sprint PCS pays the aggregate amount of the Obligations as a condition of the exercise of such right and the Credit Agreement shall have been terminated in connection with such payment. Sprint PCS agrees that until the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, a failure to pay any amount by any Related Party of an Affiliate under any agreement with Sprint PCS or any of its Related Parties (other than the Management Agreement, the Services Agreement or the License Agreements) shall not constitute a Management Agreement Breach for any purpose. Subject to regulatory approval in connection with any such sale, Sprint PCS agrees that it shall always maintain the ability to sell the Disaggregated License in accordance with this Consent and Agreement. Sprint PCS shall own at least 10 MHZ of Spectrum in each Service Area until the first to occur of the following events: (i) the Obligations have been paid in full in cash and all commitments to advance credit under the Credit Agreement have terminated or expired, (ii) the sale by Sprint PCS of the Spectrum pursuant to this Consent and Agreement shall be effected, (iii) the sale of the Operating Assets pursuant to this Consent and Agreement, and (iv) the termination of the Alamosa Management Agreements. Sprint PCS acknowledges that the financing provided to Borrower pursuant to the Loan Documents complies with
Section 1.7 of each of the Alamosa Management Agreements, as amended ("Section 1.7"), and that Section 11.3.6 of each of the Alamosa Management Agreements shall no longer be applicable with respect to such Affiliate so long as Borrower makes the capital contributions to the Affiliates in the amounts and by the deadlines required under Section 1.7 of each Affiliate. Notwithstanding anything to the contrary contained in Section 12.2 of the Management Agreement, the Administrative Agent, the Lenders, and any Successor Manager or buyer of the Operating Assets or Disaggregated License shall be permitted to disclose Confidential Information (as defined in the Management Agreement) (i) to the extent required by law, rule or regulation, (ii) to any regulator or any regulatory body regulating such entity, (iii) to any rating agency in connection with requirements applicable to such Person and (iv) to the lawyers and accountants for any such Persons.

      SECTION 15. Administrative Agent and Eligible Assignees. The Administrative Agent and each Lender must be an Eligible Assignee. "Eligible Assignee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in rule 144A of the Securities Act; provided, that prior to the 61st day after the filing of a bankruptcy petition by or with respect to an Affiliate, in no event may any Person that is engaged in or that controls, is controlled by or is under common control with any Person engaged in, the telecommunications service business in the United States (other than Sprint Corporation and its subsidiaries), be an Eligible Assignee, it being understood that no small business investment corporation that is ultimately owned by an Eligible Assignee that is subject to Regulation Y shall be deemed to be controlled by or under common control with such Eligible Assignee; and provided further, that after the filing of such bankruptcy petition in no event may a Schedule 13 Person be an Eligible Assignee.

      SECTION 16. Sprint Party Representations. Each Sprint Party represents and warrants to the Administrative Agent, as of the Closing Date
(a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary corporate and partnership action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; provided, that the transfer of Spectrum as contemplated under this Consent and Agreement will require regulatory approval (which each Sprint Party agrees to use its commercially reasonable efforts to obtain); (b) this Consent and Agreement is a legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; (c) the Alamosa Sprint Agreements are in full force and effect and have not been amended, supplemented or modified; (d) as of the date of execution hereof, to the knowledge of the Sprint Parties, no Event of Termination has occurred and is continuing (without regard to any requirement of the delivery of written notice necessary to the occurrence of an Event of Termination under Section 11.3 of the Management Agreement), provided, that Sprint PCS that Sprint PCS has conducted at least one compliance audit with respect to each Affiliate, which audits revealed some situations that are not presently treated as Management Agreement Breaches or Events of Termination, but that if not cured could be treated as Management Agreement Breaches and Events of Termination; (e) on the date each Management Agreement was executed Sprint PCS owned, and on the date hereof Sprint PCS owns, 10 MHZ or more of Spectrum in each Service Area; and (f) the only existing agreements or arrangements between Borrower or an Affiliates, on the one hand, and Sprint Corporation or any of its subsidiaries, on the other hand, are listed on
Schedule 16(f).

      SECTION 17. Administrative Agent Representations. The Administrative Agent represents and warrants to Sprint PCS, as of the Closing Date (a) its execution, delivery and performance of this Consent and Agreement has been duly authorized by all necessary corporate action, and does not and will not require any further consents or approvals that have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or materially breach any agreement presently in effect with respect to or binding on it; (b) this Consent and Agreement is a legal, valid and binding obligation of the Administrative Agent enforceable against it in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be limited by equitable defenses and by the discretion of the court before which any proceeding may be brought; (c) at the time of the execution hereof, the only Lenders are the Administrative Agent, Toronto Dominion (Texas), Inc., First Union National Bank, Export Development Corporation, The Bank of Nova Scotia, Fortis Capital Corporation, Westdeutsche Landesbank Girozentrale, Societe Generale, CoBank, ACB, Franklin Floating Rate Trust, Franklin Floating Rate Master Series, General Electric Capital Corporation, IBM Credit Corporation and Oppenheimer Senior Floating Rate Fund, and each Lender is an Eligible Assignee; (d) as of the date of execution hereof, to the knowledge of the Administrative Agent, no Event of Default has occurred and is continuing; and (e) the Guarantee Documents have been duly executed and delivered to the parties to such agreements.

      SECTION 18. Successors and Assigns. This Consent and Agreement shall be binding upon the successors and assigns of the parties hereto and shall inure, together with the rights and remedies of the parties hereunder, to the benefit of their respective successors and assigns. In the event a Sprint PCS Network is sold in accordance with the related Management Agreement, the buyer thereof will assume the obligations of the Sprint Parties hereunder and under all the other related Sprint Agreements other than the related Sprint Trademark and Service Mark License Agreement; provided, however, the buyer of such Sprint PCS Network shall enter into an agreement with each Affiliate on substantially the same terms as such Sprint Trademark and Service Mark License Agreement with respect to such buyers' trademarks, service marks, brands, etc. In the event a Successor Manager becomes a party to the Alamosa Sprint Agreements as provided in this Agreement, this Consent and Agreement shall remain in full force and effect for the benefit of the Successor Manager and any Person providing senior secured debt financing to such Successor Manager if required by such Person and if such Successor Manager and its Related Parties acknowledge this Consent and Agreement in the manner the Borrower and its Related Parties have acknowledged it.

      SECTION 19. Amendment. Neither this Consent and Agreement nor any provision herein may be waived except pursuant to an agreement or agreements in writing entered into by Sprint PCS, the Administrative Agent, Borrower and the Affiliates, and neither this Consent and Agreement nor any provision herein may be amended or modified except pursuant to an agreement or agreements in writing entered into by Sprint PCS, the Administrative Agent, Borrower and the Affiliates; provided, however, that no consent of Borrower or the Affiliates shall be necessary for any amendment or modification to this Consent and Agreement made pursuant to or in accordance with Section 25 hereof, unless such amendment or modification could reasonably be expected to be materially adverse to Borrower or an Affiliate. The Administrative Agent and each Lender (and its successors and assigns) shall be bound by any modification or amendment authorized by this
Section 19. No amendment or waiver or effective amendment or waiver entered into in violation of this Section 19 shall be valid.

      SECTION 20. APPLICABLE LAW. THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 21. Notices. Notices and other communications provided for in this Consent and Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

            (a)  if to Sprint  PCS, to it at:

                  Sprint Spectrum L.P.
                  4900 Main, 12th Floor
                  Kansas City, Missouri, 64112

                  Telephone No.:  (816) 559-1000
                  Telecopier No.:  (816) 559-1290
                  Attention: Chief Executive Officer

                  with a copy to:

                  4900 Main, 11th Floor
                  Kansas City, Missouri, 64112

                  Telephone No.:  (816) 559-1000
                  Telecopier No.:  (816) 559-2591
                  Attention: General Counsel

            (b)  if to the Administrative Agent, to it at:

                  Citicorp USA, Inc.
                  Two Penns Way
                  Suite 200
                  New Castle, Delaware 19720
                  Telephone No.:  (302) 894-6013
                  Telecopier No.:  (302) 894-6120
                  Attention:  Bilal Aman

                  with a copy to:

                  Salomon Smith Barney, Inc.
                  390 Greenwich Street
                  1st Floor
                  New York, New York 10013
                  Telephone No.:  (212) 723-6662
                  Telecopier No.:  (212) 723-8547
                  Attention:  James Garvin

                  and

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, NY 10019
                  Telephone No.:  (212) 474-1500
                  Telecopier No.:  (212) 474-3700
                  Attention:  B. Robbins Kiessling

            (c)   if to Borrower or to Affiliate, to it at:

                  Alamosa LLC
                  5225 South Loop 289
                  Lubbock, TX  79424
                  Telephone No.:  (806) 722-1100
                  Telecopier No.:  (806) 722-1127
                  Attention:  David Sharbutt

                  with a copy to:

                  Crenshaw, Dupree & Martin
                  P.O. Box 1499
                  Lubbock, TX 79408
                  Telephone No.: (806) 762-5221
                  Telecopier No.:  (806) 762-3510
                  Attention: Jack McCutchin, Jr.

All notices and other communications given to any party hereto in accordance with the provisions of this Consent and Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five (5) business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 21 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 21.

      SECTION 22. Counterparts. This Consent and Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

      SECTION 23. Severability. Any provision of this Consent and Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision with valid provisions the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision.

      SECTION 24. Termination.This Consent and Agreement shall terminate and be of no further force and effect upon the first to occur of the following: (i) the Obligations are paid in full and the Credit Agreement and all Commitments are terminated; and (ii) the Alamosa Sprint Agreements terminate.

      SECTION 25. Amendments to Form Consent and Agreement. If Sprint PCS modifies or amends the form of Consent and Agreement it enters into with another lender in connection with a loan to an Other Manager that is syndicated or intended to be syndicated (i.e., a loan sold or participated, or intended to be sold or participated, in whole or in part to at least three financial institutions or investment funds) and where the pops in the Service Area of the Other Manager exceed 5 million, then Sprint PCS agrees to give the Administrative Agent the right to so amend this Consent and Agreement, subject to the provisions of clauses (a), (b) and (c) below. Sprint PCS agrees to give the Administrative Agent written notice of such modifications and amendments and, at the request of Administrative Agent, to amend this Consent and Agreement in the same manner; provided, that: (a) Sprint PCS will not modify this Consent and Agreement to incorporate changes made for the benefit of a lender because of circumstances related to a particular Other Manager, subject to the limitations set forth below;
(b) the Administrative Agent must agree to make all (or none) of the changes made for the other lender and the Other Manager, unless Sprint PCS agrees to allow the Administrative Agent to make only some of the changes; and (c) if such amendment to this Consent and Agreement could reasonably be expected to be materially adverse to Borrower or an Affiliate, such amendment shall not be made without the prior written consent of Borrower and all affected Affiliates (although the withholding of such consent by Borrower or an Affiliate will result in none of the changes being made to this Consent and Agreement because of the requirements of clause (b) above).

      For purposes of subsection (a) in the preceding paragraph, Sprint PCS will not deem the following changes to be made because of circumstances related to a particular Other Manager: (i) any form of recourse to Sprint PCS or other similar form of credit enhancement; (ii) any change in Sprint PCS's right to purchase Operating Assets or Obligations; (iii) any change in an Affiliate's, Administrative Agent's or Lenders' right to sell the Collateral or purchase the Disaggregated License (including, without limitation, any rights of first refusal and the purchase price of the Disaggregated License); (iv) any change in the ownership status, terms of usage or amount of Disaggregated License utilized by an Affiliate; (v) any material change in the flow of revenues between Sprint Spectrum and an Affiliate excluding changes related to the pricing of direct or indirect fees, but including any subordination of direct or indirect fees or other amounts or costs due under the Sprint Agreements or hereunder to Sprint PCS; (vi) any change to obligations required to be assumed by, or qualifications for, any Interim or Successor Manager, including changes in the time period or terms under which Sprint PCS agrees to remain as Interim Manager; (vii) any changes in confidentiality, non-compete or Eligible Assignee language, including changes to Schedule 13; (viii) any clarifications of FCC compliance issues; (ix) the issuance of legal opinions; (x) any change in the circumstances under, or procedures by which, an Interim Manager or Successor Manager is appointed; or (xi) any change to this Section 25.



         [The remainder of this page is intentionally left blank.]



      IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be executed by their respective authorized officers as of the date and year first above written.

                                  SPRINT SPECTRUM L.P.


                                  By:
                                        ------------------------------
                                        Thomas E. Mateer,
                                        Vice President - Affiliations


                                  SPRINTCOM, INC.


                                  By:
                                        ------------------------------
                                        Thomas E. Mateer,
                                        Vice President - Affiliations


                                  WIRELESSCO, L.P.

                                  By:
                                        ------------------------------
                                        Thomas E. Mateer,
                                        Vice President - Affiliations


                                  COX COMMUNICATIONS PCS, L.P.

                                  By:
                                        ------------------------------
                                        Thomas E. Mateer,
                                        Vice President - Affiliations


                                  COX PCS LICENSE, LLC

                                  By:
                                        ------------------------------
                                        Thomas E. Mateer,
                                        Vice President - Affiliations


                                  SPRINT COMMUNICATIONS COMPANY, L.P.


                                  By:
                                        ------------------------------
                                        Ed Mattix,
                                        Senior Vice President - Public Affairs


                                  CITICORP USA, INC
                                  for itself and as Administrative Agent

                                  By:
                                        ------------------------------------
                                        J. Douglas Harvey
                                        Vice President and Managing Director



      Acknowledgment, Consent and Agreement of Borrower and Affiliates

      Each of the undersigned, Borrower and the Affiliates, (i) has reviewed this Consent and Agreement, (ii) acknowledges, consents and agrees to the terms and provisions of this Consent and Agreement, and (iii) agrees to be bound by the terms and provisions of this Consent and Agreement, including, without limitation, such terms and provisions that affect Borrower and such Affiliate, and their respective assets and rights under the Alamosa Sprint Agreements. Without limiting the generality of the foregoing, Borrower and each Affiliate each acknowledges and agrees that :
(A) the right to appoint an Interim Manager is intended to allow the right and ability to preserve and/or protect the Collateral or its value and each Service Area Network or its value; (B) in the event of the sale of the Collateral by the Administrative Agent, the value of the Collateral may be dependent on the right of the Person purchasing the Collateral to assume or be a party to the applicable Sprint Agreements and acknowledges that any sale of the Collateral in accordance with Sections 6 and 10 hereof, the other provisions of this Consent and Agreement and, to the extent not inconsistent with this Consent and Agreement, the Loan Documents, is agreed to be a commercially reasonable disposition of the Collateral by Administrative Agent; and (C) Borrower and each Affiliate agrees to be liable for and to reimburse Sprint Spectrum or the Sprint Spectrum Designee all amounts expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Management Agreements as described in Sections 4(b) and 5(b) of this Consent and Agreement, and to cause the other Affiliates to perform their obligations under the Alamosa Sprint Agreements and this Consent and Agreement.

      Borrower also agrees as follows:

            1. It will not use the proceeds from any of the Loan Documents or from any other loan or extension of credit to which this Consent and Agreement relates for any purpose other than to (a) contribute or loan such proceeds to the Affiliates, (b) pay the cash portion of the merger consideration to the Targets (as that term is defined in the Commitment Letter), (c) refinance existing indebtedness under the EDC Facility, the Roberts Facility and the WOW Facility (as those terms are defined in the Commitment Letter), and (d) pay the Transaction Costs (as that term is defined in the Commitment Letter).

            2. Borrower agrees to promptly give Sprint PCS a copy of any notice it receives from the Administrative Agent or any Lender, and a copy of any notice Borrower gives to Administrative Agent or any Lender.

            3. Borrower agrees to give Sprint PCS a copy of all financial information it gives the Administrative Agent or any Lender.

                                    ALAMOSA HOLDINGS, LLC
                                    a Delaware limited liability company


                                    By:
                                          ------------------------
                                          David E. Sharbutt,
                                          President

                                    TEXAS TELECOMMUNICATIONS LP
                                    a Texas limited partnership



                                    By    ALAMOSA DELAWARE GP, L.L.C.
                                          a Delaware limited liability company,
                                          as the sole general partner


                                    By:
                                          ------------------------
                                          David E. Sharbutt
                                          President


                                    ALAMOSA WISCONSIN LIMITED
                                    PARTNERSHIP
                                    a Wisconsin limited partnership

                                    By    ALAMOSA WISCONSIN GP, L.L.C.
                                          a Delaware limited liability company,
                                          as the sole general partner


                                    By:
                                          ------------------------
                                          David E. Sharbutt
                                          President


                                    ROBERTS WIRELESS COMMUNICATIONS, LLC
                                    a Missouri limited liability company

                                    By    ALAMOSA HOLDINGS, LLC
                                          a Delaware limited liability company,
                                          as the sole equity holder


                                    By:
                                          ------------------------
                                          David E. Sharbutt
                                          President


                                    WASHINGTON OREGON WIRELESS, LLC
                                    a Delaware limited liability company

                                    By    ALAMOSA HOLDINGS, LLC
                                          a Delaware limited liability company,
                                          as the sole equity holder


                                    By:
                                          ------------------------
                                          David E. Sharbutt
                                          President



            Acknowledgment, Consent and Agreement of Guarantors

      Each of the undersigned Guarantors (i) has reviewed this Consent and Agreement, (ii) acknowledges, consents and agrees to the terms and provisions of this Consent and Agreement, particularly as they modify the price (as set forth in the Alamosa Management Agreements) pursuant to which Sprint PCS may purchase the Operating Assets under Sections 6 and 10 hereof, and as they require the Borrower, an Affiliate and their Related Parties to sell an Affiliate's Licenses under Section 6 hereof, and (iii) agrees to be bound by the terms and provisions of this Consent and Agreement and to take such action as is necessary to cause an Affiliate and its Related Parties to comply with the terms and provisions of this Consent and Agreement. Without limiting the generality of the foregoing, each of the Guarantors acknowledges and agrees that: (A) the right to appoint an Interim Manager is intended to allow the right and ability to preserve and/or protect the Collateral or its value and each Service Area Network or its value; (B) in the event of the sale of the Collateral by the Administrative Agent, the value of the Collateral may be dependent on the right of the Person purchasing the Collateral to assume or be a party to the Sprint Agreements and acknowledges that any sale of the Collateral in accordance with Sections 6 and 10 hereof, the other provisions of this Consent and Agreement and, to the extent not inconsistent with this Consent and Agreement, the Loan Documents, is agreed to be a commercially reasonable disposition of the Collateral by Administrative Agent; and (C) each Guarantor agrees to be liable for and to reimburse Sprint Spectrum or the Sprint Spectrum Designee all amounts expended by Sprint Spectrum or the Sprint Spectrum Designee under Section 11.6.3 of the Alamosa Management Agreements described in Sections 4(b) and 5(b) of this Consent and Agreement, to cause the Affiliates to perform their obligations under the Alamosa Sprint Agreements and this Consent and Agreement, and to guarantee the payment and performance of the obligations of the Affiliates under the Deferred Amount Note executed by the Affiliates on the date of this Consent and Agreement.


                                    ALAMOSA HOLDINGS, INC.
                                    a Delaware corporation


                                    By:
                                          ------------------------------
                                          David E. Sharbutt,
                                          President


                                    ALAMOSA PCS HOLDINGS, INC.
                                    a Delaware corporation


                                    By:
                                          ------------------------------
                                          David E. Sharbutt,
                                          President

                                    ALAMOSA (DELAWARE), INC.
                                    a Delaware corporation


                                    By:
                                           -----------------------------
                                           David E. Sharbutt
                                           President


                                    TEXAS TELECOMMUNICATIONS LP
                                    a Texas limited partnership

                                    By    ALAMOSA DELAWARE GP, L.L.C.
                                          a Delaware limited liability company,
                                          as the sole general partner


                                          By:
                                                ------------------------
                                                David E. Sharbutt
                                                President


                                    ALAMOSA WISCONSIN LIMITED
                                    PARTNERSHIP
                                    a Wisconsin limited partnership

                                    By    ALAMOSA WISCONSIN GP, L.L.C.
                                          a Delaware limited liability company,
                                          as the sole general partner


                                          By:
                                                ------------------------
                                                David E. Sharbutt
                                                President


                                    ROBERTS WIRELESS COMMUNICATIONS, LLC
                                    a Missouri limited liability company

                                    By    ALAMOSA HOLDINGS, LLC
                                          a Delaware limited liability company,
                                          as the sole equity holder


                                          By:
                                                ------------------------
                                                David E. Sharbutt
                                                President


                                    WASHINGTON OREGON WIRELESS, LLC
                                    a Delaware limited liability company

                                    By    ALAMOSA HOLDINGS, LLC
                                          a Delaware limited liability company,
                                          as the sole equity holder


                                          By:
                                                ------------------------
                                                David E. Sharbutt
                                                President